PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 10, 1997)

                                  $700,000,000
                                 (Approximate)

                       Advanta Mortgage Loan Trust 1997-2

              $165,800,000 6.80% Class A-1 Fixed Rate Certificates $109,900,000 7.05% Class A-2 Fixed Rate Certificates $10,500,000 7.30% Class A-3 Fixed Rate Certificates $44,445,000 7.60% Class A-4 Fixed Rate Certificates $36,855,000 7.25% Class A-5 Fixed Rate Certificates
              $280,000,000 Class A-6 Adjustable Rate Certificates
                        5.00% Class A-7IO Certificates*
              $13,650,000 7.55% Class M-1 Fixed Rate Certificates
              $24,150,000 7.70% Class M-2 Fixed Rate Certificates $14,700,000 8.05% Class B-1 Fixed Rate Certificates

             Mortgage Loan Asset-Backed Certificates, Series 1997-2

[ADVANTA LOGO]                                 [ADVANTA LOGO]
       Advanta Mortgage Conduit Services, Inc.        Advanta Mortgage Corp. USA

                Sponsor of the Trust                    Master Servicer

    The Advanta Mortgage Loan Asset-Backed Certificates, Series 1997-2 will consist of (i) the Class A-1 Fixed Rate Certificates (the "Class A-1 Certificates"), the Class A-2 Fixed Rate Certificates (the "Class A-2 Certificates"), the Class A-3 Fixed Rate Certificates (the "Class A-3 Certificates"), the Class A-4 Fixed Rate Certificates (the "Class A-4 Certificates"), the Class A-5 Fixed Rate Certificates (the "Class A-5 Certificates"), the Class A-6 Adjustable Rate Certificates (the "Class A-6 Certificates") and the Class A-7IO Certificates* (the "Class A-7IO Certificates") (collectively, the "Class A Certificates"), (ii) the Class M-1 Fixed Rate Certificates and the Class M-2 Fixed Rate Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B-1 Fixed Rate Certificates (the "Class B-1 Certificates", (together with the Mezzanine Certificates, the "Subordinate Certificates"), and (v) the residual class with respect to each REMIC held by the Trust (the "Class R Certificates"). Only the Class A Certificates and the Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.
                                                  (Cover continued on next page)

    See "Risk Factors" at page S-35 herein and at page 13 in the Prospectus, for a discussion of certain risk factors which should be considered by prospective investors in the Offered Certificates offered hereby.
                            ------------------------

   THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS ONLY IN THE TRUST CREATED BY THE POOLING AND SERVICING AGREEMENT AND DO NOT REPRESENT INTERESTS IN
  OR OBLIGATIONS OF ADVANTA MORTGAGE CONDUIT SERVICES, INC., ADVANTA MORTGAGE CORP. USA, THE TRUSTEE, OR ANY ORIGINATOR. NEITHER THE OFFERED CERTIFICATES NOR
    THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Offered Certificates will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor are anticipated to be approximately $703,340,455.00 from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, estimated to be $500,000. The Underwriters have agreed to reimburse the Sponsor with respect to certain of such expenses.

    The Offered Certificates are offered subject to receipt and acceptance by the underwriters (the "Underwriters") and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about June 17, 1997 only through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL").
------------
* Interest will be calculated on the Class A-7IO Certificates on the basis of a notional principal balance equal to the aggregate outstanding Principal Balance of the Class A-5 Certificates (the "Notional Principal Balance").

MORGAN STANLEY & CO.
            Incorporated

               J.P. MORGAN & CO.

                              LEHMAN BROTHERS

                                           SALOMON BROTHERS INC
May 22, 1997

    The Offered Certificates will represent undivided ownership interests in all monies due under the mortgage loans (the "Mortgage Loans") on or after June 1, 1997 (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans, funds on deposit in certain trust accounts and certain other property. On or prior to the Closing Date, the Sponsor will acquire the Mortgage Loans from certain affiliated and unaffiliated originators (respectively, the "Affiliated Originators" and the "Unaffiliated Originators") as described herein. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of June 1, 1997, among the Master Servicer, the Sponsor and Bankers Trust Company of California, N.A., as Trustee (the "Trustee").

    The assets of the Trust also will include a certificate guaranty insurance policy (the "Class A-6 Insurance Policy") from AMBAC Indemnity Corporation, which will unconditionally and irrevocably guarantee payment of amounts due to the Owners of the Class A-6 Certificates to the extent described herein.

                             [AMBAC  LOGO]

    The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Offered Certificates offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

    There currently is no secondary market for the Offered Certificates. The Underwriters intend to make a market in the Offered Certificates but have no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Notes are paid in full.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE OFFERED CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING."

    UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

    The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Offered Certificates offered pursuant to the Prospectus dated March 10, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048, and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                        REPORTS TO THE CERTIFICATEHOLDERS

         So long as the Offered Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Form of Securities" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Owners which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Trust will be formed to own the Mortgage Loans, and to issue the Certificates. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The consolidated financial statements of AMBAC Indemnity Corporation ("AMBAC" or the "Class A-6 Insurer") and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Commission on March 12, 1997, Commission File No. 1-10777) and the consolidated financial statements of AMBAC and its subsidiaries as of March 31, 1997 and for the periods ending March 31, 1997 and March 31, 1996 included in the Quarterly Report on Form 10-Q of AMBAC Inc. for the period ended March 31, 1997 (which was filed with the Commission on May 15, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of AMBAC and its subsidiaries included in documents filed by AMBAC Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The Sponsor will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to Advanta Mortgage Conduit Services, Inc., Attention: Law Department, 500 Office Center Drive, Suite 400, Fort Washington, Pennsylvania 19304, (215) 283-4200.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Defined Terms for the location in the Prospectus of the definitions of certain capitalized terms.

Issuer                           Advanta Mortgage Loan Trust 1997-2 (the
                                 "Trust").



Sponsor Advanta Mortgage Conduit Services, Inc., a Delaware corporation. The Sponsor's principal executive offices are located at 16875 West Bernardo Drive, San Diego, California 92127, and its phone number is (619) 674-1800.





Master Servicer                  Advanta Mortgage Corp. USA, a Delaware
                                 corporation. The Master Servicer's principal executive offices are located at 16875 West
                                 Bernardo Drive, San Diego, California 92127.



Originators                      The Mortgage Loans to be acquired by the Trust
                                 from the Sponsor will be acquired by the Sponsor from Affiliated Originators or from one or more Unaffiliated Originators.

                                 Certain of the Mortgage Loans have been
                                 acquired by the Sponsor in bulk acquisitions. See "The Mortgage Loan Pool" herein.


Class A-6 Insurer                AMBAC Indemnity Corporation, a
                                 Wisconsin-domiciled stock insurance company.

Trustee Bankers Trust Company of California, N.A., a national banking association (the "Trustee").

Cut-Off Date                     June 1, 1997 (opening of business).


Closing Date                     June 17, 1997.

The Certificates                 The Mortgage Loan Asset-Backed Certificates,
                                 Series 1997-2 (the "Certificates") will consist of the Offered Certificates and the Class R
                                 Certificates; the Class R Certificates are not offered hereby. The Certificates will be issued pursuant to the Pooling and Servicing
                                 Agreement. Only the Offered Certificates are offered hereby.

                                 The assets of the Trust will include two pools of closed-end mortgage loans secured by mortgages on one-to-four family residential properties to be conveyed to the Trust on the Closing Date. All of the Mortgage Loans in the fixed rate pool (the "Fixed Rate Group") and in the adjustable rate pool (the "Adjustable Rate Group" together with the Fixed Rate Group, "Groups" and each a "Group") have remaining terms to maturity of 30 years or less and are secured by Mortgages which may be either in a first or in a junior lien position, together with certain other rights.

                                 The Offered Certificates are issuable in original principal amounts of $1,000 and integral multiples thereof, except that one certificate for each Class (as defined below) of Offered Certificates may be issued in a lesser amount.


Pass-Through Rates
and Balances                     $700,000,000 Mortgage Loan Asset-Backed
                                 Certificates, Series 1997-2, to be issued in the following Classes (each, a "Class") and original Certificate Principal Balances (each, a "Certificate Principal Balance"), as set forth below:




                                                             Pass-Through      Original Certificate
                                    Class                        Rate               Balance
                                    -----                    ------------      --------------------
                                 Class A-1 Certificates          6.80%           $165,800,000
                                 Class A-2 Certificates          7.05%           $109,900,000
                                 Class A-3 Certificates          7.30%(1)        $ 10,500,000
                                 Class A-4 Certificates          7.60%(1)        $ 44,445,000
                                 Class A-5 Certificates          7.25%           $ 36,855,000
                                 Class A-6 Certificates          (2)             $280,000,000
                                 Class A-7IO Certificates        5.00%           (3)
                                 Class M-1 Certificates          7.55%(1)        $ 13,650,000
                                 Class M-2 Certificates          7.70%(1)        $ 24,150,000
                                 Class B-1 Certificates          8.05%(1)        $ 14,700,000

                                 (1) The Pass-Through Rate with respect to the Class A-3, Class A-4, Class M-1, Class M-2 and Class B-1 Certificates will on any Payment Date equal the lesser of (x) the Pass-Through Rate for such Class set forth above and (y) the Fixed Rate Group Available Funds Cap Rate applicable to such Payment Date.

                                 (2) On each Payment Date, the "Class A-6
                                 Pass-Through Rate" will be equal to the lesser of (x) with respect to any Payment Date which occurs on or prior to the Clean-up Call Date (as defined herein), LIBOR plus 0.24% per annum (the "Class A-6 Formula Pass-Through Rate") and for any Payment Date thereafter, LIBOR plus 0.48% per annum, and (y) the Adjustable Rate Group Available Funds Cap Rate applicable to such Payment Date.

                                 (3) Interest will be calculated on the Class
                                 A-7IO Certificates on each Payment Date on the basis of a Notional Principal Balance equal to
                                 (x) for the first 30 Payment Dates, the
                                 outstanding Certificate Principal Balance of the Class A-5 Certificates and (y) thereafter, zero, with the result that the Owners of the Class A-7IO Certificates will receive no distributions after the 30th Payment Date. Reference to the Notional Principal Balance of the Class A-7IO Certificates is solely for convenience with respect to certain calculations and does not represent the right to receive any distribution allocable to principal.

                                 The Pooling and Servicing Agreement defines the "Fixed Rate Group Available Funds Cap Rate," as of any Payment Date, to be an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Fixed Rate Group for the related Remittance Period minus (ii) the aggregate of the Servicing Fee and the Trustee's Fee, in each case relating to the Fixed Rate Group, on such Payment Date and minus (iii) an amount equal to the interest amount payable to the Class A-7IO Certificates divided by (b) the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months. As of any date of determination, the "Principal Balance" with respect to each Mortgage Loan, is the outstanding principal balance thereof.

                                 The Pooling and Servicing Agreement defines the "Adjustable Rate Group Available Funds Cap Rate," as of any Payment Date, to be an amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced) on all of the Mortgage Loans in the Adjustable Rate Group for the related Remittance Period minus (ii) the aggregate of the Servicing Fee, the Premium and the Trustee's Fee, in each case relating to the Adjustable Rate Group, on such Payment Date and minus (iii) commencing on the 10th Payment Date following the Closing Date, an amount equal to 0.75% per annum times the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group as of the beginning of such related Remittance Period, divided by (b) the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group immediately prior to such Payment Date, calculated on the basis of a 360 day year and the actual number of days elapsed.

                                 The excess, if any, of (x) the interest due on the Class A-6 Certificates on any Payment Date calculated at the Class A-6 Formula Pass-Through Rate applicable to such Class over
                                 (y) the interest due on the Class A-6
                                 Certificates calculated at the Adjustable Rate Group Available Funds Cap Rate applicable to such Payment Date is the "Supplemental

                                 Interest Amount" applicable to the Class A-6
                                 Certificates for such Payment Date.

                                 If, on any Payment Date, there is a
                                 Supplemental Interest Amount due, the Owners of certain of the Class R Certificates have agreed to pay such amount from the sources of funds specified in the Pooling and Servicing Agreement, including amounts which would otherwise be distributed to such Owners by the Trust on such Payment Date. If the full amount of the Supplemental Interest Amount is not paid on a Payment Date, then the unpaid amount will accrue interest at the Class A-6 Pass-Through Rate until such amount is paid. If the Master Servicer, acting directly or through a permitted designee, exercises its right to an optional termination ("Optional Termination"), the Supplemental Interest Amount may not be paid in full.

                                 The Class A-6 Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-6 Certificates address the likelihood of the payment of, any Supplemental Interest Amount.

                                 The Class A Certificates (other than the Class A-6 Certificates), the Mezzanine Certificates and the Class B-1 Certificates are collectively referred to as the "Fixed Rate Group Certificates" and the Class A-6 Certificates are also referred to as the "Adjustable Rate Group Certificates."

                                 On any date after the Closing Date, the
                                 "Aggregate Certificate Principal Balance" is the sum of the Certificate Principal Balance of all Classes of the Offered Certificates. The Aggregate Certificate Principal Balance for a particular Mortgage Loan Group is the sum of the Certificate Principal Balances of all Classes of the Offered Certificates relating to such Group.

The Mortgage Loans               The statistical information presented in this
                                 Prospectus Supplement concerning the pools of Mortgage Loans is as of May 9, 1997 (such date, the "Statistic Calculation Date"). The aggregate principal balance as of the Statistic
                                 Calculation Date for the Fixed Rate Group is
                                 $283,210,170.64 and with respect to the
                                 Adjustable Rate Group is $200,661,062.31. The
                                 Sponsor expects that the actual pools as of the Closing Date will represent approximately
                                 $420,000,000 in Mortgage Loans in the Fixed
                                 Rate Group and approximately $280,000,000 in Mortgage Loans in the Adjustable Rate Group.
                                 The additional Mortgage Loans will represent
                                 Mortgage Loans acquired or
                                 to be acquired by the Sponsor prior to the Closing Date. In addition, with respect to the pools as of the Statistic Calculation Date as to which statistical information is presented herein, some amortization of the Mortgage Loans in such pools will occur prior to the Closing
                                 Date. Certain loans included in the pools as of the Statistic Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of such characteristics as of the Closing Date in the final Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation
                                 Date as presented in this Prospectus
                                 Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $420,000,000 with respect to the Fixed Rate Group and approximately
                                 $280,000,000 with respect to the Adjustable
                                 Rate Group) the Sponsor will reduce the size of the offering (which, if such reduction relates to the Fixed Rate Group Certificates, will be a pro rata reduction in each class of Offered
                                 Certificates); the Sponsor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur among the Class sizes.

                                 Unless otherwise noted, all statistical
                                 percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Statistic Calculation Date.

                                 The Mortgage Loans will be predominantly home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms, (y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. The Mortgage Loans to be sold to the Trust by the Sponsor consisted, as of the Statistic Calculation Date, of 6,439 Mortgages and the related Notes on one-to-four family residential properties, including investment properties (which may be condominiums, townhouses or homes in one-to-four family residences), located in 49 states and the District of Columbia. The Mortgage Loans are secured by Mortgages of which 95.22% by principal balance as of the Statistic

                                 Calculation Date are first mortgages or deeds of trust and 4.78% by principal balance as of the Statistic Calculation Date are secured by junior mortgages or deeds of trust. The Mortgage Loans are all closed-end mortgage loans in that the mortgagee is not required to make future advances thereunder.

                                 Less than 0.10% of the Mortgage Loans are insured by primary mortgage insurance policies. There is no pool insurance insuring any of the Mortgage Loans.

                                 The Mortgage Loans are not guaranteed by the Sponsor, the Master Servicer, any Affiliated Originator or Unaffiliated Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Master Servicer in accordance with accepted servicing practices and with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "Description of the Securities -- Collection and Other Servicing Procedures" in the Prospectus.

Final Scheduled Payment Dates    The final scheduled Payment Dates (the "Final
                                 Scheduled Payment Dates") for each of the respective Classes of Offered Certificates are as described below, although it is anticipated that the actual final Payment Date for each Class (other than the Class A-7IO Certificates) will occur earlier than the Final Scheduled
                                 Payment Date. See "Prepayment and Yield
                                 Considerations" herein.

                                                                         Final Scheduled
                                       Class                               Payment Date
                                       -----                               ------------
                                Class A-1 Certificates:                       2/25/12
                                Class A-2 Certificates:                       5/25/21
                                Class A-3 Certificates:                      10/25/22
                                Class A-4 Certificates:                       6/25/27
                                Class A-5 Certificates:                       6/25/27
                                Class A-6 Certificates:                       5/25/27
                                Class A-7IO Certificates                      6/25/27
                                Class M-1 Certificates:                       6/25/27
                                Class M-2 Certificates:                       6/25/27
                                Class B-1 Certificates:                       6/25/27

Distributions--General           On the 25th day of each month, or, if such day
                                 is not a Business Day, then the next succeeding
                                 Business Day, commencing July 25, 1997 (each such day being a "Payment

                                 Date"), the Trustee will be required, subject to the availability of amounts therefor and, pursuant to the cashflow priorities hereinafter described, to distribute to the Owners of the Fixed Rate Group Certificates of record as of the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owner of the Adjustable Rate Group Certificates of record as of the Business Day immediately preceding such Payment Date (each such date, the "Record Date") the Class Distribution Amount for the related Class. The "Class Distribution Amount" shall be an amount equal to the sum of (x) the related Current Interest (as defined below) for such Class, (y) the related Interest Carry Forward Amount and (z) except in the case of the Class A-7IO Certificates, the related Principal Distribution Amount (as defined herein) for such Class. A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

                                 "Current Interest" with respect to each Class of Offered Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Certificate Principal Balance of the related Class of Offered Certificates or, in the case of the Class A-7IO Certificates, on the Notional Principal Balance of the Class A-7IO Certificates plus (ii) with respect to the Class A-6 Certificates only, the Preference Amount (as defined herein) as it relates to interest previously paid on the Class A-6 Certificates prior to such Payment Date. The Current Interest does not include any Supplemental Interest Amounts or any Interest Carry Forward Amount.

                                 The "Interest Carry Forward Amount" with respect to any Class of the Offered Certificates for any Payment Date is the sum of
                                 (x) the amount, if any, by which (i) the Current Interest for such Class as of the immediately preceding Payment Date plus any Interest Carry Forward Amount for such Class and outstanding on such immediately preceding Payment Date exceeded (ii) the amount of the actual distribution with respect to interest made to the Owners of such Class of Offered Certificates on such immediately preceding Payment Date plus (y) interest on such amount calculated for the related Accrual Period at the related Pass-Through Rate in effect with respect to such Class of Offered Certificates.

                                 For each Payment Date, interest due with respect to the Fixed Rate Group Certificates will be interest which has accrued on the related Certificate Principal Balance during the calendar month immediately preceding the month in which such Payment Date occurs. Calculations of interest on the Fixed Rate Group Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

                                 The interest due with respect to the Adjustable Rate Group Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the date prior to the current Payment Date. Calculations of interest on the Adjustable Rate Group Certificates will be made on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

                                 Each period referred to above relating to the accrual of interest is the "Accrual Period" for the related Class of Offered Certificates.

Interest On each Payment Date, the Interest Remittance Amount with respect to the related Mortgage Loan Group will be distributed in the following order of priority:

                                 First, to the Trustee, the trustee's fee (the "Trustee's Fee");

                                 Second, with respect to the Adjustable Rate
                                 Group, the premium then due to the Class A-6
                                 Insurer (the "Premium");

                                 Third, to the Owners of the Class A
                                 Certificates related to such Mortgage Loan
                                 Group, the related Class A Current Interest plus the Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Remittance Amount less the Trustee's Fee (and less the Premium with respect to the Adjustable Rate Group only) (such amount, the "Interest Amount Available") is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of such shortfall will be carried forward with accrued interest;

                                 Fourth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class M-1 Certificates, the Class M-1 Current Interest;

                                 Fifth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class M-2 Certificates, the Class M-2 Current Interest;

                                 Sixth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class B-1 Certificates, the Class B-1 Current Interest; and

                                 Seventh, the sum of (x) the amount, if any, of the Interest Amount Available remaining in the Certificate Account with respect to such Mortgage Loan Group after application with respect to the priorities set forth above plus
                                 (y) the amount of any Overcollateralization
                                 Release Amount (as defined herein) with respect to such Mortgage Loan Group for such Payment Date (such amounts, together for such Mortgage Loan Group, the "Monthly Excess Cashflow Amount" for a Payment Date) shall be applied as described below under "Credit
                                 Enhancement--Application of Monthly Excess
                                 Cashflow Amounts" in this Summary.

                                 The "Interest Remittance Amount" means, with respect to each Mortgage Loan Group, as of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected, or advanced, by the Master Servicer during or in respect of the related Remittance Period on the Mortgage Loans in such Mortgage Loan Group (less the Servicing Fee), (ii) all Compensating Interest paid by the Master Servicer on such Monthly Remittance Date with respect to such Mortgage Loan Group and (iii) the portion of any Substitution Amount relating to interest with respect to such Mortgage Loan Group.

Principal                        GENERAL. The Fixed Rate Group Certificates and
                                 the Adjustable Rate Group Certificates will generally receive principal distributions on each Payment Date which are based on principal collections and Realized Losses (to the extent that Monthly Excess Interest Amounts are available), with respect to the related
                                 Mortgage Loan Group. In addition, the
                                 overcollateralization feature of the Trust results in accelerated payments of principal with respect to each Mortgage Loan Group to achieve, and thereafter maintain, a specified level of overcollateralization with respect to such Mortgage Loan Group. Such accelerated principal will generally be funded from excess interest with respect to the related Mortgage Loan Group.

                                 With respect to each Mortgage Loan Group, the following terms have the following meanings:

                                    "Class A Principal Distribution Amount" as of any Payment Date means (X) with respect to the Fixed Rate Group (a) prior to the related Stepdown Date or with respect to which a Fixed Rate Group Trigger Event is in effect, 100% of the Principal Distribution Amount for the Fixed Rate Group and (b) on or after the related Stepdown Date and as long as a Fixed Rate Group Trigger Event is not in effect, (x) the aggregate Certificate Principal Balance of the Class A Certificates related to the Fixed Rate Loan Group immediately prior to such Payment Date minus (y) the product of (i) 69.70% and (ii) the outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period and (Y) with respect to the Adjustable Rate Group, 100% of the Principal Distribution Amount for the Adjustable Rate Group.

                                    "Extra Principal Distribution Amount" means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the Monthly Excess Interest Amount for such Mortgage Loan Group and Payment Date and (y) the Overcollateralization Deficiency for such Mortgage Loan Group and Payment Date.

                                    A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                    A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 18th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in the month following the month in which the Closing Date occurs.

                                    "Overcollateralization Amount" means with respect to a Mortgage Loan Group and as of any Payment Date the difference between (x) the Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Remittance Period and (y) the Certificate Principal Balance of all Classes of Offered Certificates related to such Mortgage Loan Group (after taking into account all distributions of principal on such Payment
                                    Date).

                                    "Overcollateralization Deficiency" means, for a Mortgage Loan Group and as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date over (y) the Overcollateralization Amount for such Mortgage Loan Group and Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the Certificate Principal Balance of all Classes of the Offered Certificates related to such Mortgage Loan Group resulting from the distribution of the related Principal Remittance Amount (but not the related Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any related Applied Realized Loss Amount on such Payment Date.

                                    "Overcollateralization Release Amount"
                                    means, for a Mortgage Loan Group and as of any Payment Date, the lesser of (x) the related Principal Remittance Amount for such Payment Date and (y) the excess of (i) the related Overcollateralization Amount for such Payment Date, assuming that 100% of the related Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Offered Certificates related to such Mortgage Loan Group and (ii) the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date.

                                    "Principal Distribution Amount" means, with respect to either Mortgage Loan Group and as of any Payment Date, the sum of (i) the Principal Remittance Amount with respect to such Mortgage Loan Group minus, for Payment Dates occurring on and after the related Stepdown Date (and, with respect to the Fixed Rate Group, as to which a Fixed Rate Group Trigger Event is not in effect), the Overcollateralization Release Amount with respect to such Mortgage Loan Group, if any, and (ii) the Extra Principal Distribution Amount with respect to such Mortgage Loan Group, if any and
                                    (iii) in the case of the Adjustable Rate
                                    Group only, the principal portion of any Insured Payment (as defined herein) made by the Class A-6 Insurer.

                                    "Principal Remittance Amount" means, for a Mortgage Loan Group and as of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer on the Mortgage Loans in such Mortgage Loan Group during the related Remittance Period, (ii) the Principal Balance of each Mortgage Loan in such Mortgage Loan Group that was repurchased from the Trust during the related Remittance Period, (iii) any Substitution Amount relating to principal delivered by the Sponsor in connection with a substitution of a Mortgage Loan in such Mortgage Loan Group during the related Remittance Period, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer during the related Remittance Period with respect to Mortgage Loans in such Mortgage Loan Group (to the extent such Net Liquidation Proceeds related to principal).

                                    The "Remittance Period" with respect to any Monthly Remittance Date is the calendar month immediately preceding the calendar month in which the Monthly Remittance Date occurs.

                                    "Stepdown Date" means, (i) with respect to the Fixed Rate Group, the latest to occur of
                                    (x) the Payment Date in July 2000, (y) the date on which principal equal to 50% of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date has been received by the Trust and (z) the first Payment Date on which the Fixed Rate Group Senior Enhancement Percentage equals 30.30%, and (ii) with respect to the Adjustable Rate Group, the later to occur of (x) the 30th Payment Date from the Closing Date and (y) the date on which principal equal to 50% of the aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-Off Date have been received by the Trust.

                                    "Targeted Overcollateralization Amount"
                                    means, for the Fixed Rate Group and as of any Payment Date, (x) prior to the related Stepdown Date, in the case of the Fixed Rate Group, 2.65% of the initial Certificate Principal Balance of the Fixed Rate Group Certificates and (y) on and after the related Stepdown Date, the greater of (i) in the case of the Fixed Rate Group, (a) if no Fixed Rate Group Trigger Event is in effect, 5.30% of the aggregate outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group or
                                    (b) if a Fixed Rate Group Trigger Event is in effect, 2.65% of the initial Certificate Principal Balance of the Fixed Rate Group Certificates, in each case as of the last day of the related Remittance Period and
                                    (ii) $2,100,000 in the case of the Fixed
                                    Rate Group and in the case of the Adjustable
                                    Rate Group, an amount required by the Class
                                    A-6 Insurer pursuant to the Pooling and
                                    Servicing Agreement.

                                 ADJUSTABLE RATE GROUP-PRINCIPAL DISTRIBUTIONS. On each Payment Date, principal will be distributed to the Owners of the Class A-6 Certificates in an amount equal to the Adjustable Rate Group Principal Distribution Amount until the Class A-6 Certificate Principal Balance has been reduced to zero.

                                 FIXED RATE GROUP-PRINCIPAL DISTRIBUTIONS. With respect to the Fixed Rate Group and on each Payment Date (a) before the related Stepdown Date or (b) with respect to which a Fixed Rate Group Trigger Event is in effect, Owners of the Class A Fixed Rate Group Certificates (other than the Class A-7IO Certificates) will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date as follows: first, to the Owners of the Class A-5 Certificates, the Class A-5 Lockout Distribution Amount and then to the Owners of the Class A Fixed Rate Group Certificates (other than the Class A-7IO Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Fixed Rate Group Certificates has been reduced to zero.

                                 In addition to the terms defined above, the discussion below makes use of a number of defined terms which are defined under "Description of the Offered
                                 Certificates--Distributions" herein.

                                 With respect to the Fixed Rate Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Fixed Rate Group Trigger Event is not in effect and is not continuing, the Owners of all Classes of the Fixed Rate Group Certificates (other than the Class A-7IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Fixed Rate Group as follows:

                                    First, the lesser of (x) the Fixed Rate
                                    Group Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-5 Certificates, in an amount equal to the Class A-5 Lockout Distribution Amount, with the remainder paid to the Owners of the Class A Fixed Rate Group Certificates (other than the Class A-7IO Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Fixed Rate Group Certificates has been reduced to zero;

                                    Second, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Fixed Rate Group Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                                    Third, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Fixed Rate Group Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                                    Fourth, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Fixed Rate Group Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount shall be distributed to the Owners of the Class B-1 Certificates, until the Class B-1 Certificate Principal Balance has been reduced to zero; and,

                                    Fifth, the lesser of (x) any amount of the Fixed Rate Group Principal Distribution Amount with respect to the Fixed Rate Group remaining after making all of the distributions in clauses First, Second, Third and Fourth above and (y) the positive difference, if any, of (A) $2,100,000 minus
                                    (B) the Target Overcollateralization Amount for the Fixed Rate Group for such Payment Date shall be applied as a payment of principal with respect to the Subordinate Certificates in reverse order of seniority (i.e., first to the Class B-1 Certificates, second to the Class M-2 Certificates, third to the Class M-1 Certificates and fourth, to the Class A Fixed Rate Group Certificates) until their respective Certificate Principal Balances have been reduced to zero; and

                                    Sixth, any amount of the Principal
                                    Distribution Amount with respect to the
                                    Fixed Rate Group remaining after making all of the distributions in clauses First, Second, Third, Fourth and Fifth above shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group and shall be applied as described below under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts" in this summary.

                                 Notwithstanding the foregoing, in the event that the Certificate Principal Balance of all of the Class A Fixed Rate Group Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Fixed Rate Group Certificates will be distributed to the Subordinate Certificates sequentially in the following order: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates and third, to the Class B-1 Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B-1 Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the Class B-1 Certificates.

                                 The Class A Fixed Rate Group Certificates
                                 (other than the Class A-5 Certificates and the Class A-7IO Certificates) are "sequential pay" classes such that the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced




                                      S-18S
                                 to zero, the Owners of the Class A-3
                                 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount related to the Fixed Rate Group is zero, any amounts of principal payable to the Owners of the Class A Fixed Rate Group Certificates on such Payment Date shall be distributed pro rata and not sequentially.

                                 The Owners of the Class A-5 Certificates are entitled to receive payments of the Class A-5 Lockout Distribution Amount specified herein; provided, that if on any Payment Date the Class A-4 Certificate Principal Balance is zero, the Owners of the Class A-5 Certificates will be entitled to receive the entire Class A Principal Distribution Amount for such Payment Date.

                                 The "Class A-5 Lockout Distribution Amount" for any Payment Date will be the product of (i) the applicable Class A-5 Lockout Percentage for such Payment Date and (ii) the Class A-5 Lockout Pro Rata Distribution Amount for such Payment Date.

                                 The "Class A-5 Lockout Percentage" for each
                                 Payment Date is as follows:

                                    Payment Dates                                 Lockout Percentage
                                    -----------------------                       ------------------
                                    July 1997 - June 2000                                  0%
                                    July 2000 - June 2002                                 45%
                                    July 2002 - June 2003                                 80%
                                    July 2003 - June 2004                                100%
                                    July 2004 and thereafter                             300%


                                 In no event shall the Class A-5 Lockout
                                 Distribution Amount for a Payment Date exceed the Principal Distribution Amount for the Fixed Rate Group for such Payment Date.

                                 The "Class A-5 Lockout Pro Rata Distribution
                                 Amount" for any Payment Date will be an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5 Certificates immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates relating to the Fixed Rate Group immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date.

                                 The Class A-7IO Certificates are interest-only certificates and are not entitled to receive distributions of principal.

                                 A "Fixed Rate Group Trigger Event" has occurred with respect to the Fixed Rate Group and a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in the Fixed Rate Group by (y) the aggregate outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the immediately preceding Remittance Period equals or exceeds 50% of the Fixed Rate Group Senior Enhancement Percentage.

                                 "Class M-1 Principal Distribution Amount" means, with respect to the Fixed Rate Group and as of any Payment Date on or after the related Stepdown Date and as long as a Fixed Rate Group Trigger Event is not in effect, the excess of
                                 (x) the sum of (i) the aggregate Certificate
                                 Principal Balance of the Class A Fixed Rate
                                 Group Certificates (after taking into account the payment of the Class A Principal Distribution Amount for the Fixed Rate Group on such Payment Date) and (ii) the Class M-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the product of
                                 (i) 76.20% and (ii) the outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period.

                                 "Class M-2 Principal Distribution Amount" means, with respect to the Fixed Rate Group and as of any Payment Date on or after the Stepdown Date and as long as a Fixed Rate Group Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Fixed Rate Group Certificates (after taking into account the payment of the Class A Principal Distribution Amount for the Fixed Rate Group on such Payment
                                 Date), (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment Date) and (iii) the Class M-2 Certificate Principal Balance immediately prior to such Payment Date over (y) the product of
                                 (i) 87.70% and (ii) the outstanding aggregate Principal Balance of the

                                 Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period.

                                 "Class B-1 Principal Distribution Amount" means, with respect to the Fixed Rate Group and as of any Payment Date on or after the Stepdown Date and as long as a Fixed Rate Group Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Fixed Rate Group Certificates related to the Fixed Rate Group (after taking into account the payment of the Class A Principal Distribution Amount for the Fixed Rate Group on such Payment Date), (ii) the Class M-1 Certificate Principal Balance (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Payment Date), (iii) the Class M-2 Certificate Principal Balance (after taking into account the payment of the Class M-2 Principal Distribution Amount on such date) and (iv) the Class B-1 Certificate Principal Balance immediately prior to such Payment Date over (y) the product of (i) 94.70% and (ii) the outstanding aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period.

                                 "Fixed Rate Group Senior Enhancement
                                 Percentage" with respect to any Payment Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and
                                 (ii) the Fixed Rate Group Overcollateralization Amount, in each case after taking into account the distribution of the Fixed Rate Group Principal Distribution Amount on such Payment Date by (y) the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Remittance Period.

                                 "Fixed Rate Group Senior Specified Enhancement Percentage" means, on any date of determination thereof, 30.30%.

Credit Enhancement               FIXED RATE GROUP. The Credit Enhancement
                                 provided for the benefit of the Owners of the Class A Fixed Rate Group Certificates consists of the subordination of the Subordinate
                                 Certificates, the priority of application of Realized Losses, and the application of the Fixed Rate Monthly Excess Cashflow Amounts.

                                 The initial aggregate Certificate Principal
                                 Balance of the Subordinate Certificates related to the Fixed Rate Group will equal 12.50% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates.

                                 ADJUSTABLE RATE GROUP. The Credit Enhancement provided for the benefit of the Owners of the Class A-6 Certificates consists of the Class A-6 Insurance Policy, the application of the Adjustable Rate Group Monthly Excess Cashflow Amounts and the cross-collateralization feature of the Trust. The Class A-6 Certificates will have the benefit of certain levels of overcollateralization as required by the Class A-6 Insurer.

                                 Application of Realized Losses (Fixed and
                                 Adjustable Rate Groups). The Pooling and
                                 Servicing Agreement provides that if a Mortgage Loan becomes a liquidated loan ("Liquidated Loan") during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Principal Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount). In the case of the Fixed Rate Group, any remaining deficiency after absorption by the Class R Certificates will be absorbed, second, by the Owners of the Class B-1 Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates. In the case of the Adjustable Rate Group, any remaining deficiency will be covered by the Class A-6 Insurance Policy.

                                 To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

                                 The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the related Overcollateralization Amount.

                                 If, on any Payment Date and with respect to either Mortgage Loan Group, after taking into account all Realized Losses experienced with respect to such Mortgage Loan Group during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to the related Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), such excess is an "Applied Realized Loss Amount" with respect to the related Group. In the case of the Fixed Rate Group, such an Applied Realized Loss Amount will be applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B-1 Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). In the case of the Adjustable Rate Group, the Trustee will make a claim under the Class A-6 Insurance Policy with respect to an Applied Realized Loss Amount with respect to the Adjustable Rate Group. The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

                                 Once the Certificate Principal Balance of a
                                 Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B-1 Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

                                 Application of Monthly Excess Cashflow Amounts -- Overcollateralization Mechanics (Fixed and Adjustable Rate Groups). The weighted average net coupon rate ("Coupon Rate") for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in Overcollateralization. This excess interest for a Remittance Period and with respect to a Mortgage Loan Group, together with interest on the related Overcollateralization Amount itself, on the related Payment Date is the "Monthly Excess Interest Amount" for such Payment Date and Mortgage Loan Group.

                                 The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown
                                 Date) $11,130,000 with respect to the Fixed
                                 Rate Group and, with respect to the Adjustable Rate Group, an amount required by the Class A-6 Insurer. Since the actual level of the Overcollateralization Amount with respect to each Mortgage Loan Group as of the Closing Date is less than the related Targeted Overcollateralization Amount, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group will increase to the level of the related Targeted
                                 Overcollateralization Amount.

                                 If, once the Targeted Overcollateralization
                                 Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Principal Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization
                                 Amount at the then-required Targeted
                                 Overcollateralization Amount.

                                 On and after the related Stepdown Date, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below their initial levels (which, in the case of the Fixed Rate Group is $11,130,000, and which, in the case of the Adjustable Rate Group, is an amount required by the Class A-6 Insurer) to levels equal to specified percentages (which in the case of the Fixed Rate Group is 5.30%, and which, in the case of the Adjustable Rate Group is a level required by the Class A-6 Insurer) of the then current aggregate outstanding Principal Balance of the related Mortgage Loan Group (subject to a floor of $2,100,000 for the Fixed Rate Group and, with respect to the Adjustable Rate Group, an amount required by the Class A-6 Insurer) and, provided, further, that, in the case of the Fixed Rate Group, if a Fixed Rate Group Trigger Event is in effect, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group will be its original $11,130,000 level. If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "stepdown" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Principal Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan

                                 Group. The amount of such releases are the "Overcollateralization Release Amounts."

                                 A. On any Payment Date, the sum of the Fixed Rate Group Monthly Excess Interest Amount and the Fixed Rate Group
                                       Overcollateralization Release Amount is
                                       the Fixed Rate Group Monthly Excess
                                       Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

                                 (1)   to fund the Class A Interest Carry
                                       Forward Amount, if any, with respect to
                                       the Fixed Rate Group;

                                 (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the Fixed Rate Group;

                                 (3)   to fund the Class M-1 Interest Carry
                                       Forward Amount, if any;

                                 (4)   to fund the Class M-1 Realized Loss
                                       Amortization Amount for such Payment
                                       Date, if any;

                                 (5)   to fund the Class M-2 Interest Carry
                                       Forward Amount, if any;

                                 (6)   to fund the Class M-2 Realized Loss
                                       Amortization Amount for such Payment
                                       Date, if any;

                                 (7)   to fund the Class B-1 Interest Carry
                                       Forward Amount, if any;

                                 (8)   to fund the Class B-1 Realized Loss
                                       Amortization Amount for such Payment
                                       Date, if any;

                                 (9) to fund any amounts listed in clauses (1) and (2) above for such Payment Date with respect to the Adjustable Rate Group to the extent that such amounts have not been funded in full through the application of the Adjustable Rate Group's Monthly Excess Cashflow Amount on such Payment Date; and

                                 (10) to the Master Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances including
                                       Nonrecoverable Delinquency Advances and
                                       Nonrecoverable Servicing Advances.

                                 B.    On any Payment Date, the sum of the
                                       Adjustable Rate Group Monthly Excess
                                       Interest Amount and the Adjustable Rate
                                       Group Overcollateralization Release
                                       Amount is the Adjustable Rate Group
                                       Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

                                 (1)   to fund the Class A Interest Carry
                                       Forward Amount, if any, with respect to
                                       the Adjustable Rate Group;

                                 (2)   to reimburse the Class A-6 Insurer for
                                       prior, unreimbursed Insured Payments,
                                       subject to certain limits;

                                 (3) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the Adjustable Rate Group;

                                 (4)   to reimburse the Class A-6 Insurer for
                                       any remaining prior, unreimbursed Insured
                                       Payments;

                                 (5) to the Master Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances including
                                       Nonrecoverable Delinquency Advances and
                                       Nonrecoverable Servicing Advances; and

                                 (6)   to make payment of any Supplemental
                                       Interest Amount then due to the Owners of the Class A-6 Certificates or otherwise to fund a distribution to Owners of the Class R Certificates.

                                 A consequence of the foregoing rules with respect to the application of Monthly Excess Cashflow is that the Adjustable Rate Group benefits from a limited amount of cross-collateralization from the Fixed Rate Group (as provided in clause A(9) above), although the Fixed Rate Group does not benefit from any corresponding cross- collateralization from the Adjustable Rate Group.

                                 Subordination of Subordinate Certificates
                                 (Fixed Rate Group). The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans in the Fixed Rate Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Fixed Rate Group Certificates. This subordination is intended to enhance the likelihood of regular receipt by the

                                 Owners of the Class A Fixed Rate Group
                                 Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against the Fixed Rate Group.

                                 The protection afforded to the Owners of the Class A Fixed Rate Group Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Fixed Rate Group Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Fixed Rate Group Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and the Class R Certificates.

                                 In addition, the rights of the Owners of the Class M-2, Class B-1 and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Fixed Rate Group Certificates and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Fixed Rate Group Certificates and the Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

                                 The rights of the Owners of the Class B-1 and the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A Fixed Rate Group Certificates, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Fixed Rate Certificates.

                                 The Class A-6 Insurance Policy. The Sponsor will obtain a certificate insurance policy (the "Class A-6 Insurance Policy"), with respect to the Class A-6 Certificates, which is noncancelable, in favor of the Trustee on behalf of the Owners of the Class A-6 Certificates. On each Payment Date, the Class A-6 Insurer will be required to make available to the Trustee the amount, if any, by which the Class A-6 Required Payments exceed the Net Available Distribution Amount as of such Payment Date. The Class

                                 A-6 Insurance Policy does not guarantee to owners of the Class A-6 Certificates any specified rate of Prepayments. See "The Class A-6 Insurance Policy" and "The Class A-6 Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

                                 The Subordinate Certificates do not support the Class A-6 Certificates and the Class A-6 Insurance Policy does not guarantee any payments of principal and interest of the Fixed Rate Group Certificates.

Nature of Class A-7IO            General Character as an Interest-Only Security.
Certificates:                    As the owners of interest-only strip
                                 securities, the Owners of the Class A-7IO
                                 Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-7IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in the Fixed Rate Group to a greater degree than will the Owners of the other Classes of Fixed Rate
                                 Group Certificates. In addition, the Notional
                                 Principal Balance applicable to interest calculations on the Class A-7IO Certificates is
                                 (x) through the 30th Payment Date, the Class
                                 A-5 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-5
                                 Certificates will amortize in accordance with the distribution of the Class A-5 Lockout
                                 Distribution Amount, the performance of the Class A-7IO Certificates is likely to be more stable than if such Notional Principal Balance were calculated using the underlying Fixed Rate
                                 Group Mortgage Loans directly, and
                                 consequently, the yield sensitivity of such Certificates will only be impacted at extremely high CPRs. In addition, since the pool of Fixed
                                 Rate Mortgage Loans as of the Statistic
                                 Calculation Date contains 4,518 Mortgage Loans, the prepayment experience of any one of the Fixed Rate Mortgage Loans will not be material to an investor's overall return.

                                 In general, losses due to limitations,
                                 repurchases by the Master Servicer and other dispositions of Fixed Rate Mortgage Loans from the Trust will have the same effect on the Owners of the Class A-7IO Certificates as do prepayments of principal and are collectively referred to as "Prepayments."

                                 Generally, because the yield to the Owners of the Class A- 7IO Certificates is more sensitive to rates of prepayment, it is advisable for potential investors in the Class A-7IO

                                 Certificates to consider carefully, and to make their own evaluation of, the effect of any particular assumption regarding the rates and the timing of prepayments. In general, when interest rates decline, prepayments in a pool of receivables such as the Fixed Rate Mortgage Loans will increase as borrowers seek to refinance at lower rates. This will have the effect of reducing the future stream of payments available to an owner of an interest-only security based on such receivables pool, thus adversely affecting such investor's yield. Conversely, when interest rates increase, prepayments will tend to decrease (because attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may not decline as rapidly as originally anticipated, thus positively affecting such investor's yield. Since the amortization of the Class A-7IO Certificates is tied to the Notional Principal Balance, and the Notional Principal Balance will amortize in accordance with the distribution of the Class A-5 Lockout Distribution Amount, the performance of the Class A-7IO Certificates is expected to be more stable as described herein. See "Prepayment and Yield Considerations -- Yield Sensitivity of the Class A-7IO Certificates" herein for other factors which may also influence prepayment rates.

                                 Applicability of Credit Enhancement to the Class A-7IO Certificates. As described above under "Credit Enhancement," the Trust includes provisions which subordinate the distributions on the Subordinate Certificates and the Class R Certificates for each Payment Date for the purpose, inter alia, of funding the full amount used on each Class of the Class A Fixed Rate Certificates, including the Class A-7IO Certificates, on each Payment Date.

                                 In general, the protection afforded by such subordination and overcollateralization features is for credit risk and not for prepayment risk. These features do not guarantee or insure that any particular rate of prepayment is experienced by the Trust. If the entire pool of Fixed Rate Mortgage Loans were to prepay in the initial month, with the result that the Owners of the Class A-7IO Certificates receive only a single month's interest and thus suffer a nearly complete loss on their investments, no amounts would be available from the overcollateralization feature to mitigate such loss.

                                 Accrual of "Original Issue Discount." The Class A-7IO Certificates will be issued with "original issue discount" within the meaning of the Code. As a result, in certain rapid prepayment environments the effect of the rules governing the accrual of original issue discount may require Owners of the Class A-7IO Certificates to accrue original issue discount at a rate in excess of the rate at which distributions are received by such Owners. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Delinquency Advances,            The Master Servicer will be obligated to make
Compensating Interest and        Delinquency Advances to the extent that such
Servicing Advances               Delinquency Advances, in the Master Servicer's
                                 reasonable judgment, are recoverable from the related Mortgage Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance, (ii) Liquidation
                                 Proceeds for such Mortgage Loan and (iii) from certain excess cash flows not applied for any other purpose. "Delinquency Advances" are amounts deposited in the Principal and Interest
                                 Account by the Master Servicer equal to the sum of the interest portions (net of the Servicing
                                 Fees and certain other administrative amounts, if any) due, but not collected with respect to delinquent Mortgage Loans during the related
                                 Remittance Period. No Delinquency Advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master
                                 Servicer, such Delinquency Advance would not ultimately be recoverable from the related
                                 Mortgage Loan (any such advance, a
                                 "Nonrecoverable Delinquency Advance"); and if previously made by the Master Servicer, a Nonrecoverable Delinquency Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distributions being made to Certificateholders.

                                 The Master Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. No Servicing Advance will be required to be made by Master Servicer, if in the good faith judgment of the Master Servicer, such Servicing Advance would not be recoverable from the related Mortgage Loan (any such advance, a "Nonrecoverable Servicing Advance"); and if previously made by the Master Servicer, a Nonrecoverable Servicing Advance will be reimbursable from any amounts in the Principal and Interest Account prior to any distribution being made to Certificateholders.

                                     In addition, the Master Servicer will also be required to deposit Compensating Interest in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor. "Compensating Interest" is an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's coupon rate on the principal balance as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan. The Master Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer for such Remittance Period.

Book-Entry Registration              The Offered Certificates will initially be
of the Offered Certificates          issued in book-entry form. Persons
                                     acquiring beneficial ownership interests in such Offered Certificates ("Beneficial
                                     Owners") may elect to hold their interests through DTC, in the United States, or CEDEL or Euroclear in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the rules and operating procedures of the relevant system. See "Description of the Offered
                                     Certificates -- Book-Entry Registration of the Offered Certificates" herein, and
                                     "Description of the Certificates--
                                     Book-Entry Registration" in the Prospectus.

Servicing Fee                        Advanta Mortgage Corp. USA
                                     will retain a Servicing Fee
                                     equal to 0.50% per annum.


Optional Termination                 The Master Servicer, acting directly or
                                     through a permitted designee, will have the right to purchase from the Trust all the Mortgage Loans then held by the Trust at a price at least equal to par plus accrued interest net of the Servicing Fee and any amounts owed to the Master Servicer, on any Remittance Date after the Remittance Period during which the outstanding aggregate principal balances of the Mortgage Loans in the Trust had declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date. The first such Remittance Date on which such option may be exercised is the "Clean-up
                                     Call Date".

Ratings It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's"). Fitch

Investors Service, L.P. ("Fitch") and Standard & Poor's Corporation ("Standard & Poor's") as set forth below:

                                                            Standard
                      Moody's           Fitch               & Poor's
Class                 Rating            Rating              Rating
-----                 ------            ------              ------

Class A-1             Aaa               AAA                     AAA

Class A-2             Aaa               AAA                     AAA

Class A-3             Aaa               AAA                     AAA

Class A-4             Aaa               AAA                     AAA

Class A-5             Aaa               AAA                     AAA

Class A-6             Aaa               AAA                     AAA

Class A-7IO           Aaa               AAA                    AAAr

Class M-1             Aa2               AA                      AA

Class M-2             A2                A                        A

Class B-1             Baa2              BBB                     BBB

                                     A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. The "r" of the "AAAr" rating of the Class A-7IO Certificates by Standard's Poor's is attached to highlight derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The Class A-6 Insurer does not guarantee the payment of, nor do the ratings address the likelihood of the payment of, any Supplemental Interest Amounts. See "Prepayment and Yield Considerations" and "Ratings" herein.

Federal Tax Aspects                  For federal income tax purposes, an
                                     election will be made to treat certain
                                     assets of the Trust as one or more REMICs.
                                     Each of the Fixed Rate Group Certificates will be a "regular interest" in a REMIC which will be treated as a debt instrument of the Trust for federal income tax purposes. The Class A-6 Certificates will be comprised of a "regular" interest in a REMIC and the right to receive Supplemental
                                     Interest Payments, which right has the tax characteristics described herein. A class of Class R Certificates will be designated as the "residual interest" with respect to each

                                     REMIC election made by the Trust. See
                                     "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations The Class A Certificates may be purchased by employee benefit plans that are subject to ERISA. The Subordinate Certificates may not be purchased by employee benefit plans that are subject to ERISA except as provided herein. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment                     The Offered Certificates will not
Considerations                       constitute "mortgage related securities"
                                     for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984 ("SMMEA").
                                     In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Certificates will constitute legal investments for them.

Certain Legal Matters                Certain legal matters relating to the
                                     validity of the issuance of the
                                     Certificates will be passed upon by Dewey
                                     Ballantine, New York, New York.

                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following factors, as well as the factors set forth under "Risk Factors" in the Prospectus, in connection with the purchase of the Offered Certificates.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. 14.53% of the Mortgage Loans as of the Statistic Calculation Date by aggregate principal balance are Balloon Loans. See "Risk Factors -- Risk of Losses Associated with Balloon Loans" in the Prospectus.

         Fixed Rate Group Subordination--Limited Protection Afforded to Class A Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Fixed Rate Group Certificates to receive such distributions, the rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the Class A Fixed Rate Group Certificates and the Class M-1 Certificates to receive such distributions and the rights of the Owners of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the Class A Fixed Rate Group Certificates, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Fixed Rate Group Certificates (and of the more lower-ranking Classes of the Subordinate Certificates to the less higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of such Class A Fixed Rate Group Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Fixed Rate Group Subordination--Allocation of Losses to Subordinate Certificates. The rights of the Owners of each Class of Subordinate Certificates to receive distributions of principal with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the Class A Fixed Rate Group Certificates to receive such distributions and to the rights of the Owners of each higher-ranking Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement--Subordination of Subordinate Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and Class B-1 Certificates will be sensitive, in varying degrees, to defaults on the Mortgage Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or Class B-1 Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans. See "Credit Enhancement--Application of Realized Losses" and "Prepayment and Yield Considerations--Projected Payment and Yield for Offered Certificates" herein.

         Special Risks Associated with the Class A-7IO Certificates. As the owners of interest-only strip securities, the Owners of the Class A-7IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-7IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in the Fixed Rate Group to a greater degree than will the Owners of the other Classes of Fixed Rate Group Certificates. In addition, the Notional Principal Balance applicable to interest calculations on the Class A-7IO Certificates is (x) through the 30th Payment Date, the Class A-5 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-5 Certificates will amortize in accordance with the distribution of the Class A-5 Lockout Distribution Amount, the performance of the Class A-7IO Certificates is likely to be more stable than if such Notional Principal Balance were calculated using the underlying Fixed Rate Group Mortgage Loans directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high CPRs.

         Nature of Security. Since the Mortgage Loans are secured in certain cases by junior liens subordinate to the rights of the mortgagee or beneficiary under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior Mortgage Loan only to the extent that the claims of such senior mortgagee(s) or beneficiary(ies) have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage(s), in which case it must either pay the entire amount due on the senior mortgage(s) to the senior mortgagee(s) at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the Master Servicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale. The Master Servicer may also advance funds to keep the senior mortgage(s) current until such time as the Master Servicer satisfies the senior mortgage(s). The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s). The Master Servicer will be required to advance such amounts in accordance with the Pooling and Servicing Agreement.

         Information is provided under "The Mortgage Loan Pool -- General" with respect to the LTVs and the CLTVs of the Mortgage Loans, as of the Statistic Calculation Date. As discussed in the Prospectus under "Risk Factors," the value of the Mortgaged Properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such Mortgaged Properties, there can be no assurance that the CLTVs of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the CLTVs for such loans, determined as of the origination date.

         Even assuming that the Mortgaged Properties provided adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of such proceeds by the Trust could occur. Further, the Master Servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated Mortgage Loan all expenses incurred in attempting to recover amounts due on such Mortgage Loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Trust.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans are small relative to the size of the loans in a typical pool of purchase-money first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans may also be smaller as a percentage of the principal amount of the Mortgage Loans than would such net realizations in the case of a typical pool of purchase-money first mortgage loans.

         Investor-owned properties represent (based solely upon statements made by the borrowers at the time of origination of the related Mortgage Loan), as a percentage of the aggregate principal balance of the Mortgage Loans, as of the Statistic Calculation Date, 6.04% of the Mortgage Loans. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Developments Relating to Advanta Corp. During 1997. Certain developments have occurred during 1997 with respect to Advanta Corp., the ultimate corporate parent of the Sponsor and of the Master Servicer. The consequences, if any, of such developments may positively, or may adversely, affect the financial ability of the Sponsor and/or the Master Servicer to perform their financial obligations, or to service the Mortgage Loan pool. See "The Sponsor and the Master Servicer - Recent Developments related to Advanta Parent".

         Risk of Mortgage Loan Rates Reducing the Pass-Through Rate on the Adjustable Rate Group Certificates. The calculation of the Pass-Through Rate on the Adjustable Rate Group Certificates is based upon (i) the value of an index (LIBOR) which is different from the value of the index applicable to the Mortgage Loans in the Adjustable Rate Group as described under "The Mortgage Loan Pool -- Mortgage Loans -- Adjustable Rate Group" (either as a result of the use of a different index, rate determination date or rate adjustment date) and
(ii) the weighted average of the Coupon Rates of the Mortgage Loans in the Adjustable Rate Group which are subject to periodic adjustment caps, maximum rate caps, minimum rate floors, various resets and reset frequencies. 93.48% of the Mortgage Loans in the Adjustable Rate Group by aggregate Principal Balance as of the Statistic Calculation Date adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR") and 6.52% adjust annually based upon the one-year constant maturity treasury (the "CMT"), whereas the Pass-Through Rate on the Adjustable Rate Group Certificates adjusts monthly based upon LIBOR as described under "Description of the Offered Certificates -- Calculation of LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap (unless Supplemental Interest Amounts, the payment of which is not rated, are paid in full). Consequently, the interest which becomes due on the Mortgage Loans in the Adjustable Rate Group (net of the Servicing Fee, the Trustee Fee, the Premium and certain required reductions) during any - Period may not equal the amount of interest that would accrue at LIBOR plus the margin on the Adjustable Rate Group Certificates during the related Accrual Period. 40.77% of the Mortgage Loans in the Adjustable Rate Group by aggregate Principal Balance as of the Statistic Calculation Date are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 12.69% of the Mortgage Loans in the Adjustable Rate Group by aggregate Principal Balance as of the Statistic Calculation Date are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. 23.63% of the Mortgage Loans in the Adjustable Rate Group by aggregate Principal Balance as of the Statistic Calculation Date are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans and one-year CMT Loans. In particular, the Pass-Through Rate on the Adjustable Rate Group Certificates adjusts monthly, while the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently with the result that the Adjustable Rate Group Available Funds Cap may limit increases in the Pass-Through Rate on the Adjustable Rate Group Certificates for extended periods in a rising interest rate environment. In addition, LIBOR, Six-Month LIBOR and one-year CMT may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month LIBOR or one-year CMT is stable or is falling or that, even if LIBOR, Six-Month LIBOR and one-year CMT rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR or the one-year CMT. Furthermore, if the Adjustable Rate Group Available Funds Cap determines the Pass-Through Rate on the Adjustable Rate Group Certificates for a Payment Date, the value of the Adjustable Rate Group Certificates will be temporarily or permanently reduced.

                         THE PORTFOLIO OF MORTGAGE LOANS

         The Mortgage Loan Pool includes loans which were either originated directly by the Affiliated Originators or purchased by the Affiliated Originators from others on a loan-by-loan basis and in either case acquired by the Sponsor. The Sponsor also acquires loans from Unaffiliated Originators in acquisitions from Conduit Participants or in bulk acquisitions of loan portfolios. Such loans are originated by Unaffiliated Originators either directly or purchased by the Unaffiliated Originators from others on a loan-by-loan basis.

         The Originators which are affiliated with the Sponsor are Advanta Mortgage Corp. USA, Advanta National Bank USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp.

UNAFFILIATED ORIGINATORS

         MCA. The Sponsor acquired approximately 7.84% of the Mortgage Loans as of the Statistic Calculation Date from Mortgage Corporation of America, an Unaffiliated Originator (such mortgage loans, the "MCA Loans"). Mortgage Corporation of America is headquartered in Southfield, Michigan and is engaged in originating mortgage loans through retail and wholesale channels. The MCA Loans consist of 582 Mortgage Loans representing an aggregate principal balance of $37,947,917.39 as of the Statistic Calculation Date. Approximately 55.55% (by aggregate principal balance as of the Statistic Calculation Date) of the MCA Loans are included in the Fixed Rate Group and approximately 44.45% of the MCA Loans are included in the Adjustable Rate Group. The MCA Loans are related to properties located in 18 states.

         Prior to its purchase of the MCA Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of MCA.

         The weighted average CLTV of the MCA Loans as of the Statistic Calculation Date was 77.42%; the weighted average Mortgage Rate was 11.46% per annum; the weighted average original term to stated maturity was 279 months; the weighted average remaining term to stated maturity was 278 months; and 98.95% of the MCA Loans were secured by first mortgages.

         PAM. The Sponsor acquired approximately 24.43% of the Mortgage Loans as of the Statistic Calculation Date from PacificAmerica Money Center, Inc., an Unaffiliated Originator (such mortgage loans, the "PAM Loans." PacificAmerica Money Center, Inc. is headquartered in Woodland Hills, CA and is engaged in originating mortgage loans through retail and wholesale channels. The PAM Loans consist of 1,204 Mortgage Loans representing an aggregate principal balance of $118,198,474.82 as of the Statistic Calculation Date. Approximately 39.79% (by aggregate principal balance as of the Statistic Calculation Date) of the PAM Loans are included in the Fixed Rate Group and approximately 60.21% of the PAM Loans are included in the Adjustable Rate Group. The PAM Loans are related to properties located in 34 states and the District of Columbia.

         Prior to its purchase of the PAM Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of PAM. The Sponsor has been acquiring Mortgage Loans from PAM since mid-1995.

         The weighted average CLTV of the PAM Loans as of the Statistic Calculation Date was 75.18%, the weighted average Mortgage Rate was 10.88% per annum; the weighted average original term to stated maturity was 347 months; the weighted average remaining term to stated maturity was 347 months and 95.97% of the PAM Loans were secured by first mortgages.

         Goodrich & Pennington. The Sponsor acquired approximately 2.71% of the Mortgage Loans as of the Statistic Calculation Date from Goodrich & Pennington Mortgage Fund, Inc., an Unaffiliated Originator (such mortgage loans, the "G&P Loans"). Goodrich & Pennington Mortgage Fund, Inc. is headquartered in Rohnert Park, CA and is engaged in originating mortgage loans through retail and wholesale channels. The G&P Loans consist of 112 Mortgage Loans representing an aggregate principal balance of $13,114,411.53 as of the Statistic Calculation Date. Approximately 44.14% (by aggregate principal balance as of the Statistic Calculation Date) of the G&P Loans are included in the Fixed Rate Group and approximately 55.86% of the G&P Loans are included in the Adjustable Rate Group. The G&P Loans are related to properties located in 9 states.

         Prior to its purchase of the G&P Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of Goodrich & Pennington Mortgage Fund, Inc.

         As of the Statistic Calculation Date, the weighted average CLTV of the G&P Loans was 73.44%; the weighted average Mortgage Rate was 10.19% per annum; the weighted average original term to stated maturity was 340 months; the weighted average remaining term to stated maturity was 339 months and 99.18% of the G&P Loans were secured by first mortgages.

         McGuire Mortgage Company. The Sponsor acquired approximately 1.21% of the Mortgage Loans as of the Statistic Calculation Date from McGuire Mortgage Company, an Unaffiliated Originator (such mortgage loans, the "McGuire Loans"). McGuire Mortgage Company is headquartered in Prairie Village, Kansas and is engaged in originating mortgage loans through retail channels. The McGuire Loans consist of 101 Mortgage Loans representing an aggregate principal balance of $5,865,726.06 as of the Statistic Calculation Date. Approximately 100% (by aggregate principal balance as of the Statistic Calculation Date) of the McGuire Loans are included in the Fixed Rate Group. The McGuire Loans are related to properties located in 7 states.

         Prior to its purchase of the McGuire Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of McGuire Mortgage Company.

         The weighted average CLTV of the McGuire Loans as of the Statistic Calculation Date was 77.77%; the weighted average Mortgage Rate was 11.85% per annum; the weighted average original term to stated maturity was 196 months; the weighted average remaining term to stated maturity was 195 months; and 90.75% of the McGuire Loans were secured by first mortgages.

         The MCA Loans, the G&P Loans, the PAM Loans and the McGuire Loans are collectively referred to herein as the "Unaffiliated Originator Loans."

         All of the Mortgage Loans purchased by the Sponsor from the Unaffiliated Originators were originated in accordance with the Sponsor's underwriting guidelines for Unaffiliated Originators. See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus.

BULK ACQUISITIONS

         Loans representing 8.66 % of the aggregate principal balance of Mortgage Loans as of the Statistic Calculation Date were purchased in Bulk Acquisitions by the Sponsor in the first quarter of 1997 and such loans were originated in accordance with the Sponsor's Bulk Guidelines. See "Mortgage Loan Program --Underwriting Guidelines -- Bulk Guidelines" in the Prospectus. All of the loans acquired in these transactions were acquired "servicing released"; i.e., Advanta Mortgage Corp. USA acts as the Master

Servicer. All Mortgage Loans so purchased or to be so purchased are hereinafter referred to as the "Bulk Loans."

DELINQUENCIES

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio, excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Sponsor or its Affiliated Originators (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of March 31, 1997, and for each of the four prior years ended December 31. The Owned and Managed Servicing Portfolio includes, but is not limited to, the Mortgage Loans acquired on or prior to March 31, 1997, which are contained in the Mortgage Loan Pool, as of the Statistic Calculation Date. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced, as of March 31, 1997, approximately 86,700 mortgage loans with an aggregate principal balance as of such date of approximately $5.6 billion; such loans were not originated by the Sponsor or its Affiliated Originators and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
             MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS



                          THREE MONTHS ENDING                            YEAR ENDING DECEMBER 31,
                         --------------------      ----------------------------------------------------------------------
                             MARCH 31, 1997                1996                     1995                    1994
                         --------------------      -------------------      --------------------     --------------------
                          NUMBER    DOLLAR         NUMBER      DOLLAR       NUMBER       DOLLAR      NUMBER     DOLLAR
                            OF      AMOUNT           OF        AMOUNT         OF         AMOUNT        OF       AMOUNT
                          LOANS      (000)         LOANS       (000)        LOANS        (000)       LOANS       (000)
                         -------   ----------      -------   ---------      ------    ----------     ------    ----------
Portfolio                49,998    $3,102,904      43,303    $2,595,981     32,592    $1,797,582     26,446    $1,346,100
Delinquency
  percentage(1)
  30-59 days               2.58%         2.46%       3.07%         2.90%      2.67%         2.44%      2.01%         1.57%
  60-89 days               0.72%         0.72%       0.85%         0.90%      0.72          0.71       0.57          0.45
  90 days or more          1.45%         1.80%       1.45%         1.26%      1.69          1.23       1.85          1.51
                           ----          ----        ----          ----       ----          ----       ----          ----
Total                      4.75%         4.98%       5.37%         5.06%      5.08%         4.38%      4.43%         3.53%
Foreclosure
  rate(2)                  1.58%         1.78%       1.62%         1.92%      1.29%         1.53%      1.35%         1.38%
REO
  properties(3)            0.37%           --        0.42%           --       0.52%           --       0.47%           --

                        YEAR ENDING DECEMBER 31,
                        -----------------------
                                 1993
                        -----------------------
                         NUMBER       DOLLAR
                           OF         AMOUNT
                         LOANS        (000)
                        -------    ------------
Portfolio                25,460    $1,149,864
Delinquency
  percentage(1)
  30-59 days               2.43%         2.22%
  60-89 days               0.77          0.63
  90 days or more          2.19          2.12
                           ----          ----
Total                      5.39%         4.97%
Foreclosure
  rate(2)                  1.32%         1.62%
REO
  properties(3)            0.42%           --


----------------

(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
         OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*


                                  THREE MONTHS ENDING                         YEAR ENDING DECEMBER 31,
                                  -------------------   ----------------------------------------------------------------
                                    MARCH 31, 1997         1996              1995              1994              1993
                                    -------------       ----------        ----------        ----------        ----------
                                                                            (Dollars in thousands)
Average amount outstanding(1)         $2,799,224        $2,102,643        $1,540,238        $1,225,529        $1,049,447
Gross losses(2)                       $    3,966        $   15,184        $   13,978        $   20,886        $   14,115
Recoveries(3)                         $       21        $      117        $      148        $      179        $      123
Net losses(4)                         $    3,945        $   15,067        $   13,830        $   20,707        $   13,992
Net losses as a percentage of
  average amount outstanding(5)             0.56%             0.72%             0.90%             1.69%             1.33%

----------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)    "Net Losses" represents "Gross Losses" minus "Recoveries".

(5)    March 31, 1997 percentage has been based on annualized net losses.

         The Master Servicer experienced an increase in the net loss rate on its Owned and Managed Portfolio during the period 1990 through 1994. It believes that such increase was due to four primary factors: the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance of the Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Portfolio, excluding NIV loans, are 1.42% and 0.88% for the periods ending December 31, 1994 and December 31, 1993, respectively.*


--------

         * Managed portfolio statistics restated to exclude interest advances on serviced portfolio to be consistent with presentation of owned portfolio.

                             THE MORTGAGE LOAN POOL

GENERAL

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool as of the Statistic Calculation Date. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans as of the Statistic Calculation Date.

         The Mortgage Loans will be predominantly home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms, (y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property.

         The Mortgage Loans to be sold by the Sponsor to the Trust consisted, as of the Statistic Calculation Date, of 6,439 loans evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Properties, which are located in 49 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         The Mortgage Loans will be required to satisfy the following criteria as of the Statistic Calculation Date: have remaining terms to maturity of no greater than 30 years; will not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of 1.30% of the aggregate principal balance of all Mortgage Loans as of the Statistic Calculation Date, may be 30-59 days delinquent and no more than 0.03% of the aggregate principal balance of all Mortgage Loans as of the Statistic Calculation Date may be 60-89 days delinquent) and, with respect to fixed-rate Mortgage Loans, have a Mortgage Rate as of the Statistic Calculation Date of at least 7.45%. Neither the Sponsor nor the Master Servicer have reason to believe that the delinquency and loss experience of the Mortgage Loans will differ in any material respect from that of the Master Servicer's total servicing portfolio, although there can be no assurance that this will be the case.

         Less than 12.00% of the Mortgage Loans (as a percentage of the aggregate principal balance of all Mortgage Loans as of the Statistic Calculation Date) are "simple interest" or "date of payment" loans, with the remainder "actuarial" or "pre-computed" loans. A "simple interest" loan provides that interest which has accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. An "actuarial" loan provides for amortization of the loan over a series of fixed level monthly installments. 95.22% of the Mortgage Loans are secured by first lien mortgages on the related Mortgaged Properties and 4.78% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group", respectively, and each a "Mortgage Loan Group"). Each of the Mortgage Loans contained in Fixed Rate Group will be secured by a Mortgage having either a first or junior lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years. The Mortgage Loans contained in the Adjustable Rate Group will be secured by a Mortgage having either a first or a junior lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years. The Fixed Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Fixed Rate Group and the Adjustable Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in the Adjustable Rate Group.

         The CLTVs and LTVs described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). In general, for purchase money loans, the CLTVs and LTVs were calculated using the lower of the purchase price or appraised values of the related Mortgaged Properties at the time of origination. No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any Senior Liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Master Servicer, as set forth above under "The Portfolio of Mortgage Loans," and in the mortgage lending industry.

         Difference between Statistic Calculation Date Pools and Closing Date Pools.

          The statistical information presented in this Prospectus Supplement is based on the pools as of the Statistic Calculation Date. These pools aggregated $283,210,170.64 with respect to the Fixed Rate Group and $200,661,062.31 with respect to the Adjustable Rate Group. The Sponsor expects that the actual pools as of the Closing Date will represent approximately $420,000,000 in Mortgage Loans in the Fixed Rate Group and approximately $280,000,000 in Mortgage Loans in the Adjustable Rate Group. The additional Mortgage Loans to be included in the final pools will represent Mortgage Loans acquired or to be acquired by the Sponsor on or prior to the Closing Date. In addition, with respect to the pools as of the Statistic Calculation Date, as to which statistical information is presented herein, some amortization of the Mortgage Loans contained in such pools will occur prior to the Closing Date. Moreover, certain loans included in the pools as of the Statistic Calculation Date may prepay in full or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Sponsor does not, as of the Closing Date, have the full amount of Mortgage Loans which the Sponsor expects to sell to the Trust on such date, (i.e., approximately $420,000,000 with respect to Fixed Rate Group and approximately $280,000,000 with respect to the Adjustable Rate Group) the Sponsor will reduce the size of the offering (which, if such reduction relates to the Fixed Rate Group Certificates will be a pro rata reduction in each class of Offered Certificates). The Sponsor does not expect that the original principal amount of any class will increase or decrease by more than 5% as a result of such non-delivery. Even if the full expected amount of Mortgage Loans is delivered, certain adjustments (plus or minus 5%) may occur between the class sizes.

THE FIXED RATE GROUP

         The Mortgage Loans in the Fixed Rate Group as of the Statistic Calculation Date consist of 4,518 Mortgage Loans under which the related Mortgaged Properties are located in 48 states and the District of Columbia, as set forth herein. The Fixed Rate Group had an aggregate principal balance of $283,210,170.64 and the minimum principal balance of any of the Mortgage Loans in the Fixed Rate Group as of the Statistic Calculation Date was $6,092.25 the maximum principal balance thereof was $510,000 and the average principal balance of such Mortgage Loans was approximately $62,685. The Mortgage Rates on the Mortgage Loans in the Fixed Rate Group ranged from 7.45% to 17.45% per annum, and the weighted average Mortgage Rate of such Mortgage Loans was 10.83% per annum. The original term to stated maturity of the Mortgage Loans in the Fixed Rate Group ranged from 36 months to 360 months, the remaining term to stated maturity ranged from 35 months to 360 months, the weighted average original term to stated maturity was 253 months, the weighted average remaining term to stated maturity was 251 months and the weighted average seasoning was 2 months. No Mortgage Loan in the Fixed Rate Group had a stated maturity later than May 20, 2027. 75.35% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 24.65% of such Mortgage Loans by aggregate principal balance are Balloon Loans.

         The weighted average CLTV of the Mortgage Loans included in the Fixed Rate Group was 74.07%. The weighted average Junior Lien Ratio (as defined below) of the Mortgage Loans in the Fixed Rate Group was 33.95%; the weighted average LTV was 69.96%. Approximately 92% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance were secured by first mortgages and approximately 8% by junior mortgages.

         The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of the Mortgage Loan of any Senior Liens (computed at the time of origination of such Mortgage Loan).

         The following tables describe the Fixed Rate Group Mortgage Loans and the related Mortgaged Properties based upon the Fixed Rate Group as of the Statistic Calculation Date.

                                FIXED RATE GROUP
                             GEOGRAPHIC DISTRIBUTION

                                   NUMBER OF                          AGGREGATE                   % OF AGGREGATE
          STATE                 MORTGAGE LOANS                   PRINCIPAL BALANCE               PRINCIPAL BALANCE
          -----                 --------------                   -----------------               -----------------
Alabama..................                 33                       $  1,012,786.53                       0.36%
Arizona..................                 94                          5,526,649.22                       1.95
Arkansas.................                 25                          1,102,485.27                       0.39
California...............                306                         32,160,281.83                      11.34
Colorado.................                110                          7,792,710.72                       2.75
Connecticut..............                 32                          3,179,264.48                       1.12
Delaware.................                 30                          1,883,528.80                       0.67
District of Columbia.....                 13                          1,057,771.87                       0.37
Florida..................                375                         23,052,683.60                       8.14
Georgia..................                128                          7,520,676.09                       2.66
Hawaii...................                  4                            647,735.63                       0.23
Idaho....................                 23                          1,376,878.33                       0.49
Illinois.................                185                         11,833,927.77                       4.18
Indiana..................                224                         10,408,261.27                       3.68
Iowa.....................                 21                            893,931.92                       0.32
Kansas...................                 74                          3,870,896.06                       1.37
Kentucky.................                 30                          1,886,465.92                       0.67
Louisiana................                 61                          2,911,877.81                       1.03
Maine....................                  9                            460,218.46                       0.16
Maryland.................                128                          8,895,187.82                       3.14
Massachusetts............                 93                          6,610,236.81                       2.33
Michigan.................                253                         13,045,709.21                       4.61
Minnesota................                 51                          2,729,488.68                       0.96
Mississippi..............                 29                          1,397,787.15                       0.49
Missouri.................                175                          8,062,460.88                       2.85
Montana..................                 11                            510,038.31                       0.18
Nebraska.................                 27                          1,628,252.61                       0.57
Nevada...................                 58                          5,342,201.60                       1.89
New Hampshire............                 12                            847,822.20                       0.30
New Jersey...............                129                         10,345,817.36                       3.65
New Mexico...............                 20                          1,239,320.15                       0.44
New York.................                234                         18,577,492.53                       6.56
North Carolina...........                158                          8,400,003.22                       2.97
North Dakota.............                  1                             50,374.07                       0.02
Ohio.....................                266                         14,146,131.18                       4.99
Oklahoma.................                 48                          2,556,272.02                       0.90
Oregon...................                 80                          6,719,866.60                       2.37
Pennsylvania.............                321                         15,162,547.37                       5.35
Rhode Island.............                 24                          1,778,887.26                       0.63
South Carolina...........                120                          6,080,526.91                       2.15
South Dakota.............                 10                            607,197.45                       0.21
Tennessee................                 56                          3,036,195.58                       1.07
Texas....................                 13                            756,121.23                       0.27
Utah.....................                 96                          6,424,293.01                       2.27
Vermont..................                 13                            778,365.59                       0.27
Virginia.................                109                          5,800,722.74                       2.05
Washington...............                132                          9,472,611.55                       3.34
West Virginia............                 31                          1,318,568.65                       0.47
Wisconsin................                 35                          1,896,186.39                       0.67
Wyoming..................                  8                            414,452.93                       0.15
                                       -----                       ---------------                     ------
    TOTAL................              4,518                       $283,210,170.64                     100.00%
                                       =====                       ===============                     ======

                                FIXED RATE GROUP
                              DISTRIBUTION OF CLTVS


         RANGE OF                 NUMBER OF                  AGGREGATE                % OF AGGREGATE
       CLTV RATIOS              MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE
       -----------              --------------          -----------------           -----------------
95.01 - 100.00%...........                1               $     31,378.72                 0.01%
90.01 -  95.00............               10                    514,043.30                 0.18
85.01 -  90.00............              172                 14,077,996.49                 4.97
80.01 -  85.00............            1,106                 69,342,691.69                24.48
75.01 -  80.00............            1,042                 71,292,507.45                25.19
70.01 -  75.00............              645                 41,728,867.99                14.73
65.01 -  70.00............              463                 29,844,360.09                10.54
60.01 -  65.00............              308                 19,039,215.12                 6.72
55.01 -  60.00............              231                 13,831,150.54                 4.88
50.01 -  55.00............              131                  6,776,952.01                 2.39
00.01 -  50.00............              409                 16,731,007.24                 5.91
                                      -----               ---------------               ------
    TOTAL.................            4,518               $283,210,170.64               100.00%
                                      =====               ===============               ======

                                FIXED RATE GROUP
                              DISTRIBUTION OF LTVS


         RANGE OF                  NUMBER OF                  AGGREGATE                  % OF AGGREGATE
        LTV RATIOS              MORTGAGE LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
        ----------              --------------            -----------------             -----------------
95.01 - 100.00%...........                1                $     31,378.72                    0.01%
90.01 -  95.00............               10                     514,043.30                    0.18
85.01 -  90.00............              138                  12,953,736.08                    4.57
80.01 -  85.00............              802                  60,179,975.17                   21.25
75.01 -  80.00............              904                  66,966,053.64                   23.64
70.01 -  75.00............              555                  38,700,959.51                   13.67
65.01 -  70.00............              422                  28,487,674.67                   10.06
60.01 -  65.00............              274                  18,271,887.76                    6.45
55.01 -  60.00............              217                  13,248,999.32                    4.68
50.01 -  55.00............              123                   6,537,358.60                    2.31
00.01 -  50.00............            1,072                  37,318,103.87                   13.18
                                      -----                ---------------                  ------
    TOTAL.................            4,518                $283,210,170.64                  100.00%
                                      =====                ===============                  ======

                                FIXED RATE GROUP
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                               (JUNIOR LIENS ONLY)


       RANGE OF                      NUMBER OF                AGGREGATE               % OF AGGREGATE
   JUNIOR LIEN RATIOS              MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
   ------------------              --------------          -----------------          -----------------
 0.00 -  10.00%.........                20                 $    335,778.17                    1.46%
10.01 -  20.00..........               142                    3,560,059.66                   15.49
20.01 -  30.00..........               258                    7,800,468.95                   33.96
30.01 -  40.00..........               166                    5,806,244.27                   25.27
40.01 -  50.00..........                69                    2,432,346.34                   10.58
50.01 -  60.00..........                18                      655,547.56                    2.85
60.01 -  70.00..........                23                      901,693.82                    3.92
70.01 -  80.00..........                15                      746,564.51                    3.25
80.01 -  90.00..........                10                      442,144.11                    1.92
90.01 - 100.00..........                 5                      299,814.52                    1.30
                                       ---                  --------------                  ------
    TOTAL...............               726                  $22,980,661.91                  100.00%
                                       ===                  ==============                  ======

                                FIXED RATE GROUP
                         DISTRIBUTION OF MORTGAGE RATES


        RANGE OF                 NUMBER OF                   AGGREGATE                  % OF AGGREGATE
     MORTGAGE RATES           MORTGAGE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
     --------------           --------------             -----------------            -----------------
 7.01 - 8.00%.........                 12                $   1,271,356.76                      0.45%
 8.01 - 9.00..........                395                   29,558,648.88                     10.44
 9.01 - 10.00.........                971                   73,310,647.03                     25.89
10.01 - 11.00.........                997                   70,750,806.06                     24.98
11.01 - 12.00.........                920                   53,704,117.17                     18.96
12.01 - 13.00.........                658                   31,414,910.51                     11.09
13.01 - 14.00.........                374                   15,620,778.00                      5.52
14.01 - 15.00.........                147                    5,417,934.63                      1.91
15.01 - 16.00.........                 33                    1,536,049.31                      0.54
16.01 - 17.00.........                  9                      579,420.80                      0.20
17.01 - 18.00.........                  2                       45,501.49                      0.02
                                    -----                 ---------------                    ------
    TOTAL.............              4,518                 $283,210,170.64                    100.00%
                                    =====                 ===============                    ======

                                FIXED RATE GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION



                                      NUMBER OF                    AGGREGATE              % OF AGGREGATE
          MONTHS                   MORTGAGE LOANS              PRINCIPAL BALANCE         PRINCIPAL BALANCE
          ------                   --------------              -----------------         -----------------
 25 -  36.................                2                      $     52,314.19                0.02%
 37 -  48.................                1                            14,730.47                0.01
 49 -  60.................               42                         1,148,329.53                0.41
 61 -  72.................                5                           166,870.93                0.06
 73 -  84.................               44                         1,157,492.52                0.41
 85 -  96.................               16                           439,748.55                0.16
 97 - 108.................                8                           286,708.35                0.10
109 - 120.................              254                         9,434,076.25                3.33
121 - 132.................                3                           175,910.24                0.06
133 - 144.................               34                         1,745,052.43                0.62
145 - 156.................                7                           266,638.22                0.09
157 - 168.................                8                           526,191.39                0.19
169 - 180.................            2,292                       128,218,198.40               45.25
181 - 192.................                9                           398,287.47                0.14
193 - 204.................                3                           134,226.30                0.05
205 - 216.................                6                           287,727.88                0.10
217 - 228.................              126                         8,290,630.83                2.93
229 - 240.................              317                        18,653,413.54                6.59
265 - 276.................                2                           125,642.63                0.04
289 - 300.................               10                           660,448.00                0.23
325 - 336.................                1                           185,440.79                0.07
337 - 348.................               16                         1,190,516.38                0.42
349 - 360.................            1,312                       109,651,575.35               38.72
                                      -----                      ---------------              ------
    TOTAL.................            4,518                      $283,210,170.64              100.00%
                                      =====                      ===============              ======

                                FIXED RATE GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

          RANGE OF                     NUMBER OF                 AGGREGATE                % OF AGGREGATE
      PRINCIPAL BALANCES             MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
      ------------------             --------------          -----------------          -----------------
$  5,001 -  10,000..........                13                $    114,357.93                    0.04%
  10,001 -  15,000..........               111                   1,476,066.54                    0.52
  15,001 -  20,000..........               212                   3,853,248.35                    1.36
  20,001 -  25,000..........               274                   6,294,791.90                    2.22
  25,001 -  30,000..........               351                   9,798,403.95                    3.46
  30,001 -  35,000..........               336                  11,054,963.48                    3.90
  35,001 -  40,000..........               335                  12,738,920.38                    4.50
  40,001 -  45,000..........               325                  13,944,138.33                    4.92
  45,001 -  50,000..........               319                  15,251,944.75                    5.39
  50,001 -  55,000..........               286                  15,063,905.75                    5.32
  55,001 -  60,000..........               246                  14,183,259.95                    5.01
  60,001 -  65,000..........               210                  13,177,684.62                    4.65
  65,001 -  70,000..........               170                  11,524,137.88                    4.07
  70,001 -  75,000..........               152                  11,068,298.70                    3.91
  75,001 -  80,000..........               116                   9,014,209.44                    3.18
  80,001 -  85,000..........               123                  10,183,822.41                    3.60
  85,001 -  90,000..........               100                   8,789,867.34                    3.10
  90,001 -  95,000..........                82                   7,610,252.02                    2.69
  95,001 - 100,000..........               100                   9,788,152.77                    3.46
 100,001 - 150,000..........               438                  52,722,984.06                   18.60
 150,001 - 200,000..........               131                  22,463,273.77                    7.93
 200,001 - 250,000..........                49                  10,918,223.49                    3.86
 250,001 - 300,000..........                25                   6,886,220.06                    2.43
 300,001 - 350,000..........                 7                   2,285,815.95                    0.81
 350,001 - 400,000..........                 3                   1,090,565.19                    0.39
 450,001 - 500,000..........                 3                   1,402,661.63                    0.50
 500,001 - 550,000..........                 1                     510,000.00                    0.18
                                         -----                ---------------                  ------
    TOTAL...................             4,518                $283,210,170.64                  100.00%
                                         =====                ===============                  ======

                                FIXED RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPES


                                                 NUMBER OF                   AGGREGATE                % OF AGGREGATE
              PROPERTY TYPE                    MORTGAGE LOANS            PRINCIPAL BALANCE          PRINCIPAL BALANCE
              -------------                    --------------            -----------------          -----------------
SF Detached/De Min PUD....................            4,002               $254,183,366.75                  89.75%
SF Row House/Townhouse/Condo..............              209                 10,767,974.36                   3.80
Two to Four Family Homes..................              177                 12,330,538.45                   4.35
Prefabricated SF..........................              127                  5,568,502.84                   1.97
Other.....................................                3                    359,788.24                   0.13
                                                      -----               ---------------                 ------
    TOTAL.................................            4,518               $283,210,170.64                 100.00%
                                                      =====               ===============                 ======

                                FIXED RATE GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS


                                                  NUMBER OF                    AGGREGATE               % OF AGGREGATE
            OCCUPANCY STATUS                    MORTGAGE LOANS             PRINCIPAL BALANCE          PRINCIPAL BALANCE
            ----------------                    --------------             -----------------          -----------------
Owner occupied*.........................              4,175                 $265,646,174.93                 93.80%
Investor owned..........................                343                   17,563,995.71                  6.20
                                                      -----                 ---------------                ------
    TOTAL...............................              4,518                 $283,210,170.64                100.00%
                                                      =====                 ===============                ======

------------------

* Includes vacation and second homes.


                                FIXED RATE GROUP
                            DISTRIBUTION OF SEASONING

         MONTHS
     ELAPSED SINCE                 NUMBER OF                   AGGREGATE          % OF AGGREGATE
      ORIGINATION               MORTGAGE LOANS             PRINCIPAL BALANCE     PRINCIPAL BALANCE
      -----------               --------------             -----------------     -----------------
 0 -   6................             4,260                 $265,094,659.81              93.60%
 7 -  12................               236                   16,662,474.88               5.88
13 -  24................                18                    1,188,143.20               0.42
25 -  36................                 1                      185,440.79               0.07
61 -  72................                 1                       26,648.28               0.01
97 - 108................                 2                       52,803.68               0.02
                                     -----                 ---------------             ------
    TOTAL...............             4,518                 $283,210,170.64             100.00%
                                     =====                 ===============             ======

THE ADJUSTABLE RATE GROUP

         The Mortgage Loans in the Adjustable Rate Group as of the Statistic Calculation Date consist of 1,921 loans under which the related Mortgaged Properties are located in 48 states and the District of Columbia, as set forth herein. The Mortgage Loans in the Adjustable Rate Group had an aggregate principal balance of $200,661,062.31, the minimum principal balance of any of such Mortgage Loans was $14,492.54, the maximum principal balance thereof was $829,469.65 and the average principal balance of such Mortgage Loans was approximately $104,456.57. The weighted average current Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group was 10.46% and the weighted average margin was 6.15%.

         The Mortgage Loans in the Adjustable Rate Group have original terms to stated maturity from 72 months to 360 months, remaining terms to stated maturity from 72 months to 360 months, a weighted average remaining term to stated maturity of 350 months, a weighted average original term to stated maturity of 351 months and a weighted average seasoning of 1 month. No Mortgage Loan in the Adjustable Rate Group had a stated maturity later than June 5, 2027. 99.74% of the Mortgage Loans in the Adjustable Rate Group by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates. 0.26% of the Mortgage Loans by aggregate principal balance are represented by balloons loans.

         The weighted average CLTV of the Mortgage Loans included in the Adjustable Rate Group was 76.79%. 99.92% of the Mortgage Loans in the Adjustable Rate Group were secured by first mortgages.

         93.48% of the Mortgage Loans in the Adjustable Rate Group bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. 0.09% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the 15th day of the month; 89.53% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; 0.28% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; 3.41% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of the Wall Street Journal, Western Edition, on the most recent daily quote available; 0.17% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the last Business Day of the month. 6.52% are indexed on the weekly average of the one-year constant maturity treasury.

                  With respect to the Mortgage Loans in the Adjustable Rate Group, 40.77% of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, 12.69% of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, and 23.63% of such Mortgage Loans bear interest at a fixed rate of interest for a five year period following origination; after such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         93.48% of the loans in the Adjustable Rate Group have semi-annual interest rate and semi-annual payment adjustment frequencies. 6.52% of the loans in the Adjustable Rate Group have annual interest rate and annual payment adjustment frequencies. The Mortgage Loans in the Adjustable Rate Group have a weighted average margin of 6.15%. The margins for the Mortgage Loans in the Adjustable Rate Group range from 2.99% to 11.24%. 58.94% of the Mortgage Loans in the Adjustable Rate Group have a periodic rate adjustment cap of 1.00%; 34.06% of such Mortgage Loans have a periodic rate adjustment cap of 1.5%; 6.67% of the Mortgage Loans in the Adjustable Rate Group have a periodic rate adjustment cap of 2.00%; .24% have a periodic rate adjustment cap of 3.00%; and 0.09% have other periodic rate adjustment caps. 56.62% of the Mortgage Loans in the Adjustable Rate Group have a lifetime cap of 7.00%; 11.88% have a lifetime cap of 6.00%; 31.50% have a lifetime cap of 6.50%. The weighted average number of months until the next reset date is approximately 29 months. The weighted average maximum Mortgage Rate was approximately 17.18%, with maximum Mortgage Rates that range from 12.75% to 22.50%. The weighted average minimum Mortgage Rate was approximately 9.59%, with minimum Mortgage Rates that range from 3.00% to 16.00%.

         The following tables describe the Adjustable Rate Group Mortgage Loans and the related Mortgaged Properties based upon the Adjustable Rate Group as of the Statistic Calculation Date.

                              ADJUSTABLE RATE GROUP
                             GEOGRAPHIC DISTRIBUTION


                                   NUMBER OF                       AGGREGATE                % OF AGGREGATE
          STATE                 MORTGAGE LOANS                 PRINCIPAL BALANCE           PRINCIPAL BALANCE
          -----                 --------------                 -----------------           -----------------
Alabama...................                3                    $    131,056.92                   0.07%
Arizona...................               69                       6,234,327.88                   3.11
Arkansas .................                1                          76,449.95                   0.04
California ...............              209                      34,425,960.09                  17.17
Colorado .................               70                       7,472,902.12                   3.72
Connecticut...............                7                         690,174.56                   0.34
Delaware .................               10                         967,261.65                   0.48
District of Columbia .....                2                         163,951.58                   0.08
Florida...................              109                       8,831,105.93                   4.40
Georgia...................               40                       5,196,469.46                   2.59
Hawaii ...................                4                         881,978.62                   0.44
Idaho.....................                7                         697,771.06                   0.35
Illinois .................              145                      13,184,503.10                   6.57
Indiana...................               48                       3,795,706.38                   1.89
Iowa .....................                2                         126,587.51                   0.06
Kansas ...................                7                         334,323.08                   0.17
Kentucky .................               10                         636,710.70                   0.32
Louisiana.................                1                         174,318.63                   0.09
Maine.....................                5                         410,354.92                   0.20
Maryland .................               50                       5,019,452.26                   2.50
Massachusetts.............               38                       4,637,011.91                   2.31
Michigan .................               84                       6,834,251.74                   3.41
Minnesota.................               23                       1,955,449.95                   0.97
Mississippi...............                2                         175,653.98                   0.09
Missouri .................               33                       2,735,977.81                   1.36
Montana...................                1                          84,110.74                   0.04
Nebraska .................                2                         142,075.00                   0.07
Nevada ...................               34                       5,422,917.60                   2.70
New Hampshire.............                3                         486,702.15                   0.24
New Jersey ...............              112                      14,463,491.69                   7.21
New Mexico ...............               13                         963,586.91                   0.48
New York .................               88                       9,628,447.59                   4.80
North Carolina ...........               27                       2,247,624.76                   1.12
North Dakota .............                1                          27,312.65                   0.01
Ohio .....................              119                       8,246,476.05                   4.11
Oklahoma .................               37                       3,143,644.41                   1.57
Oregon ...................               73                       7,992,513.01                   3.98
Pennsylvania .............               96                       7,973,483.93                   3.97
Rhode Island .............                3                         291,609.28                   0.15
South Carolina ...........                8                         560,207.28                   0.28
South Dakota .............                1                          65,450.00                   0.03
Tennessee.................                3                         129,850.00                   0.06
Texas.....................               19                       1,524,812.68                   0.76
Utah .....................               90                       8,852,505.93                   4.41
Vermont...................                5                         934,500.00                   0.47
Virginia .................               44                       4,129,314.96                   2.06
Washington ...............              141                      15,898,016.56                   7.92
West Virginia.............                9                         538,460.00                   0.27
Wisconsin.................               13                       1,124,237.34                   0.56
                                      -----                    ---------------                 ------
    TOTAL.................            1,921                    $200,661,062.31                 100.00%
                                      =====                    ===============                 ======

                              ADJUSTABLE RATE GROUP
                              DISTRIBUTION OF CLTVS


         RANGE OF                  NUMBER OF                       AGGREGATE                % OF AGGREGATE
       CLTV RATIOS              MORTGAGE LOANS                 PRINCIPAL BALANCE           PRINCIPAL BALANCE
       -----------              --------------                 -----------------           -----------------
90.01 -  95.00%...........                4                    $    428,604.72                   0.21%
85.01 -  90.00............              110                      12,907,912.06                   6.43
80.01 -  85.00............              562                      59,749,239.98                  29.79
75.01 -  80.00............              502                      57,162,770.26                  28.49
70.01 -  75.00............              248                      25,518,520.01                  12.72
65.01 -  70.00............              150                      14,737,877.73                   7.34
60.01 -  65.00............              188                      17,143,922.39                   8.54
55.01 -  60.00............               53                       4,277,043.48                   2.13
50.01 -  55.00............               27                       2,686,870.00                   1.34
00.01 -  50.00............               77                       6,048,301.68                   3.01
                                      -----                    ---------------                 ------
      TOTAL...............            1,921                    $200,661,062.31                 100.00%
                                      =====                    ===============                 ======


                              ADJUSTABLE RATE GROUP
                              DISTRIBUTION OF LTVS


         RANGE OF                  NUMBER OF                      AGGREGATE              % OF AGGREGATE
        LTV RATIOS              MORTGAGE LOANS                PRINCIPAL BALANCE         PRINCIPAL BALANCE
        ----------              --------------                -----------------         -----------------
90.01 -  95.00%...........                4                   $    428,604.72                 0.21%
85.01 -  90.00............              110                     12,907,912.06                 6.43
80.01 -  85.00............              561                     59,671,239.98                29.75
75.01 -  80.00............              501                     57,110,989.14                28.46
70.01 -  75.00............              248                     25,518,520.01                12.72
65.01 -  70.00............              150                     14,737,877.73                 7.34
60.01 -  65.00............              189                     17,234,122.03                 8.59
55.01 -  60.00............               53                      4,277,043.48                 2.13
50.01 -  55.00............               27                      2,686,870.00                 1.34
00.01 -  50.00............               78                      6,087,883.16                 3.03
                                      -----                   ---------------               ------
      TOTAL...............            1,921                   $200,661,062.31               100.00%
                                      =====                   ===============               ======


                              ADJUSTABLE RATE GROUP
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                               (JUNIOR LIENS ONLY)


        RANGE OF              NUMBER OF            AGGREGATE               % OF AGGREGATE
   JUNIOR LIEN RATIOS       MORTGAGE LOANS     PRINCIPAL BALANCE         PRINCIPAL BALANCE
   ------------------       --------------     -----------------         -----------------
70.01 -  80.00%.........        3                $169,362.60                  100.00%
                                -                -----------                  -------
        TOTAL...........        3                $169,362.60                  100.00%
                                =                ===========                  =======

                              ADJUSTABLE RATE GROUP
                     DISTRIBUTION OF CURRENT MORTGAGE RATES


     RANGE OF CURRENT               NUMBER OF                       AGGREGATE                 % OF AGGREGATE
      MORTGAGE RATES             MORTGAGE LOANS                 PRINCIPAL BALANCE            PRINCIPAL BALANCE
      --------------             --------------                 -----------------            -----------------
 6.01 -  7.00%............                3                     $    563,902.12                    0.28%
 7.01 -  8.00 ............               40                        4,310,823.59                    2.15
 8.01 -  9.00 ............              289                       34,591,424.99                   17.24
 9.01 - 10.00 ............              504                       57,224,080.83                   28.52
10.01 - 11.00 ............              443                       47,059,662.07                   23.45
11.01 - 12.00 ............              282                       26,317,550.97                   13.12
12.01 - 13.00 ............              196                       17,804,171.55                    8.87
13.01 - 14.00 ............               77                        5,608,141.74                    2.79
14.01 - 15.00 ............               72                        6,147,536.08                    3.06
15.01 - 16.00 ............               15                        1,033,768.37                    0.52
                                      -----                     ---------------                  ------
    TOTAL.................            1,921                     $200,661,062.31                  100.00%
                                      =====                     ===============                  ======


                              ADJUSTABLE RATE GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION



                                   NUMBER OF                      AGGREGATE                 % OF AGGREGATE
          MONTHS                MORTGAGE LOANS                PRINCIPAL BALANCE            PRINCIPAL BALANCE
          ------                --------------                -----------------            -----------------
 61 -  72 ................              1                     $     36,000.00                     0.02%
 73 -  84 ................              8                          340,060.00                     0.17
109 - 120.................              9                          567,169.97                     0.28
121 - 132.................              1                          108,000.00                     0.05
133 - 144.................              1                           45,159.91                     0.02
169 - 180.................             53                        3,957,161.15                     1.97
193 - 204.................              1                          103,522.65                     0.05
217 - 228.................              9                          797,618.84                     0.40
229 - 240.................             57                        4,663,797.31                     2.32
241 - 252.................              1                           67,294.85                     0.03
289 - 300.................              6                          554,062.05                     0.28
325 - 336.................              4                          587,167.48                     0.29
337 - 348.................              3                          344,863.24                     0.17
349 - 360.................          1,767                      188,489,184.86                    93.95
                                    -----                     ---------------                   ------
    TOTAL.................          1,921                     $200,661,062.31                   100.00%
                                    =====                     ===============                   ======

                              ADJUSTABLE RATE GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES


             RANGE OF                              NUMBER OF                         AGGREGATE                     % OF AGGREGATE
        PRINCIPAL BALANCES                      MORTGAGE LOANS                   PRINCIPAL BALANCE                PRINCIPAL BALANCE
        ------------------                      --------------                   -----------------                -----------------
$ 10,001-  15,000....................                    1                        $     14,492.54                        0.01%
  15,001-  20,000...................                     5                              96,736.45                        0.05
  20,001-  25,000...................                    10                             230,787.95                        0.12
  25,001-  30,000...................                    41                           1,139,279.19                        0.57
  30,001-  35,000...................                    46                           1,513,408.65                        0.75
  35,001-  40,000...................                    60                           2,267,069.21                        1.13
  40,001-  45,000...................                    66                           2,815,025.15                        1.40
  45,001-  50,000...................                    83                           3,968,527.17                        1.98
  50,001-  55,000...................                    72                           3,788,647.89                        1.89
  55,001-  60,000...................                    99                           5,724,908.83                        2.85
  60,001-  65,000...................                    83                           5,213,406.22                        2.60
  65,001-  70,000...................                    85                           5,756,829.72                        2.87
  70,001-  75,000...................                   110                           8,008,666.10                        3.99
  75,001-  80,000...................                    95                           7,379,449.41                        3.68
  80,001-  85,000...................                    81                           6,691,751.44                        3.33
  85,001-  90,000...................                    72                           6,342,650.25                        3.16
  90,001-  95,000...................                    68                           6,325,283.89                        3.15
  95,001- 100,000...................                    80                           7,828,713.03                        3.90
 100,001- 150,000...................                   433                          52,404,942.28                       26.13
 150,001- 200,000...................                   173                          29,826,447.56                       14.86
 200,001- 250,000...................                    77                          17,038,800.77                        8.49
 250,001- 300,000...................                    44                          12,260,844.24                        6.11
 300,001- 350,000...................                    23                           7,513,597.05                        3.74
 350,001- 400,000...................                     4                           1,512,067.95                        0.75
 400,001- 450,000...................                     6                           2,493,059.72                        1.24
 450,001- 500,000...................                     1                             456,000.00                        0.23
 550,001- 600,000...................                     1                             581,000.00                        0.29
 600,001- 650,000...................                     1                             639,200.00                        0.32
 800,001- 850,000...................                     1                             829,469.65                        0.41
                                                     -----                        ---------------                      ------
     TOTAL..........................                 1,921                        $200,661,062.31                      100.00%
                                                     =====                        ===============                      ======

                              ADJUSTABLE RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPES


                                                NUMBER OF                        AGGREGATE                   % OF AGGREGATE
       PROPERTY DESCRIPTION                  MORTGAGE LOANS                  PRINCIPAL BALANCE              PRINCIPAL BALANCE
       --------------------                  --------------                  -----------------              -----------------
SF Detached/De Min PUD.............                1,683                      $178,112,372.77                     88.76%
SF Row House/Townhouse/Condo.......                   84                         6,618,773.16                      3.30
Two to Four Family Homes...........                  111                        11,715,770.86                      5.84
Prefabricated SF...................                   37                         2,727,344.43                      1.36
Other..............................                    6                         1,486,801.09                      0.74
                                                   -----                      ---------------                    ------
     TOTAL.........................                1,921                      $200,661,062.31                    100.00%
                                                   =====                      ===============                    ======


                              ADJUSTABLE RATE GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS


                                                NUMBER OF                         AGGREGATE                     % OF AGGREGATE
         OCCUPANCY STATUS                    MORTGAGE LOANS                   PRINCIPAL BALANCE                PRINCIPAL BALANCE
         ----------------                    --------------                   -----------------                -----------------
Owner occupied*....................                   1,785                      $188,995,100.18                       94.19%
Investor owned.....................                     136                        11,665,962.13                        5.81
                                                     ------                      ---------------                      ------
    TOTAL..........................                   1,921                      $200,661,062.31                      100.00%
                                                      =====                      ===============                      ======

-------------
    * Includes vacation and second homes.



                              ADJUSTABLE RATE GROUP
                            DISTRIBUTION OF SEASONING


          MONTHS ELAPSED                        NUMBER OF                         AGGREGATE                     % OF AGGREGATE
         SINCE ORIGINATION                   MORTGAGE LOANS                   PRINCIPAL BALANCE                PRINCIPAL BALANCE
         -----------------                   --------------                   -----------------                -----------------
 0 - 6............................                   1,908                      $199,070,471.66                       99.21%

 7 - 12...........................                       7                           767,557.36                        0.38

13 - 24...........................                       1                           190,705.90                        0.10

25 - 36...........................                       4                           587,167.48                        0.29

37 - 48...........................                       1                            45,159.91                        0.02
                                                     -----                      ---------------                      ------

    TOTAL.........................                   1,921                      $200,661,062.31                      100.00%
                                                     =====                      ===============                      ======

                              ADJUSTABLE RATE GROUP
                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES




     RANGE OF MAXIMUM              NUMBER OF                       AGGREGATE                          % OF AGGREGATE
      MORTGAGE RATES            MORTGAGE LOANS                 PRINCIPAL BALANCE                    PRINCIPAL BALANCE
      --------------            --------------                 -----------------                    -----------------
12.50 to 12.99%............                1                   $    206,281.06                             0.10%
13.00 to 13.49.............                3                        414,776.43                             0.21
13.50 to 13.99.............                3                        297,455.82                             0.15
14.00 to 14.49.............               14                      1,785,366.42                             0.89
14.50 to 14.99.............               54                      5,874,290.29                             2.93
15.00 to 15.49.............              114                     14,207,917.80                             7.08
15.50 to 15.99.............              230                     28,330,565.81                            14.12
16.00 to 16.49.............              196                     23,021,300.81                            11.47
16.50 to 16.99.............              288                     31,176,721.62                            15.53
17.00 to 17.49.............              213                     23,661,372.13                            11.79
17.50 to 17.99.............              211                     19,577,155.52                             9.76
18.00 to 18.49.............              131                     12,198,444.56                             6.08
18.50 to 18.99.............              139                     12,738,059.19                             6.35
19.00 to 19.49.............               81                      7,899,797.28                             3.94
19.50 to 19.99.............               97                      8,034,437.15                             4.00
20.00 to 20.49.............               45                      3,478,794.88                             1.73
20.50 to 20.99.............               42                      3,307,906.38                             1.65
21.00 to 21.49.............               42                      3,308,883.04                             1.65
21.50 to 21.99.............               11                        804,786.12                             0.40
22.00 to 22.49.............                4                        251,550.00                             0.13
22.50 to 22.99.............                2                         85,200.00                             0.04
                                       -----                   ---------------                           ------
    TOTAL.................             1,921                   $200,661,062.31                           100.00%
                                       =====                   ===============                           ======

                              ADJUSTABLE RATE GROUP
                     DISTRIBUTION OF MINIMUM MORTGAGE RATES

     RANGE OF MINIMUM              NUMBER OF                         AGGREGATE                             % OF AGGREGATE
      MORTGAGE RATES            MORTGAGE LOANS                    PRINCIPAL BALANCE                        PRINCIPAL BALANCE
      --------------            --------------                    -----------------                        -----------------
 3.00 to  3.49%............                 1                      $    206,281.06                                  0.10%
 3.50 to  3.99.............                 1                            72,250.00                                  0.04
 4.00 to  4.49.............                 6                           708,735.79                                  0.35
 4.50 to  4.99.............                 1                           195,276.54                                  0.10
 5.00 to  5.49.............                37                         4,098,341.85                                  2.04
 5.50 to  5.99.............                45                         4,044,666.36                                  2.02
 6.00 to  6.49.............                54                         5,582,827.91                                  2.78
 6.50 to  6.99.............                45                         3,916,932.35                                  1.95
 7.00 to  7.49.............                36                         3,219,474.95                                  1.60
 7.50 to  7.99.............                46                         5,119,861.03                                  2.55
 8.00 to  8.49.............                65                         7,705,146.30                                  3.84
 8.50 to  8.99.............               506                        52,634,165.28                                 26.24
 9.00 to  9.49.............               163                        18,259,289.03                                  9.10
 9.50 to  9.99.............               231                        27,610,331.40                                 13.76
10.00 to 10.49.............               154                        16,324,388.29                                  8.14
10.50 to 10.99.............               151                        16,534,186.05                                  8.24
11.00 to 11.49.............                78                         6,989,172.55                                  3.48
11.50 to 11.99.............                67                         6,572,325.72                                  3.28
12.00 to 12.49.............                48                         4,606,971.02                                  2.30
12.50 to 12.99.............                48                         4,560,608.02                                  2.27
13.00 to 13.49.............                22                         2,273,424.89                                  1.13
13.50 to 13.99.............                30                         2,376,510.41                                  1.18
14.00 to 14.49.............                20                         1,994,172.66                                  0.99
14.50 to 14.99.............                47                         3,546,581.82                                  1.77
15.00 to 15.49.............                 8                           886,142.58                                  0.44
15.50 to 15.99.............                 9                           537,798.45                                  0.27
16.00 to 16.49.............                 2                            85,200.00                                  0.04
                                        -----                      ---------------                                ------
    TOTAL.................              1,921                      $200,661,062.31                                100.00%
                                        =====                      ===============                                ======

                              ADJUSTABLE RATE GROUP
                             DISTRIBUTION OF MARGINS


         RANGE OF                  NUMBER OF                         AGGREGATE                 % OF AGGREGATE
         MARGINS                MORTGAGE LOANS                  PRINCIPAL BALANCE            PRINCIPAL BALANCE
         -------                --------------                  -----------------            -----------------
 2.001 to  3.000%........                15                      $  1,982,727.05                      0.99%
 3.001 to  4.000.........                71                         8,350,052.54                      4.16
 4.001 to  5.000.........               350                        37,064,351.44                     18.47
 5.001 to  6.000.........               429                        46,318,380.71                     23.08
 6.001 to  7.000.........               572                        62,289,843.27                     31.04
 7.001 to  8.000.........               310                        29,716,574.28                     14.81
 8.001 to  9.000.........               133                        11,409,214.38                      5.69
 9.001 to 10.000.........                32                         2,632,627.68                      1.31
10.001 to 11.000.........                 8                           824,290.96                      0.41
11.001 to 12.000.........                 1                            73,000.00                      0.04
                                      -----                      ---------------                    ------
    TOTAL.................            1,921                      $200,661,062.31                    100.00%
                                      =====                      ===============                    ======

                              ADJUSTABLE RATE GROUP
                   NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION


      NEXT INTEREST                NUMBER OF                        AGGREGATE                 % OF AGGREGATE
     ADJUSTMENT DATE            MORTGAGE LOANS                  PRINCIPAL BALANCE            PRINCIPAL BALANCE
     ---------------            --------------                  -----------------            -----------------
June, 1997................                 4                    $    754,004.41                       0.38%
July, 1997................                 7                         634,648.47                       0.32
August, 1997..............                24                       2,910,560.38                       1.45
September, 1997...........               111                      13,984,306.57                       6.97
October, 1997.............               134                      14,337,439.21                       7.15
November, 1997............                51                       5,987,223.62                       2.98
December, 1997............                 5                         511,016.90                       0.25
January, 1998.............                 4                         720,304.18                       0.36
February, 1998............                10                       1,059,278.79                       0.53
March, 1998...............                11                       1,525,014.57                       0.76
April, 1998...............                25                       2,735,190.27                       1.36
May, 1998.................                12                       1,401,770.00                       0.70
June, 1998................                 3                         335,515.00                       0.17
October, 1998.............                 2                          68,310.76                       0.03
November, 1998............                 1                         111,748.09                       0.06
December, 1998............                 2                         157,479.40                       0.08
January, 1999.............                 6                         928,036.70                       0.46
February, 1999............                31                       3,398,704.64                       1.69
March, 1999...............               275                      29,362,501.88                      14.63
April, 1999...............               333                      32,459,676.68                      16.18
May, 1999.................               123                      14,396,765.25                       7.17
September, 1999...........                 2                         169,782.78                       0.08
October, 1999.............                 1                          35,985.69                       0.02
November, 1999............                 2                         183,699.25                       0.09
December, 1999............                 2                         626,260.94                       0.31
January, 2000.............                 2                         178,711.17                       0.09
February, 2000............                18                       2,000,879.33                       1.00
March, 2000...............                57                       6,462,083.12                       3.22
April, 2000...............                94                       8,819,265.32                       4.40
May, 2000.................                75                       6,818,095.79                       3.40
June, 2000................                 1                         161,500.00                       0.08
March, 2002...............               100                       9,448,679.97                       4.71
April, 2002...............               265                      24,766,714.22                      12.34
May, 2002.................               127                      13,159,758.96                       6.56
June, 2002................                 1                          50,150.00                       0.02
                                       -----                    ---------------                     ------
    TOTAL.................             1,921                    $200,661,062.31                     100.00%
                                       =====                    ===============                     ======

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in whole or in part of Mortgage Loans in the Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Sponsor, the Originators or the Master Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES (OTHER THAN THE CLASS A-7IO CERTIFICATES)

         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Mortgage Loans in the Fixed Rate Group are primarily fixed-rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on mortgage loans similar to the Mortgage Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the Mortgagor's monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. 60.46% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance had prepayment penalties.

         All of the Mortgage Loans in Adjustable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. 68.19% of the Mortgage Loans in the Adjustable Rate Group as of the Statistic Calculation Date by aggregate principal balance had prepayment penalties.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Pool are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

         The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.55% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in each Mortgage Loan Group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

                  (i) the Mortgage Loans consist of synthetic mortgage loans having the characteristics set forth below,

                  (ii)     the Closing Date is June 17, 1997,

                  (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in July, 1997, in accordance with the priorities described herein,

                  (iv) all prepayments are prepayments in full and include 30 days' interest thereon,

                  (v)      no early termination of the Trust occurs,

                  (vi)     no Mortgage Loan is ever delinquent,

                  (vii) the assumed levels of one-month LIBOR, six-month LIBOR, and one year CMT are 5.6875%, 5.96875% and 5.870%, respectively,

                  (viii) the Offered Certificates have the respective pass-through rates and original principal balances as set forth herein, and

                  (ix) all of the additional Mortgage Loans are delivered to the Trust by the Closing Date.


                              PREPAYMENT SCENARIOS

                            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V    SCENARIO VI    SCENARIO VII
                            ----------   -----------   ------------   -----------   ----------    -----------    ------------
Fixed Rate Group(1)........      0%         50%             100%          115%         150%           175%           250%
Adjustable Rate Group(2)...      0%         10%              20%           25%          30%            40%            50%

------------

(1)      As a percentage of the Prepayment Assumption.
(2)      As a conditional prepayment rate (CPR) percentage.



                                FIXED RATE GROUP

                                                      ORIGINAL          REMAINING
                                    GROSS             TERM TO            TERM TO
                                    COUPON            MATURITY           MATURITY         ORIGINAL BALLOON
   PRINCIPAL BALANCE                 RATE             (MONTHS)            (MONTHS)              MONTHS            INDEX
   -----------------                 ----             --------            --------              ------            -----

     $106,152,401.59               11.3680%              359                 176                  180         Balloon
     $    915,661.73               12.0880%              334                  79                   81         Balloon
     $ 17,155,341.94               10.8980%              111                 109                    0          ______
     $ 90,072,765.14               10.8570%              178                 176                    0          ______
     $ 40,157,037.67               10.4070%              235                 233                    0          ______
     $165,131,852.34               10.6050%              359                 356                    0          ______
     $    414,939.59                9.7320%              181                 180                    0          ______

                                                        ADJUSTABLE RATE GROUP

                               ORIGINAL     REMAINING
                    GROSS      TERM TO       TERM TO     MONTHS TO                               PERIODIC CAP     PERIODIC CAP
      PRINCIPAL    COUPON      MATURITY     MATURITY       COUPON                                (FIRST RESET     (SUBSEQUENT
       BALANCE      RATE       (MONTHS)     (MONTHS)     ADJUSTMENT       INDEX         MARGIN       DATE)         RESET DATES)
       -------     ------      --------     --------     ----------       -----         ------      -------        ------------

$  1,040,640.57     10.0910%      341         330            1         6 month LIBOR     6.04%      1.53%           1.53%
$  4,469,140.52     10.3460%      360         356            2         6 month LIBOR     6.73%      1.30%           1.12%
$ 21,002,242.05     10.2840%      359         356            3         6 month LIBOR     6.42%      1.24%           1.21%
$ 19,778,022.73     10.5540%      358         356            4         6 month LIBOR     6.45%      1.28%           1.28%
$  7,902,128.26     10.0940%      360         357            5         6 month LIBOR     5.97%      1.40%           1.25%
$  1,221,979.56      9.7280%      322         315            6         6 month LIBOR     5.37%      1.37%           1.37%
$107,340,777.83     10.7390%      358         356           22         6 month LIBOR     6.91%      2.94%           1.32%
$ 32,189,758.39      9.9060%      353         351           34         6 month LIBOR     5.17%      2.83%           1.00%
$ 62,753,412.91     10.5020%      332         331           58            1 year CMT     5.14%      1.59%           1.00%
$  1,269,681.61      9.9800%      355         347            4            1 year CMT     6.62%      2.00%           2.00%
$ 12,180,288.60      9.4010%      360         358            9            1 year CMT     6.01%      1.99%           2.00%
$  8,548,080.86     10.0230%      360         357           33            1 year CMT     5.95%      3.08%           2.00%
$    303,846.11      8.3540%      323         321           58            1 year CMT     4.75%      3.00%           2.00%

      LIFE        RESET
       CAP       FREQUENCY
      -----      ---------

     16.38%           6
     17.02%           6
     16.95%           6
     17.19%           6
     16.68%           6
     15.58%           6
     17.27%           6
     16.87%           6
     17.45%           6
     16.91%          12
     16.35%          12
     16.31%          12
     15.35%          12

         The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios". The percentages have been rounded to the nearest 1%.

    PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES        SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----        ----------       ----------       ----------      ----------       ----------      ----------       ----------
    06/25/1997          100              100              100             100              100             100              100
    06/25/1998           90               71               51              46               32              23                0
    06/25/1999           86               44                7               0                0               0                0
    06/25/2000           82               21                0               0                0               0                0
    06/25/2001           77                1                0               0                0               0                0
    06/25/2002           72                0                0               0                0               0                0
    06/25/2003           66                0                0               0                0               0                0
    06/25/2004           60                0                0               0                0               0                0
    06/25/2005           55                0                0               0                0               0                0
    06/25/2006           49                0                0               0                0               0                0
    06/25/2007           44                0                0               0                0               0                0
    06/25/2008           37                0                0               0                0               0                0
    06/25/2009           30                0                0               0                0               0                0
    06/25/2010           22                0                0               0                0               0                0
    06/25/2011           13                0                0               0                0               0                0
    06/25/2012            0                0                0               0                0               0                0
    06/25/2013            0                0                0               0                0               0                0
    06/25/2014            0                0                0               0                0               0                0
    06/25/2015            0                0                0               0                0               0                0
    06/25/2016            0                0                0               0                0               0                0
    06/25/2017            0                0                0               0                0               0                0
    06/25/2018            0                0                0               0                0               0                0
    06/25/2019            0                0                0               0                0               0                0
    06/25/2020            0                0                0               0                0               0                0
    06/25/2021            0                0                0               0                0               0                0
    06/25/2022            0                0                0               0                0               0                0
    06/25/2023            0                0                0               0                0               0                0
    06/25/2024            0                0                0               0                0               0                0
    06/25/2025            0                0                0               0                0               0                0
    06/25/2026            0                0                0               0                0               0                0
    06/25/2027            0                0                0               0                0               0                0

Weighted
Average Life
(years):(1)            8.38             1.93             1.14            1.02             0.84            0.75             0.59

Weighted
Average Life
(years):(2)            8.38             1.93             1.14            1.02             0.84            0.75             0.59


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES           SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6    SCENARIO 7
       -----           ----------       ----------       ----------      ----------       ----------      ----------    ----------

    06/25/1997             100              100              100             100              100             100           100
    06/25/1998             100              100              100             100              100             100            90
    06/25/1999             100              100              100              94               58              34             0
    06/25/2000             100              100               56              36                0               0             0
    06/25/2001             100              100               28              14                0               0             0
    06/25/2002             100               75                8               0                0               0             0
    06/25/2003             100               54                0               0                0               0             0
    06/25/2004             100               41                0               0                0               0             0
    06/25/2005             100               33                0               0                0               0             0
    06/25/2006             100               25                0               0                0               0             0
    06/25/2007             100               17                0               0                0               0             0
    06/25/2008             100                9                0               0                0               0             0
    06/25/2009             100                2                0               0                0               0             0
    06/25/2010             100                0                0               0                0               0             0
    06/25/2011             100                0                0               0                0               0             0
    06/25/2012              47                0                0               0                0               0             0
    06/25/2013              42                0                0               0                0               0             0
    06/25/2014              37                0                0               0                0               0             0
    06/25/2015              32                0                0               0                0               0             0
    06/25/2016              25                0                0               0                0               0             0
    06/25/2017              20                0                0               0                0               0             0
    06/25/2018              16                0                0               0                0               0             0
    06/25/2019              11                0                0               0                0               0             0
    06/25/2020               5                0                0               0                0               0             0
    06/25/2021               0                0                0               0                0               0             0
    06/25/2022               0                0                0               0                0               0             0
    06/25/2023               0                0                0               0                0               0             0
    06/25/2024               0                0                0               0                0               0             0
    06/25/2025               0                0                0               0                0               0             0
    06/25/2026               0                0                0               0                0               0             0
    06/25/2027               0                0                0               0                0               0             0

Weighted
Average Life
(years):(1)              16.98             7.12             3.47            3.00             2.21            1.90          1.34

Weighted
Average Life
(years):(2)              16.98             7.12             3.47            3.00             2.21            1.90          1.34


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES           SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4     SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----           ----------       ----------       ----------      ----------     ----------      ----------       ----------

    06/25/1997               100              100              100             100            100             100            100
    06/25/1998               100              100              100             100            100             100            100
    06/25/1999               100              100              100             100            100             100              0
    06/25/2000               100              100              100             100             56               0              0
    06/25/2001               100              100              100             100              0               0              0
    06/25/2002               100              100              100              37              0               0              0
    06/25/2003               100              100               35               0              0               0              0
    06/25/2004               100              100                0               0              0               0              0
    06/25/2005               100              100                0               0              0               0              0
    06/25/2006               100              100                0               0              0               0              0
    06/25/2007               100              100                0               0              0               0              0
    06/25/2008               100              100                0               0              0               0              0
    06/25/2009               100              100                0               0              0               0              0
    06/25/2010               100               41                0               0              0               0              0
    06/25/2011               100                0                0               0              0               0              0
    06/25/2012               100                0                0               0              0               0              0
    06/25/2013               100                0                0               0              0               0              0
    06/25/2014               100                0                0               0              0               0              0
    06/25/2015               100                0                0               0              0               0              0
    06/25/2016               100                0                0               0              0               0              0
    06/25/2017               100                0                0               0              0               0              0
    06/25/2018               100                0                0               0              0               0              0
    06/25/2019               100                0                0               0              0               0              0
    06/25/2020               100                0                0               0              0               0              0
    06/25/2021                93                0                0               0              0               0              0
    06/25/2022                23                0                0               0              0               0              0
    06/25/2023                 0                0                0               0              0               0              0
    06/25/2024                 0                0                0               0              0               0              0
    06/25/2025                 0                0                0               0              0               0              0
    06/25/2026                 0                0                0               0              0               0              0
    06/25/2027                 0                0                0               0              0               0              0

Weighted
Average Life
(years):(1)                24.68            12.95             5.95            5.00           3.39            2.63           1.80

Weighted
Average Life
(years):(2)                24.68            12.95             5.95            5.00           3.39            2.63           1.80


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES           SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6     SCENARIO 7
       -----           ----------       ----------       ----------      ----------       ----------      ----------     ----------
    06/25/1997               100              100              100             100              100             100          100
    06/25/1998               100              100              100             100              100             100          100
    06/25/1999               100              100              100             100              100             100           54
    06/25/2000               100              100              100             100              100              52            0
    06/25/2001               100              100              100             100               86              43            0
    06/25/2002               100              100              100             100               47              13            0
    06/25/2003               100              100              100              79               28               4            0
    06/25/2004               100              100               84              59               19               3            0
    06/25/2005               100              100               78              56               19               3            0
    06/25/2006               100              100               66              47               18               3            0
    06/25/2007               100              100               54              37               14               3            0
    06/25/2008               100              100               42              28               10               2            0
    06/25/2009               100              100               33              21                5               0            0
    06/25/2010               100              100               25              15                2               0            0
    06/25/2011               100               93               19              11                0               0            0
    06/25/2012               100               51                8               3                0               0            0
    06/25/2013               100               43                5               1                0               0            0
    06/25/2014               100               37                3               0                0               0            0
    06/25/2015               100               31                1               0                0               0            0
    06/25/2016               100               26                0               0                0               0            0
    06/25/2017               100               22                0               0                0               0            0
    06/25/2018               100               18                0               0                0               0            0
    06/25/2019               100               15                0               0                0               0            0
    06/25/2020               100               12                0               0                0               0            0
    06/25/2021               100               10                0               0                0               0            0
    06/25/2022               100                6                0               0                0               0            0
    06/25/2023                87                4                0               0                0               0            0
    06/25/2024                66                1                0               0                0               0            0
    06/25/2025                44                0                0               0                0               0            0
    06/25/2026                18                0                0               0                0               0            0
    06/25/2027                 0                0                0               0                0               0            0

Weighted
Average Life
(years):(1)                27.71            17.29            10.76            9.15             6.08            3.98         2.09

Weighted
Average Life
(years):(2)                27.32            15.25             8.98            7.31             5.16            3.76         2.09


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


       DATES        SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----        ----------       ----------       ----------      ----------       ----------      ----------       ----------
    06/25/1997            100              100              100             100              100             100              100
    06/25/1998            100              100              100             100              100             100              100
    06/25/1999            100              100              100             100              100             100              100
    06/25/2000            100              100              100             100              100             100                0
    06/25/2001             99               93               89              89               92              96                0
    06/25/2002             98               86               80              79               78              79                0
    06/25/2003             95               75               65              63               57              55                0
    06/25/2004             92               65               51              47               39              34                0
    06/25/2005             81               43               23              19               19              20                0
    06/25/2006             69               27               10               8                6              11                0
    06/25/2007             60               18                5               3                2               4                0
    06/25/2008             51               11                2               1                0               0                0
    06/25/2009             42                7                1               0                0               0                0
    06/25/2010             34                4                0               0                0               0                0
    06/25/2011             25                2                0               0                0               0                0
    06/25/2012              0                0                0               0                0               0                0
    06/25/2013              0                0                0               0                0               0                0
    06/25/2014              0                0                0               0                0               0                0
    06/25/2015              0                0                0               0                0               0                0
    06/25/2016              0                0                0               0                0               0                0
    06/25/2017              0                0                0               0                0               0                0
    06/25/2018              0                0                0               0                0               0                0
    06/25/2019              0                0                0               0                0               0                0
    06/25/2020              0                0                0               0                0               0                0
    06/25/2021              0                0                0               0                0               0                0
    06/25/2022              0                0                0               0                0               0                0
    06/25/2023              0                0                0               0                0               0                0
    06/25/2024              0                0                0               0                0               0                0
    06/25/2025              0                0                0               0                0               0                0
    06/25/2026              0                0                0               0                0               0                0
    06/25/2027              0                0                0               0                0               0                0


Weighted
Average Life
(years):(1)             11.05             7.86             6.78            6.63             6.47            6.55             2.66

Weighted
Average Life
(years):(2)             11.05             7.86             6.71            6.44             5.76            4.96             2.66


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


       DATES       SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----       ----------       ----------       ----------      ----------       ----------      ----------       ----------
    06/25/1997           100              100              100             100              100             100              100
    06/25/1998            95               86               76              71               66              57               47
    06/25/1999            95               76               59              52               44              32               21
    06/25/2000            94               68               46              38               31              20               11
    06/25/2001            94               60               37              28               22              12                6
    06/25/2002            93               53               29              21               15               7                3
    06/25/2003            92               47               23              16               10               4                1
    06/25/2004            92               42               18              12                7               2                0
    06/25/2005            91               37               15               9                5               1                0
    06/25/2006            90               33               12               6                3               0                0
    06/25/2007            88               30                9               5                2               0                0
    06/25/2008            87               26                7               3                1               0                0
    06/25/2009            86               23                6               2                1               0                0
    06/25/2010            84               21                4               2                0               0                0
    06/25/2011            82               18                3               1                0               0                0
    06/25/2012            80               16                2               1                0               0                0
    06/25/2013            77               14                2               0                0               0                0
    06/25/2014            75               12                1               0                0               0                0
    06/25/2015            72               10                1               0                0               0                0
    06/25/2016            68                9                1               0                0               0                0
    06/25/2017            64                8                0               0                0               0                0
    06/25/2018            60                6                0               0                0               0                0
    06/25/2019            55                5                0               0                0               0                0
    06/25/2020            49                4                0               0                0               0                0
    06/25/2021            43                3                0               0                0               0                0
    06/25/2022            37                2                0               0                0               0                0
    06/25/2023            30                2                0               0                0               0                0
    06/25/2024            21                1                0               0                0               0                0
    06/25/2025            13                0                0               0                0               0                0
    06/25/2026             5                0                0               0                0               0                0
    06/25/2027             0                0                0               0                0               0                0

Weighted
Average Life
(years):(1)            20.68             7.69             4.07            3.21             2.62            1.86             1.38

Weighted
Average Life
(years):(2)            20.56             6.99             3.72            2.97             2.41            1.75             1.28


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS M-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES       SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----       ----------       ----------       ----------      ----------       ----------      ----------       ----------
    06/25/1997           100              100              100             100              100             100              100
    06/25/1998           100              100              100             100              100             100              100
    06/25/1999           100              100              100             100              100             100              100
    06/25/2000           100              100              100             100              100             100               81
    06/25/2001           100              100               81              70               49              37               81
    06/25/2002           100              100               63              53               34              24               81
    06/25/2003           100               97               49              40               23              15               37
    06/25/2004           100               84               38              30               16               9               10
    06/25/2005           100               73               29              22               11               6                0
    06/25/2006           100               63               23              16                7               2                0
    06/25/2007           100               55               17              12                5               0                0
    06/25/2008           100               47               13               9                0               0                0
    06/25/2009           100               41               10               6                0               0                0
    06/25/2010           100               34                8               5                0               0                0
    06/25/2011           100               29                6               0                0               0                0
    06/25/2012            73               15                0               0                0               0                0
    06/25/2013            69               13                0               0                0               0                0
    06/25/2014            66               11                0               0                0               0                0
    06/25/2015            61                9                0               0                0               0                0
    06/25/2016            56                8                0               0                0               0                0
    06/25/2017            53                7                0               0                0               0                0
    06/25/2018            49                6                0               0                0               0                0
    06/25/2019            46                5                0               0                0               0                0
    06/25/2020            42                2                0               0                0               0                0
    06/25/2021            37                0                0               0                0               0                0
    06/25/2022            32                0                0               0                0               0                0
    06/25/2023            26                0                0               0                0               0                0
    06/25/2024            20                0                0               0                0               0                0
    06/25/2025            13                0                0               0                0               0                0
    06/25/2026             6                0                0               0                0               0                0
    06/25/2027             0                0                0               0                0               0                0

Weighted
Average Life
(years):(1)            21.08            11.58             6.94            6.15             4.98            4.60              5.5

Weighted
Average Life
(years):(2)            20.96            11.04             6.43            5.58             4.57            4.18             3.43


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS M-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES      SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6       SCENARIO 7
       -----      ----------       ----------       ----------      ----------       ----------      ----------       ----------
    06/25/1997          100              100              100             100              100             100              100
    06/25/1998          100              100              100             100              100             100              100
    06/25/1999          100              100              100             100              100             100              100
    06/25/2000          100              100              100             100              100             100              100
    06/25/2001          100              100               81              70               49              37               63
    06/25/2002          100              100               63              53               34              24                6
    06/25/2003          100               97               49              40               23              15                0
    06/25/2004          100               84               38              30               16               9                0
    06/25/2005          100               73               29              22               11               4                0
    06/25/2006          100               63               23              16                6               0                0
    06/25/2007          100               55               17              12                1               0                0
    06/25/2008          100               47               13               9                0               0                0
    06/25/2009          100               41               10               5                0               0                0
    06/25/2010          100               34                7               1                0               0                0
    06/25/2011          100               29                3               0                0               0                0
    06/25/2012           73               15                0               0                0               0                0
    06/25/2013           69               13                0               0                0               0                0
    06/25/2014           66               11                0               0                0               0                0
    06/25/2015           61                9                0               0                0               0                0
    06/25/2016           56                8                0               0                0               0                0
    06/25/2017           53                5                0               0                0               0                0
    06/25/2018           49                3                0               0                0               0                0
    06/25/2019           46                1                0               0                0               0                0
    06/25/2020           42                0                0               0                0               0                0
    06/25/2021           37                0                0               0                0               0                0
    06/25/2022           32                0                0               0                0               0                0
    06/25/2023           26                0                0               0                0               0                0
    06/25/2024           20                0                0               0                0               0                0
    06/25/2025           13                0                0               0                0               0                0
    06/25/2026            3                0                0               0                0               0                0
    06/25/2027            0                0                0               0                0               0                0

Weighted
Average Life
(years):(1)           21.06            11.47             6.91            6.08             4.87            4.40             4.32

Weighted
Average Life
(years):(2)           20.96            11.04             6.43            5.57             4.51            4.02             3.52


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS B-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

       DATES       SCENARIO 1       SCENARIO 2       SCENARIO 3      SCENARIO 4       SCENARIO 5      SCENARIO 6     SCENARIO 7
       -----       ----------       ----------       ----------      ----------       ----------      ----------     ----------
    06/25/1997           100              100              100             100              100             100            100
    06/25/1998           100              100              100             100              100             100            100
    06/25/1999           100              100              100             100              100             100            100
    06/25/2000           100              100              100             100              100             100            100
    06/25/2001           100              100               81              70               49              37             11
    06/25/2002           100              100               63              53               34              24              0
    06/25/2003           100               97               49              40               23              12              0
    06/25/2004           100               84               38              30               13               2              0
    06/25/2005           100               73               29              22                4               0              0
    06/25/2006           100               63               23              14                0               0              0
    06/25/2007           100               55               16               7                0               0              0
    06/25/2008           100               47                9               1                0               0              0
    06/25/2009           100               41                4               0                0               0              0
    06/25/2010           100               34                0               0                0               0              0
    06/25/2011           100               29                0               0                0               0              0
    06/25/2012            73               13                0               0                0               0              0
    06/25/2013            69                9                0               0                0               0              0
    06/25/2014            66                5                0               0                0               0              0
    06/25/2015            61                2                0               0                0               0              0
    06/25/2016            56                0                0               0                0               0              0
    06/25/2017            53                0                0               0                0               0              0
    06/25/2018            49                0                0               0                0               0              0
    06/25/2019            46                0                0               0                0               0              0
    06/25/2020            42                0                0               0                0               0              0
    06/25/2021            37                0                0               0                0               0              0
    06/25/2022            32                0                0               0                0               0              0
    06/25/2023            26                0                0               0                0               0              0
    06/25/2024            20                0                0               0                0               0              0
    06/25/2025             9                0                0               0                0               0              0
    06/25/2026             0                0                0               0                0               0              0
    06/25/2027             0                0                0               0                0               0              0

Weighted
Average Life
(years):(1)            20.98            11.12             6.69            5.88             4.66            4.16           3.59

Weighted
Average Life
(years):(2)            20.95            11.00             6.43            5.57             4.46            3.92           3.45


(1) To Maturity

(2) To 10% Call

(3) This assumes that an optional termination is exercised by the Master Servicer when the aggregate principal balance has declined to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Closing Date.

The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth above, which only demonstrate how the Mortgage Loans may behave under varying prepayment scenarios. It is unlikely that the Mortgage Loans will prepay at the same levels of CPR or in accordance with the Prepayment Assumptions. Moreover, the varying remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments then indicated in the foregoing tables.

YIELD SENSITIVITY OF THE CLASS A-7IO CERTIFICATES

         As the owners of interest-only strip securities, the Owners of the Class A-7IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-7IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in the Fixed Rate Group to a greater degree than will the Owners of the other Classes of Fixed Rate Group Certificates. In addition, the Notional Principal Balance applicable to interest calculations on the Class A-7IO Certificates is (x) through the 30th Payment Date, the Class A-5 Certificate Principal Balance and (y) thereafter, zero. Since the Class A-5 Certificates will amortize in accordance with the distribution of the Class A-5 Lockout Distribution Amount, the performance of the Class A-7IO Certificates is likely to be more stable than if such Notional Principal Balance were calculated using the underlying Fixed Rate Group Mortgage Loans directly; consequently, the yield sensitivity of such Certificates will only be impacted at extremely high CPRs.

PAYMENT LAG FEATURE OF FIXED RATE GROUP CERTIFICATES

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan (net of the Servicing Fee) received by the Master Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until July 25, 1997. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates will be below that otherwise produced by the related Pass-Through Rate because distributions to Owners of the Fixed Rate Group Certificates in respect of any given month will not be made until on or after the 25th day of the following month.


                                 USE OF PROCEEDS

         The Sponsor will cause the Trust to acquire the Mortgage Loans concurrently with the sale of the Offered Certificates. The net proceeds from the sale of the Offered Certificates will be paid over to the Originators in consideration of the transfer of the Mortgage Loans. Such amount will be determined as a result of the pricing of the Offered Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Originators' general funds and will be available for general corporate purposes, including the repayment of debt and the purchase of new mortgage loans.

                       THE SPONSOR AND THE MASTER SERVICER

         The Sponsor, Advanta Mortgage Conduit Services, Inc. is a direct subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of March 31, 1997 in excess of $6.2 billion. Advanta Parent, through its subsidiaries (including the Master Servicer) managed assets (including mortgage loans) in excess of $20.1 billion as of March 31, 1997. See "The Sponsor and the Transferor" in the Prospectus.

         As of March 31, 1997, the Master Servicer and its subsidiaries were servicing approximately 50,000 Mortgage Loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $3.1 billion, and approximately 86,700 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $5.6 billion. See "The Master Servicer" in the Prospectus.

         As of March 31, 1997, the Sponsor or its affiliates have issued, and the Master Servicer services, 31 issues of mortgage pass-through securities with an original balance of approximately $4.6 billion.

         The Master Servicer may resign or be removed, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and of the Class A-6 Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may enter into Sub-Servicing Agreements with qualified Sub-Servicers with respect to the servicing of all or any portion of the Mortgage Loans. The Pooling and Servicing Agreement will provide that affiliates of the Master Servicer which are qualified to service mortgage loans are qualified Sub-Servicers. No Sub-Servicing Agreements discharge the Master Servicer from its servicing obligations. See "Mortgage Loan Program -- Sub-Servicers" in the Prospectus.

         Upon removal or resignation of the Master Servicer, the Trustee may solicit bids for a successor servicer and, pending the appointment of a successor Master Servicer as a result of soliciting such bids, will be required to serve as Master Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which is acceptable to the Trustee and shall assume all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor, the Master Servicer or Advanta Parent, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

RECENT DEVELOPMENTS RELATED TO ADVANTA PARENT

         On March 17, 1997, Advanta Parent announced that it expects to report 1997 results well below previous expectations. On April 16, 1997, Advanta Parent reported a loss of $19.8 million for the first quarter of 1997. Such results are attributed to a number of factors, including continuing increases in consumer bankruptcies and charge-offs and lower receivables balances than originally anticipated in its credit card business. On March 17, 1997, Advanta Parent also announced it expects to report a net profit for full year 1997, with estimated full year earnings of approximately $1.50 per share.

         On March 17, 1997, Advanta Parent also announced that it has retained BT Wolfensohn, a division of Bankers Trust New York Corporation, to explore all strategic alternatives that build upon the historic strength and success of Advanta Parent as a whole and of its business units, including the Sponsor and/or the Master Servicer, with the aim of maximizing Advanta Parent's value. The strategic alternatives that might be considered by Advanta Parent include, but are not limited to, a strategic alliance with another company, an alliance or initial public offering involving one or more of Advanta Parent's operating units, or a merger or sale involving Advanta Parent as a whole. There is no assurance that any such event will occur. The result of pursuing such alternatives may positively, or may adversely, affect the financial ability of the Sponsor and/or the Master Servicer to perform their financial and other obligations, or to service the Mortgage Loan pool. In the event that such effects on the Sponsor and/or the Master Servicer are adverse, losses and delinquencies on the Mortgage Loan pool may increase.

         Advanta Parent has reported that its overall charge-off rate on all managed receivables (for which the mortgage loan portfolio represented approximately 20% at March 31, 1997), for the three months ended at March 31, 1997, was 5.3%, compared to 2.8% for the first quarter of 1996. Advanta Parent has further reported that its overall delinquency ratio (30 days or more) for all managed receivables at March 31, 1997 was 5.5%, compared to 3.2% at March 31, 1996.

         The ability of Advanta Parent's subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Parent. Such obligations of the Sponsor and the Master Servicer, insofar as they relate to the Trust and the Offered Certificates, primarily consist of the Sponsor's obligation to repurchase defective Mortgage Loans and the Master Servicer's obligation to service the Mortgage Loan pool. To the extent that the Sponsor and/or the Master Servicer's ability to perform such obligations is adversely affected, the Mortgage Loan pool may experience an increased level of delinquencies and losses. The credit enhancement available to the Trust, however, will be available, under the circumstances described herein under "Credit Enhancement" to absorb certain losses, as described herein.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Persons in whose name an Offered Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Offered Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No Beneficial Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Securities -- Form of Securities" in the Prospectus.

         Each class of Offered Certificates will evidence the right to receive on each Payment Date such Class' Distribution Amount for such class of Offered Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Owners of the class of Class R Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow not required for other purposes pursuant to the Pooling and Servicing Agreement.

REMITTANCE DATES

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account. See "Description of the Securities -- Payments on Mortgage Loans" in the Prospectus.

         On the eighteenth day of each month (or, if such day is not a Business Day, the immediately preceding Business Day) (the "Remittance Date") the Master Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The Monthly Remittance Amount is the sum of the amounts collected by the Master Servicer in respect of the Mortgage Loans during the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month (the "Remittance Period") plus any related Loan Purchase Prices, Substitution Amounts, Delinquency Advances and Compensating Interest, less the sum of certain amounts the Master Servicer is permitted to withdraw from the Principal and Interest Account, as described under "Description of the Securities -- Withdrawals from the Principal and Interest Account."

BOOK ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

         The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Offered Certificates through DTC in the United States, or CEDEL or Euroclear in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While such Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Foreign Investors" and " -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (b) the Sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, at the Sponsor's expense and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Sponsor, the Master Servicer nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear, or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Euroclear, Cedel or Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENT DATES

         Distributions on the Certificates are required to be made on each Payment Date, commencing on July 25, 1997, to the Owners on each Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Certificateholders' class of such Certificates on such Payment Date. See "Description of the Securities -- Distributions" in the Prospectus.

         On each Payment Date, the Owners of each Class of the Offered Certificates will be entitled to receive from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of the Offered Certificates as described below. Distributions will be made in immediately available funds to Owners of Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Offered Certificates--Book Entry Registration of the Offered Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee.

         Each Owner of record of the related Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Cut-Off Date.

DISTRIBUTIONS

         Upon receipt, the Trustee will be required to deposit into the Certificate Account with respect to each Mortgage Loan Group (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds and any amounts advanced by the Master Servicer, remitted by the Master Servicer, together with any Substitution Amount and any Loan Purchase Price amount and (ii) the proceeds of any liquidation of the Trust Estate.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

                  Interest: On each Payment Date the Interest Remittance Amount with respect to the related Mortgage Loan Group will be distributed in the following order of priority:

         First, to the Trustee, the Trustee's Fee;

         Second, with respect to the Adjustable Rate Group, the Premium then due to the Class A-6 Insurer;

         Third, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available (less the Trustee's Fee (and less the Premium with respect to the Adjustable Rate Group only), is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

         Fourth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class M-1 Certificates, the Class M-1 Current Interest;

         Fifth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class M-2 Certificates, the Class M-2 Current Interest;

         Sixth, with respect to the Fixed Rate Group, to the extent of the Interest Amount Available with respect to the Fixed Rate Group then remaining, to the Owners of the Class B-1 Certificates, the Class B-1 Current Interest; and

         Seventh, the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group shall be applied as described under "Credit Enhancement--Application of Monthly Excess Cashflow Amount."

         PRINCIPAL: GENERAL. The Fixed Rate Group Certificates and the Adjustable Rate Group Certificates will generally receive principal distributions on each Payment Date which are based on principal collections, and Realized Losses, with respect to the related Mortgage Loan Group. In addition, the overcollateralization feature of the Trust results in accelerated payments of principal with respect to each Mortgage Loan Group to achieve, and thereafter maintain, a specialized level of overcollateralization with respect to such Mortgage Loan Group. Such accelerated principal will generally be funded from excess interest with respect to the related Mortgage Loan Group.

         ADJUSTABLE RATE GROUP-PRINCIPAL DISTRIBUTIONS. On each Payment Date, principal will be distributed to the Owners of the Class A-6 Certificates in an amount equal to the Adjustable Rate Group Principal Distribution Amount until the Class A-6 Certificate Principal Balance has been reduced to zero.

         FIXED RATE GROUP-PRINCIPAL DISTRIBUTIONS. With respect to the Fixed Rate Group and on each Payment Date (a) before the related Stepdown Date or (b) with respect to which a Fixed Rate Group Trigger Event is in effect Owners of the Class A Certificates (other than the Class A-7IO Certificates) will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to the Fixed Rate Group for such Payment Date as follows: first, to the Owners of the Class A-5 Certificates, the Class A-5 Lockout Distribution Amount and then to the Owners of the Class A Fixed Rate Group Certificates (other than the Class A-7IO Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Fixed Rate Group Certificates has been reduced to zero.

         With respect to the Fixed Rate Group and on each Payment Date (a) on or after the related Stepdown Date and (b) as long as a Fixed Rate Group Trigger Event is not in effect and is not continuing, the Owners of all Classes of the Fixed Rate Group Certificates (other than the Class A-7IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to the Fixed Rate Group as follows:

                  First, the lesser of (x) the Fixed Rate Group Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-5 Certificates, in an amount equal to the Class A-5 Lockout Distribution Amount, with the remainder paid to the Owners of the Class A Fixed Rate Group Certificates (other than the Class A-7IO Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Fixed Rate Group Certificates has been reduced to zero;

                  Second, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Fixed Rate Group Certificates in clause First above and (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                  Third, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Fixed Rate Group Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                  Fourth, the lesser of (x) the excess of (i) the Fixed Rate Group Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Fixed Rate Group Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount shall be distributed to the Owners of the Class B-1 Certificates, until the Class B-1 Certificate Principal Balance has been reduced to zero; and,

                  Fifth, the lesser of (x) any amount of the Fixed Rate Group Principal Distribution Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above and (y) the positive difference, if any, of (A) $2,100,000 minus (B) the Target Overcollateralization Amount for the Fixed Rate Group for such Payment Date shall be applied as a payment of principal with respect to the Subordinate Certificates in reverse order of seniority

         (i.e., first to the Class B-1 Certificates, second to the Class M-2 Certificates, third to the Class M- 1 Certificates and fourth, to the Class A Fixed Rate Group Certificates) until their respective Certificate Principal Balances have been reduced to zero; and

                  Sixth, any amount of the Fixed Rate Group Principal Distribution Amount remaining after making all of the distributions in clauses First, Second, Third, Fourth and Fifth above shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group and shall be applied as described below under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts" in this summary.

         The Class A Fixed Rate Group Certificates (other than the Class A-5 Certificates and the Class A-7IO Certificates) are "sequential pay" classes such that the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount related to the Fixed Rate Group is zero, any amounts of principal payable to the Owners of the Class A Fixed Rate Group Certificates on such Payment Date shall be distributed pro rata and not sequentially.


         Notwithstanding the foregoing, in the event that the Certificate Principal Balance of all of the Class A Fixed Rate Group Certificates have been reduced to zero, all amounts of principal that would have been distributed to such Class A Fixed Rate Group Certificates will be distributed to the Subordinate Certificates sequentially in the following order: first, to the Class M-1 Certificates, second, to the Class M-2 Certificates and third, to the Class B-1 Certificates. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the Class M-2 and Class B-1 Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the Class B-1 Certificates.

CALCULATION OF LIBOR

         On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Adjustable Rate Group Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means four leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or be under common control with, the Sponsor.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Adjustable Rate Group Certificates will be established by the Trustee as follows:

               (a) If on such Interest Determination Date two or more Reference Banks provides such offered quotations, LIBOR for the related Accrual Period for the Adjustable Rate Group Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.

               (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Adjustable Rate Group Certificates shall be the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

               The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Group Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at 1-800-735-7777.

CERTAIN ACTIVITIES

               The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities;
(vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To The Securityholders" in the Prospectus for information regarding reports to the Owners.


                               CREDIT ENHANCEMENT

               FIXED RATE GROUP. The Credit Enhancement provided for the benefit of the Owners of the Class A Fixed Rate Group Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses, and the application of the Fixed Rate Monthly Excess Cashflow Amounts.

               ADJUSTABLE RATE GROUP. The Credit Enhancement provided for the benefit of the Owners of the Class A-6 Certificates consists of the Class A-6 Insurance Policy, the application of the Adjustable Rate Group Monthly Excess Cashflow Amounts and the cross-collateralization feature of the Trust. The Class A-6 Certificates will have the benefit of certain levels of overcollateralization as required by the Class A-6 Insurer.

               Application of Realized Losses (Fixed Rate and Adjustable Rate Groups). The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Principal Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss". Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount). In the case of the Fixed Rate Group, any remaining deficiency after absorption by the Class R Certificates will be absorbed, second, by the Owners of the Class B-1 Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates. In the case of the Adjustable Rate Group, any remaining deficiency will be covered by the Class A-6 Insurance Policy.

               To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

               The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the related Overcollateralization Amount.

               If, on any Payment Date and with respect to either Mortgage Loan Group, after taking into account all Realized Losses experienced with respect to such Mortgage Loan Group during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to the related Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), such excess is an "Applied Realized Loss Amount" with respect to the related Group. In the case of the Fixed Rate Group, such an Applied Realized Loss Amount will be applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B-1 Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). In the case of the Adjustable Rate Group, the Trustee will make a claim under the Class A-6 Insurance Policy with respect to an Applied Realized Loss Amount with respect to the Adjustable Rate Group. The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

               Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B-1 Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

               Application of Monthly Excess Cashflow Amounts -- Overcollateralization Mechanics (Fixed and Adjustable Rate Groups). The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal

Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in Overcollateralization. This excess interest for a Remittance Period and with respect to a Mortgage Loan Group, together with interest on the related Overcollateralization Amount itself, on the related Payment Date is the "Monthly Excess Interest Amount" for such Payment Date and Mortgage Loan Group.

               The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) $11,130,000 with respect to the Fixed Rate Group and with respect to the Adjustable Rate Group, an amount required by the Class A-6 Insurer. Since the actual level of the Overcollateralization Amount with respect to each Mortgage Loan Group as of the Closing Date is less than the related Targeted Overcollateralization Amount, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group will increase to the level of the related Targeted Overcollateralization Amount.

               If, once the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Principal Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

               On and after the related Stepdown Date, the Targeted Overcollateralization Amount with respect to the Fixed Rate Group and the Adjustable Rate Group, respectively, is permitted to decrease or "step-down" below the $11,130,000 levels to equal 5.30% of the then current aggregate outstanding Principal Balance of the related Mortgage Loan Group (subject to a floor of $2,100,000 for the Fixed Rate Group). If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "stepdown" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Principal Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

               A. On any Payment Date, the sum of the Fixed Rate Group Monthly Excess Interest Amount and the Fixed Rate Group Overcollateralization Release Amount is the Fixed Rate Group Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

               (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the Fixed Rate Group;

               (2) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the Fixed Rate Group;

               (3)  to fund the Class M-1 Interest Carry Forward Amount, if any;

               (4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, if any;

               (5)  to fund the Class M-2 Interest Carry Forward Amount, if any;

               (6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, if any;

               (7)  to fund the Class B-1 Interest Carry Forward Amount, if any;

               (8) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date, if any;

               (9) to fund any amounts listed in clauses (1) and (2) above for such Payment Date with respect to the Adjustable Rate Group to the extent that such amounts have not been funded in full through the application of the Adjustable Rate Group's Monthly Excess Cashflow Amount on such Payment Date; and

               (10) to the Master Servicer to the extent of any unreimbursed
                    Delinquency Advances or Servicing Advances including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances.

               B. On any Payment Date, the sum of the Adjustable Rate Group Monthly Excess Interest Amount and the Adjustable Rate Group
Overcollateralization Release Amount is the Adjustable Rate Group Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

               (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to the Adjustable Rate Group;

               (2) to reimburse the Class A-6 Insurer for prior, unreimbursed Insured Payments, subject to certain limits;

               (3) to fund the Extra Principal Distribution Amount for such Payment Date with respect to the Adjustable Rate Group;

               (4) to reimburse the Class A-6 Insurer for any remaining prior, unreimbursed Insured Payments;

               (5) to the Master Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances; and

               (6) to make payment of any Supplemental Interest Amount then due to the Owners of the Class A-6 Certificates, or otherwise to fund a distribution to Owners of the Class R Certificates.

               A consequence of the foregoing rules with respect to the application of Monthly Excess Cashflow is that the Adjustable Rate Group benefits from a limited amount of cross-collateralization from the Fixed Rate Group (as provided in clause A(9) above), although the Fixed Rate Group does not benefit from any corresponding cross-collateralization from the Adjustable Rate Group.

               Subordination of Subordinate Certificates (Fixed Rate Group). The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans in the Fixed Rate Group will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Fixed Rate Group Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Fixed Rate Group Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against the Fixed Rate Group.

               The protection afforded to the Owners of the Class A Fixed Rate Group Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Fixed Rate Group Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Fixed Rate Group Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and the Class R Certificates.

               In addition, the rights of the Owners of the Class M-2, Class B-1 and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Fixed Rate Group Certificates and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Fixed Rate Group Certificates and the Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

               The rights of the Owners of the Class B-1 and the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A Fixed Rate Group Certificates, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Fixed Rate Certificates.

               The Class A-6 Insurance Policy. The Sponsor will obtain a certificate insurance policy (the "Class A-6 Insurance Policy"), with respect to the Class A-6 Certificates, which is noncancelable, in favor of the Trustee on behalf of the Owners of the Class A-6 Certificates. On each Payment Date, the Class A-6 Insurer will be required to make available to the Trustee the amount, if any, by which the Class A-6 Required Payments exceeds the Net Available Distribution Amount as of such Payment Date. The Class A-6 Insurance Policy does not guarantee to owners of the Class A-6 Certificates any specified rate of Prepayments. See "The Class A-6 Insurance Policy" and "The Class A-6 Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

               The Certificate Principal Balance of any Class of the Class A Certificates (except the Class A-7IO certificates, is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates on all prior Payment Dates.

               "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any Payment Date, the lesser of (x) the Class B-1 Certificate Principal Balance (after taking into account the distribution of the Fixed Rate Group Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Fixed Rate Group Applied Realized Loss Amount as of such Payment Date.

               "Class B-1 Certificate Principal Balance" means, as to the Class B-1 Certificates and as of any date of determination, the Original Class B-1 Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class B-1 Certificates on all prior Payment

Dates on account of principal and (y) the aggregate, cumulative amount of Class B-1 Applied Realized Loss Amounts on all prior Payment Dates.

               "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any Payment Date, the lesser of (x) the Class B-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of
(i) the Fixed Rate Group Monthly Excess Cashflow Amount over (ii) the sum of the Fixed Rate Group Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B-1 Interest Carry Forward Amount in each case for such Payment Date.

               "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Payment Date, the lesser of (x) the Class M-1 Certificate Principal Balance (after taking into account the distribution of the Fixed Rate Group Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Fixed Rate Group Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B-1 Applied Realized Loss Amount, in each case as of such Payment Date.

               "Class M-1 Certificate Principal Balance" means, as to the Class M-1 Certificates and as of any date of determination, the Original Class M-1 Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

               "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates of any Payment Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Fixed Rate Group Monthly Excess Cashflow Amount over (ii) the sum of the Fixed Rate Group Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

               "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Payment Date, the lesser of (x) the Class M-2 Certificate Principal Balance (after taking into account the distribution of the Fixed Rate Group Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Fixed Rate Group Applied Realized Loss Amount as of such Payment Date over (ii) the Class B Applied Realized Loss Amount as of such Payment Date.

               "Class M-2 Certificate Principal Balance" means, as to the Class M-2 Certificates and as of any date of determination, the Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

               "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Payment Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of
(i) the Fixed Rate Group Monthly Excess Cashflow Amount over (ii) the sum of the Fixed Rate Group Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

               "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of Fixed Rate Group Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of Fixed Rate Group Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.


                       THE POOLING AND SERVICING AGREEMENT

               In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

FORMATION OF THE TRUST

               The Trust will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date, the Sponsor will cause the Trust to acquire the Mortgage Loans, and the Trust will issue the Offered Certificates to the Owners thereof.

               The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Master Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor or the affiliated Originators under any insurance policies, and (v) Net Liquidation Proceeds with respect to any Liquidated Loan (collectively, the "Trust Estate").

SALE OF MORTGAGE LOANS

               Not later than the Closing Date the Sponsor will cause the Originators to transfer the Mortgage Loans pursuant to one or more Master Mortgage Loan Transfer Agreements between the Originators and the Sponsor (the "Master Transfer Agreements"). In the Master Transfer Agreements the Originators will make certain representations and warranties; the Sponsor will assign its rights to enforce such representations and warranties to the Trustee.

               Pursuant to the Pooling and Servicing Agreement, the Sponsor on the Closing Date will cause the Trust to acquire all right, title and interest of the Originators in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date (the "Schedule of Mortgage Loans") and all their right, title and interest in all principal collected and all interest due on each such Mortgage Loan on or after the Cut-Off Date.

               In connection with the sale of the Mortgage Loans on the Closing Date, the Originators will be required to deliver to the Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon,
(iii) originals of all assumption and modification agreements if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original

Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Owners, to review each such file within 90 days after the Closing Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

               The Originators are additionally required to cause to be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators; provided, however, that such requirements may be waived to the extent that the Sponsor delivers to the Trustee an acceptable opinion of counsel to the effect that the preparation and recordation of such assignments in certain jurisdictions is not necessary to protect the Trust's interest in the related Mortgage Loans.

GOVERNING LAW

               The Pooling and Servicing Agreement and each Offered Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

TERMINATION OF THE TRUST

               The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Offered Certificates of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, or (ii) any time when a Qualified Liquidation of the Trust Estate is effected.

REPORTING REQUIREMENTS

               On each Payment Date the Trustee is required to report in writing to each Owner:

                    (i) the amount of the distribution with respect to the each
               Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                    (ii) the amount of such distribution allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                    (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                    (iv) the Interest Carry Forward Amount for each Class;

                    (v) the principal amount (or Notional Principal Balance) of each Class of the Offered Certificates (based on a Certificate in the original principal (or notional principal) amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                    (vi) the aggregate Principal Balance of all Mortgage Loans and the aggregate Principal Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Payment Date;

                    (vii) based upon information furnished by the Sponsor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                    (viii) the total of any Substitution Amounts or Loan
               Purchase Price amounts included in such distribution with respect to Mortgage Loan Group;

                    (ix) the weighted average Coupon Rate of the Mortgage Loans in each Mortgage Loan Group;

                    (x) whether a Fixed Rate Group Trigger Event has occurred;

                    (xi) the Fixed Rate Group Senior Enhancement Percentage;

                    (xii) the Overcollateralization Amount for each Mortgage
               Loan Group and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

                    (xiii) the amount of any Applied Realized Loss Amount,
               Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date.

               Certain obligations of he Trustee to provide information to the Owners are conditioned upon such information being received from the Master Servicer.

               In addition, on each Payment Date the Trustee will be required to distribute to each Owner, together with the information described above, the following information prepared by the Master Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group;

                    (a) the number and aggregate Principal Balance of Mortgage
               Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and
               (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the number and aggregate Principal Balances of the Mortgage Loans and related data;

                    (b) the number and aggregate Principal Balance of all
               Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Payment Date;

                    (c) the number of Mortgagors and the aggregate Principal
               Balance of the related Mortgagors involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                    (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                    (e) the book value of any real estate acquired through
               foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                    (f) the amount of cumulative Realized Losses; and

                    (g) the aggregate Principal Balance of 60 + Day Delinquent
               Loans.

TERMINATION OF THE TRUST

               The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

               By the Master Servicer. At its option, the Master Servicer acting directly or through one or more affiliates may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Offered Certificates, on any Remittance Date on and after the Clean-up Call Date.

               Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                              THE CLASS A-6 INSURER

               AMBAC is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. AMBAC primarily insures newly issued municipal and structured finance obligations. AMBAC is a wholly-owned subsidiary of AMBAC Inc., a 100% publicly-held company. Moody's, Standard & Poor's and Fitch have each assigned a triple-A claims-paying ability rating to AMBAC.

               The consolidated financial statements of AMBAC and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Commission on March 12, 1997, Commission File No. 1-10777) and the consolidated financial statements of AMBAC and its subsidiaries as of March 31, 1997 and for the periods ending March 31, 1997 and March 31, 1996 included in the Quarterly Report on Form 10-Q of AMBAC Inc. for the period ended March 31, 1997 (which was filed with the Commission on May 15, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

               All financial statements of AMBAC and its subsidiaries included in documents filed by AMBAC Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

               The following table sets forth the capitalization of AMBAC as of December 31, 1994, December 31, 1995, December 31, 1996 and March 31, 1997, respectively, in conformity with generally accepted accounting principles.

                           AMBAC INDEMNITY CORPORATION
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                            December 31, 1994   December 31, 1995   December 31, 1996    March 31, 1997
                                                (audited)           (audited)           (audited)          (unaudited)
                                            -----------------   -----------------   -----------------    --------------
Unearned premiums .....................          $   840             $  906              $  995              $1,003

Other liabilities .....................              136                295                 259                 243
                                                 -------             ------              ------              ------

Total liabilities .....................              976              1,201               1,254               1,246
                                                 -------             ------              ------              ------

Stockholder's equity:

  Common stock ........................               82                 82                  82                  82

  Additional paid-in capital ..........              444                481                 515                 519

  Unrealized gains (losses)
  on investments,
  net of tax ..........................              (46)                87                  66                  30

  Retained earnings ...................              782                907                 992               1,034
                                                 -------             ------              ------              ------

Total stockholder's equity ............            1,262              1,557               1,655               1,665
                                                 -------             ------              ------              ------

Total liabilities and stockholder's
  equity ..............................          $ 2,238             $2,758              $2,909              $2,911
                                                 =======             ======              ======              ======


               For additional financial information concerning AMBAC, see the audited financial statements of AMBAC incorporated by reference herein. Copies of the financial statements of AMBAC incorporated herein by reference and copies of AMBAC's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge from AMBAC. The address of AMBAC's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York, 10004 and
(212) 668-0340.

               AMBAC makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this

Prospectus Supplement other than the information supplied by AMBAC and presented under the heading "The Class A-6 Insurance Policy" and "The Class A-6 Insurer" and in the financial statements incorporated herein by reference.


                         THE CLASS A-6 INSURANCE POLICY

               The Class A-6 Insurer, in consideration of the payment of the premium and subject to the terms of the Class A-6 Insurance Policy, agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

               The Class A-6 Insurer will make such payments to the Trustee from its own funds on the later of (a) three Business Days following delivery of the Notice to the Class A-6 Insurer of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. The Class A-6 Insurer shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Class A-6 Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Class A-6 Insurance Policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of the Class A-6 Certificates, unless such acceleration is at the sole option of the Class A-6 Insurer.

               Notwithstanding the foregoing paragraph, the Class A-6 Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any prepayment penalty or other accelerated payment which at any time may become due on or with respect to any Insured Obligation, other than at the sole option of the Class A-6 Insurer, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due the Holders of the Insured Obligations.

               The Class A-6 Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Class A-6 Insurer, such documentation being in a form satisfactory to the Class A-6 Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day.

               Insured Payments due under the Class A-6 Insurance Policy unless otherwise stated therein will be disbursed by the Class A-6 Insurer to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment.

               As used herein, the following terms shall have the following meanings:

               "Deficiency Amount" means the excess, if any, of Required Payments over the Net Available Distribution Amount for such Payment Date.

               "Due for Payment" shall mean with respect to an Insured Amount, the Payment Date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the Business Day on which the required documentation referred to above has been received by the Class A-6 Insurer.

               "Holder" shall mean any person who is the registered owner or beneficial owner of any Insured Obligation.

               "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount (including any amounts paid in respect of an Insufficiency Amount) for such Payment Date.

               "Insured Obligations" shall mean the Class A-6 Certificates.

               "Insured Payments" shall mean, the aggregate amount actually paid by the Class A-6 Insurer to the Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

               "Net Available Distribution Amount" means, with respect to any Payment Date, the sum of (i) the amount on deposit in the Certificate Account on such Payment Date with respect to the Adjustable Rate Group, minus the Trustee's Fee with respect to the Adjustable Rate Group and minus the premium then due to the Class A-6 Insurer, plus (ii) any Monthly Excess Cashflow available from the Fixed Rate Group.

               "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

               "Notice" means the notice sent in writing by telecopy, substantially in the form of Exhibit A attached to the Certificate Insurance Policy, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

               "Preference Amount" means any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

               "Required Payments" shall mean, as of any Payment Date, the sum of (i) the Class A-6 Current Interest plus any Class A-6 Interest Carry-Forward Amount and (ii) any Adjustable Rate Group Applied Realized Loss Amount.

               Any notice under the Class A-6 Insurance Policy may be made at the address listed below for the Class A-6 Insurer or such other address as the Class A-6 Insurer shall specify in writing to the Trustee.

               The notice address of the Class A-6 Insurer is One State Street Plaza, New York, New York 10004 Attention: General Counsel, or such other address as the Class A-6 Insurer shall specify to the Trustee in writing. The Class A-6 Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

               THE INSURANCE PROVIDED BY THE CLASS A-6 INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

               CLAIMS ARISING UNDER THE CLASS A-6 INSURANCE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION ESTABLISHED PURSUANT TO THE LAWS OF CALIFORNIA.

               The Class A-6 Insurance Policy is not cancelable for any reason. The premium on the Class A-6 Insurance Policy is not refundable for any reason.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTIONS

               The Trustee will cause one or more REMIC elections to be made with respect to certain specified assets of the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. Each of the Fixed Rate Group Certificates will be a "regular interest" in a REMIC, which will be treated as a debt instrument of the Trust for federal income tax purposes. Each of the Adjustable Rate Certificates and the related rights to receive Supplemental Interest Payments will be comprised of (i) a "regular interest" in a REMIC and
(ii) the right to receive Supplemental Interest Payments having the characteristics described below.

               For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Offered Certificates is 100% of the "Prepayment Assumption". See "Payment and Yield Considerations -- Projected Prepayments and Yields for Offered Certificates" herein. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Payment and Yield Considerations -- Projected Prepayments and Yields for Offered Certificates" herein and "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

SPECIAL TAX ATTRIBUTES

               The Offered Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Tax Attributes" in the Prospectus. The Small Business Job Protection Act of 1996 repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result,
Section 593(d) of the Code is no longer applicable to treat REMIC regular interests, including the Certificates, as "qualifying real property loans."

SUPPLEMENTAL INTEREST AMOUNTS

               The Beneficial Owners of the Adjustable Rate Group Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the respective Adjustable Rate Group Certificates without the right to receive Supplemental Interest Amounts and (ii) the right to receive the Supplemental Interest Amounts. The Owners of the respective Adjustable Rate Group Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Adjustable Rate Group Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

               A Beneficial Owner of an Adjustable Rate Group Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under
Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

               The right to receive the Supplemental Interest Amounts will not constitute: (i) a "real estate asset" within the meaning of section 858(c)(5)(A) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code or a "permitted investment" within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

               If the Master Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, the Supplemental Interest Amount may not be paid in full.

               TAXATION OF FOREIGN INVESTORS

               In general, foreign investors will not be subject to U.S. withholding on income from the Supplemental Interest Amounts. See "Certain Federal Income Tax Consequences -- Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the Prospectus.


                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

               Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (the "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan unless a statutory or administrative exemption applies to the transaction. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

               The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of a corporation, partnership or trust in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Offered Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Offered Certificate by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

               The DOL has issued to the Underwriters individual prohibited transaction exemptions, (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

               Among the conditions that must be satisfied for the Exemptions to apply are the following:

               (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

               (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

               (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

               (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Originator and the Sponsor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Master Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

               (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

               The Trust Estate must also meet the following requirements:

               (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

               Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

               As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing a Class A Certificate based on the Exemptions (and, in the case of the Class A-6 Certificates, an administrative exemption with respect to Supplemental Interest Amounts), a fiduciary of a Plan should itself confirm (1) that such Class A Certificate constitutes a "certificate" for purposes of the Exemptions and (2) that the conditions and other requirements set forth in the Exemptions would be satisfied.

               Prospective Plan investors in the Class A Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

               In addition to the matters described above, purchasers of a Class A Certificate that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Offered Certificates.


               Any person purchasing a Class A-6 Certificate and the related right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such Class A-6 Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as the related Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof).

SUBORDINATE CERTIFICATES

               The Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B-1 Certificates because such Certificates are subordinate to certain other Classes of the Certificates. Accordingly, PLANS MAY NOT PURCHASE THE SUBORDINATE CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.


                                     RATINGS

               It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Corporation ("Standard & Poor's") as set forth below:

                            Moody's           Fitch          Standard &
       Class                 Rating           Rating           Poor's
       -----                 ------           ------           Rating
                                                               ------
       Class A-1              Aaa              AAA              AAA

       Class A-2              Aaa              AAA              AAA

       Class A-3              Aaa              AAA              AAA

       Class A-4              Aaa              AAA              AAA

       Class A-5              Aaa              AAA              AAA

       Class A-6              Aaa              AAA              AAA

       Class A-7IO            Aaa              AAA              AAAr

       Class M-1              Aa2               AA               AA

       Class M-2               A2               A                A

       Class B-1              Baa2             BBB              BBB

               Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Fitch, One State Street Plaza, 33rd Floor, New York, New York 10004 and Standard & Poor's, 25 Broadway, New York, New York 10006. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

               The "r" of the "AAAr" rating of the Class A-7IO Certificates by Standard & Poor's is attached to highlight derivative, hydrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swap and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

               The Class A-6 Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-6 Certificates address the likelihood of the payment of any Supplemental Interest Amounts.

               The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. The ratings assigned by Fitch to pass-through certificates address the likelihood of the receipt by the Owners of all distributions (other than the payment of Supplemental Interest Amounts) to which such Owners are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying loans and the credit quality of the credit support provider. Fitch's ratings on home equity pass-through Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Owners might suffer a lower than anticipated yield.

               The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

               Such ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

               The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

               The Sponsor has not requested a rating of the Offered Certificates offered hereby by any rating agency other than Moody's, Fitch and Standard & Poor's and the Sponsor has not provided information relating to the Offered Certificates or the Mortgage Loans to any rating agency other than Moody's, Fitch and Standard & Poor's. There can be no assurance as to whether any other rating agency will rate the Offered Certificates offered hereby or, if another rating agency rates such Offered Certificates, what rating would be assigned to such Offered Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates offered hereby may be lower than the rating assigned to such Offered Certificates by Moody's, Fitch and Standard & Poor's.

                         LEGAL INVESTMENT CONSIDERATIONS

               No class of the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA.


                                  UNDERWRITING

               Subject to the terms and conditions set forth in the Underwriting Agreement, dated May 22, 1997 (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell the Offered Certificates to the Underwriters and the Underwriters have agreed to purchase the Offered Certificates.

               In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of each class of Offered Certificates in the amounts with respect to each Underwriter as set forth below:

                             Class A-1 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                $41,450,000
J.P. Morgan Securities, Inc.                                      $41,450,000
Lehman Brothers Inc.                                              $41,450,000
Salomon Brothers Inc                                              $41,450,000

                             Class A-2 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                $27,475,000
J.P. Morgan Securities, Inc.                                      $27,475,000
Lehman Brothers Inc.                                              $27,475,000
Salomon Brothers Inc                                              $27,475,000

                             Class A-3 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                 $2,625,000
J.P. Morgan Securities, Inc.                                       $2,625,000
Lehman Brothers Inc.                                               $2,625,000
Salomon Brothers Inc                                               $2,625,000

                             Class A-4 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                $11,111,250
J.P. Morgan Securities, Inc.                                      $11,111,250
Lehman Brothers Inc.                                              $11,111,250
Salomon Brothers Inc                                              $11,111,250

                             Class A-5 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                 $9,213,750
J.P. Morgan Securities, Inc.                                       $9,213,750
Lehman Brothers Inc.                                               $9,213,750
Salomon Brothers Inc                                               $9,213,750

                             Class A-6 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                $70,000,000
J.P. Morgan Securities, Inc.                                      $70,000,000
Lehman Brothers Inc.                                              $70,000,000
Salomon Brothers Inc                                              $70,000,000

                            Class A-7IO Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                    $0*

* No principal payments are distributed with respect to the Class A-7IO Certificates. Interest will be distributed and calculated on the basis of the Notional Principal Balance of the Class A-5 Certificates. Morgan Stanley & Co. Incorporated is the sole underwriter with respect to the Class A-7IO Certificates.

                             Class M-1 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                 $3,412,500
J.P. Morgan Securities, Inc.                                       $3,412,500
Lehman Brothers Inc.                                               $3,412,500
Salomon Brothers Inc                                               $3,412,500

                             Class M-2 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                 $6,037,500
J.P. Morgan Securities, Inc.                                       $6,037,500
Lehman Brothers Inc.                                               $6,037,500
Salomon Brothers Inc                                               $6,037,500

                             Class B-1 Certificates

Underwriters                                                    Principal Amount
------------                                                    ----------------
Morgan, Stanley & Co. Incorporated                                 $3,675,000
J.P. Morgan Securities, Inc.                                       $3,675,000
Lehman Brothers Inc.                                               $3,675,000
Salomon Brothers Inc                                               $3,675,000

               The Underwriters have agreed to reimburse the Sponsor for certain expenses in connection with the issuance and distribution of the Offered Certificates.

               The Underwriters have informed the Sponsor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

               Advanta Mortgage Conduit Services, Inc. has agreed to indemnify the Underwriters against certain liabilities including liabilities under the 1933 Act.

               In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Morgan Stanley, as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

               The Sponsor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Offered Certificates.

                                     EXPERTS

               The consolidated financial statements of the Class A-6 Insurer, AMBAC Indemnity Corporation, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

               Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Sponsor and the Underwriters by Dewey Ballantine, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                             PAGE
                                                                             ----
1933 Act ...........................................................            2
Accrual Period .....................................................           11
Actuarial loan .....................................................           42
Adjustable Rate Group ..............................................        5, 42
Adjustable Rate Group Available Funds Cap Rate .....................            6
Adjustable Rate Group Certificates .................................            7
Advanta Parent .....................................................           76
Affiliated Originators .............................................            2
Aggregate Certificate Principal Balance ............................            7
AMBAC ..............................................................        3, 95
Applied Realized Loss Amount .......................................       23, 87
Appraised Values ...................................................           43
Average Amount Outstanding .........................................           41
Beneficial Owners ..................................................           32
Book-Entry Certificates ............................................           78
Bulk Loans .........................................................           40
Business Day .......................................................       10, 85
CEDEL ..............................................................            1
CEDEL Participants .................................................           80
Certificate Account ................................................           82
Certificate Principal Balance ......................................            5
Certificates .......................................................            4
Class ..............................................................            5
Class A Certificates ...............................................            1
Class A Principal Distribution Amount ..............................           13
Class A-1 Available Funds Pass-Through Rate ........................            6
Class A-1 Certificates .............................................            1
Class A-2 Certificates .............................................            1
Class A-2 Supplemental Interest Amount .............................            6
Class A-3 Certificates .............................................            1
Class A-4 Certificates .............................................            1
Class A-5 Certificates .............................................            1
Class A-5 Lockout Distribution Amount ..............................           19
Class A-5 Lockout Percentage .......................................           19
Class A-5 Lockout Pro Rata Distribution Amount .....................           19
Class A-6 Certificates .............................................            1
Class A-6 Formula Pass-Through Rate ................................            5
Class A-6 Insurance Policy .........................................    2, 28, 90
Class A-6 Insurer ..................................................         2, 3
Class A-6 Pass-Through Rate ........................................            5
Class A-7IO Certificates ...........................................            1

                                                                             PAGE
                                                                             ----
Class B-1 Applied Realized Loss Amount .........................               90
Class B-1 Certificate Principal Balance ........................               90
Class B-1 Certificates .........................................                1
Class B-1 Principal Distribution Amount ........................               21
Class B-1 Realized Loss Amortization Amount ....................               91
Class Distribution Amount ......................................               10
Class M-1 Applied Realized Loss Amount .........................               91
Class M-1 Certificate Principal Balance ........................               91
Class M-1 Principal Distribution Amount ........................               20
Class M-1 Realized Loss Amortization Amount ....................               91
Class M-2 Applied Realized Loss Amount .........................               91
Class M-2 Certificate Principal Balance ........................               91
Class M-2 Principal Distribution Amount ........................               20
Class M-2 Realized Loss Amortization Amount ....................               91
Class R Certificates ...........................................             1, 4
Clean-up Call Date .............................................               32
Closing Date ...................................................                4
CMT ............................................................               37
Code ...........................................................              100
Commission .....................................................                2
Compensating Interest ..........................................               32
Cooperative ....................................................               80
Coupon Rate ....................................................               24
Current Interest ...............................................               10
Cut-Off Date ...................................................             2, 4
D&P ............................................................              101
Date of payment loan ...........................................               42
Deficiency Amount ..............................................               97
Delinquency Advances ...........................................               31
DOL ............................................................              100
DTC ............................................................                1
DTC Participants ...............................................               80
Due for Payment ................................................               97
Euroclear ......................................................                1
Euroclear Operator .............................................               80
Euroclear Participants .........................................               80
European Depositaries ..........................................               78
Exemptions .....................................................              101
Extra Principal Distribution Amount ............................               13
FDIC ...........................................................               76
Final Determination ............................................               95
Final Scheduled Payment Dates ..................................                9
Financial Intermediary .........................................               78
Fitch ..........................................................          33, 103
Fixed Rate Group ...............................................            4, 42
Fixed Rate Group Certificates ..................................                7
Fixed Rate Group Senior Enhancement Percentage .................               21
Fixed Rate Group Senior Specified Enhancement Percentage .......               21

                                                                            PAGE
                                                                            ----
Fixed Rate Group Trigger Event ................................               20
FNMA ..........................................................               51
Foreclosure Rate ..............................................               40
G&P Loans .....................................................               39
Gross Losses ..................................................               41
Group .........................................................                5
Groups ........................................................                5
Holder ........................................................               97
Insured Amounts ...............................................               98
Insured Obligations ...........................................               98
Insured Payments ..............................................               98
Interest Amount Available .....................................               11
Interest Carry Forward Amount .................................               10
Interest Determination Date ...................................               85
Interest Remittance Amount ....................................               12
Junior Lien Ratio .............................................               44
LIBOR .........................................................               85
Liquidated Home Equity Loan ...................................               13
Liquidated Loan ...............................................               22
Master Transfer Agreements ....................................               92
MCA Loans .....................................................               38
McGuire Loans .................................................               39
Mezzanine Certificates ........................................                1
Monthly Excess Cashflow Amount ................................               12
Monthly Excess Interest Amount ................................           24, 88
Monthly Remittance Date .......................................               13
Moody's .......................................................          32, 103
Mortgage Loan File ............................................               92
Mortgage Loan Group ...........................................               42
Mortgage Loans ................................................                2
Net Available Distribution Amount .............................               98
Net Losses ....................................................               41
NIV ...........................................................               41
Nonpayment ....................................................               98
Nonrecoverable Delinquency Advance ............................               31
Nonrecoverable Servicing Advance ..............................               31
Notes .........................................................               42
Notice ........................................................               98
Notional Principal Balance ....................................                1
Notional Principal Contract Regulations .......................              100
Offered Certificates ..........................................                1
Optional Termination ..........................................                7
Original Issue Discount .......................................               99
Overcollateralization Amount ..................................               14
Overcollateralization Deficiency ..............................               14
Overcollateralization Release Amount ..........................               14
Overcollateralization Release Amounts .........................               26
Owned and Managed Servicing Portfolio .........................               40

                                                                                PAGE
                                                                                ----
Owner(s) ...............................................................          77
PAM ....................................................................          38
PAM Loans ..............................................................          38
Participants ...........................................................          78
Pass-Through Rate ......................................................          83
Payment Date ...........................................................           9
Percentage Interest ....................................................          82
Plan Asset Regulation ..................................................         100
Plans ..................................................................         100
Pooling and Servicing Agreement ........................................           2
Pre-computed loan ......................................................          42
Preference Amount ......................................................          98
Premium ................................................................          11
Prepayment .............................................................          62
Prepayment Assumption ..................................................      63, 99
Principal Balance ......................................................           6
Principal Distribution Amount ..........................................          14
Principal Remittance Amount ............................................          15
Principal Transactions Exemption .......................................         103
PTCE ...................................................................         103
Realized Loss ..........................................................      22, 86
Record Date ............................................................          10
Recoveries .............................................................          41
Reference Banks ........................................................          85
Register ...............................................................          82
Registrar ..............................................................          82
Regular interest .......................................................          33
Relevant Depositary ....................................................          78
Remittance Date ........................................................          78
Remittance Period ......................................................      15, 78
Required Payments ......................................................          98
Residual interest ......................................................          33
Restricted Group .......................................................         102
Reuters Screen LIBO page ...............................................          85
Rules ..................................................................          79
Schedule of Mortgage Loans .............................................          92
Simple interest loan ...................................................          42
Six-Month LIBOR ........................................................          37
SMMEA ..................................................................          34
Standard & Poor's ......................................................     33, 103
Statistic Calculation Date .............................................           7
Stepdown Date ..........................................................          15
Subordinate Certificates ...............................................           1
Targeted Overcollateralization Amount ..................................          15
Terms and Conditions ...................................................          80
Third-Party Servicing Portfolio ........................................          40
Trust ..................................................................           4
Trust Estate ...........................................................          92

                                                                             PAGE
                                                                             ----
Trustee ................................................................     2, 4
Trustee's Fee ..........................................................       11
Unaffiliated Originator Loans ..........................................   38, 39
Unaffiliated Originators ...............................................        2
Underwriters ...........................................................        1
Underwriting Agreement .................................................      105
Unpaid Realized Loss Amount ............................................       92
Weighted average life ..................................................       63

PROSPECTUS

            MORTGAGE LOAN ASSET-BACKED SECURITIES, ISSUABLE IN SERIES

                  [Logo]                                      [Logo]
                  Sponsor of the Trust                        Master Servicer

         This Prospectus describes certain Mortgage Loan Asset-Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential mortgage loans, multi-family residential mortgage loans, mixed use mortgage loans, revolving home equity loans or certain balances thereof secured by mortgages primarily on one- to four-family residential properties, or certificates of interest or participation therein (collectively, the "Mortgage Loans"), to be acquired by such Trust from Advanta Mortgage Conduit Services, Inc. (the "Sponsor"). The Sponsor will acquire the Mortgage Loans from one or more affiliated or unaffiliated institutions (the "Originators"). In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to Advanta Mortgage Receivables Inc. (the "Transferor") and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor. See "The Mortgage Pools."

         The Mortgage Loans in each Mortgage Pool and certain other assets described herein and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") and in the related Prospectus Supplement will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools."


THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" PAGE 13.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.



                 The date of this Prospectus is March 10, 1997.

(Cover continued from previous page)

         Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

         THE SPONSOR'S AND THE RELATED ORIGINATORS' ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO THE SERVICING REQUIREMENTS RELATING THERETO, AND PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE SPONSOR OR BY SUCH ORIGINATORS, EXCEPT AS OTHERWISE DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PROSPECTUS SUPPLEMENT FOR EACH SERIES OF SECURITIES WILL NAME ADVANTA MORTGAGE CORP. USA AS MASTER SERVICER (THE "MASTER SERVICER") WHICH WILL ACT, DIRECTLY OR THROUGH ONE OR MORE SUBSERVICERS (THE "SUBSERVICER(S)"). THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH MAY INCLUDE A LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE MORTGAGE LOANS AND INTEREST SHORTFALLS DUE TO PREPAYMENT OF MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES."

         If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of Credit Enhancement. In addition to or in lieu of the foregoing, Credit Enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets, as defined herein, or over-collateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities or the related Current Report on Form 8-K will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool,
(ii) the effect of certain rates of prepayment, based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. AN INVESTOR SHOULD CAREFULLY REVIEW THE INFORMATION IN THE RELATED PROSPECTUS SUPPLEMENT CONCERNING THE DIFFERENT CONSEQUENCES OF THE RISKS ASSOCIATED WITH THE DIFFERENT TYPES AND CLASSES OF SECURITIES. See "Yield Considerations." A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") or a Financial Asset Securitization Investment Trust ("FASIT") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC or FASIT and which classes of Securities or other interests will be designated as the residual interest in a REMIC or as high-yield interests or the ownership interest in a FASIT. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Certain Federal Income Tax Consequences" herein.

         No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement, and, if given or made, such information must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

CAPTION                                               PAGE
-------                                               ----
Summary of Prospectus........................            4
Risk Factors.................................           13
     Risks of the Mortgage Loans.............           14
The Trusts...................................           18
The Mortgage Pools...........................           25
     General.................................           25
     The Mortgage Pools......................           25
Mortgage Loan Program........................           27
     Underwriting Guidelines.................           27
     Qualifications of Originators...........           31
     Sub-Servicers...........................           32
     Representations by Originators..........           32
     Sub-Servicing by Originators............           33
Description of the Securities................           34
     General.................................           34
     Form of Securities......................           36
     Assignment of Mortgage Loans............           38
     Forward Commitments; Pre-Funding........           39
     Payments on Mortgage Loans; Deposits to
       Distribution Account..................           40
     Withdrawals from the Principal and
       Interest Account......................           43
     Distributions...........................           44
     Principal and Interest on the Securities           44
     Advances................................           45
     Reports to Securityholders..............           46
     Collection and Other Servicing
       Procedures............................           47
     Realization Upon Defaulted Mortgage
       Loans.................................           48
Subordination................................           49
Description of Credit Enhancement............           50
Hazard Insurance; Claims Thereunder..........           55
     Hazard Insurance Policies...............           56
The Sponsor and the Transferor...............           56
The Master Servicer..........................           56
The Pooling and Servicing Agreement..........
     Servicing and Other Compensation and
       Payment of Expenses; Originator's
       Retained Yield........................           57
     Evidence as to Compliance...............           57
     Removal and Resignation of the Master
       Servicer..............................           58
     Amendments..............................           59


CAPTION                                               PAGE
-------                                               ----
     Termination; Retirement of Securities...           59
     The Trustee.............................           60
Yield Considerations.........................           62
Maturity and Prepayment
  Considerations.............................           64
Certain Legal Aspects of Mortgage Loans
  and Related Matters........................           65
     General.................................           65
     Cooperative Loans.......................           66
     Foreclosure.............................           67
     Foreclosure on Shares of Cooperatives...           67
     Rights of Redemption....................           68
     Anti-Deficiency Legislation and Other
       Limitations on Lenders................           68
     Environmental Legislation...............           69
     Enforceability of Certain Provisions....           70
     Certain Provisions of California Deeds
       of Trust..............................           70
     Applicability of Usury Laws.............           71
     Alternative Mortgage Instruments........           71
     Soldiers' and Sailors' Civil Relief
       Act of 1940...........................           72
Certain Federal Income Tax Consequences......           72
     General.................................           72
     Grantor Trust Securities................           72
     REMIC Securities........................           74
     Special Tax Attributes..................           74
     Debt Securities.........................           80
     Discount and Premium....................           80
     Backup Withholding......................           83
     Foreign Investors.......................           83
ERISA Considerations.........................           84
     Plan Asset Regulations..................           84
     Prohibited Transaction Class Exemption..           85
     Tax Exempt Investors....................           86
     Consultation With Counsel...............           87
Legal Investment Matters.....................           87
Use of Proceeds..............................           88
Methods of Distribution......................           88
Legal Matters................................           89
Financial Information........................           89
Additional Information.......................           89
Index of Principal Definitions...............           90
Annex I......................................          A-1

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered

Mortgage Loan Asset-Backed Securities.


Sponsor

Advanta Mortgage Conduit Services, Inc. See "The Sponsor and The Transferor."


Originators

The Sponsor will acquire the Mortgage Loans from one or more institutions affiliated with the Sponsor ("Affiliated Originators") or institutions unaffiliated with the Sponsor ("Unaffiliated Originators") (the Affiliated Originators and the Unaffiliated Originators are collectively referred to as the "Originators"). The Sponsor will transfer the related Trust Estate to the related Trust. In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to the Transferor and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.


Master Servicer

Advanta Mortgage Corp. USA. See "The Master Servicer" and "The Pooling and Servicing Agreement--Removal and Resignation of the Master Servicer."


Sub-Servicers

Originators may act as Sub-Servicers for Mortgage Loans acquired by the Sponsor from such Originators unless all servicing duties relating to such Mortgage Loans have been transferred to the Master Servicer or to a third-party, unaffiliated contract servicer approved by the Master Servicer. See "Mortgage Loan Program--Sub-Servicers."


Trustee

The trustee (the "Trustee") for each series of Securities will be specified in the related Prospectus Supplement.

The Securities

Issuance of Securities.


Each series of Securities will be issued at the direction of the Sponsor by a separate Trust (each, a "Trust"). The primary assets of each Trust will consist of a segregated pool (each, a "Mortgage Pool") of conventional, one- to four-family residential mortgage loans or multi- family residential mortgage loans (the "Mortgage Loans") or certificates of interest or participation therein, acquired by such Trust from the Sponsor. The Sponsor will acquire the Mortgage Loans from one or more of the Originators. The Securities issued by any Trust may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related

Prospectus Supplement. Securities which represent beneficial ownership interests in the related Trust will be referred to as "Certificates" in the related Prospectus Supplement; Securities which represent debt issued by the related Trust will be referred to as "Notes" in the related Prospectus Supplement.


Each Trust will be established pursuant to an agreement (each, a "Trust Agreement") by and between the Sponsor and the Trustee named therein. Each Trust Agreement will describe the related pool of assets to be held in trust (each such asset pool, the "Trust Estate"), which will include the related Mortgage Loans and, if so specified in the related Prospectus Supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of Credit Enhancement.


The Mortgage Loans held by each Trust will be master serviced by the Master Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Master Servicer and the related Trustee.


With respect to Securities that represent debt issued by the related Trust, the related Trust will enter into an indenture (each, an "Indenture") by and between such Trust and the trustee named on such Indenture (the "Indenture Trustee"), as set forth in the related Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.


In the case of any individual Trust, the contractual arrangements relating to the establishment of the Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.


Securities Will Be Recourse to the Assets of the Related Trust Only.


The sole source of payment for any series of Securities will be the assets of the related Trust (i.e., the related Trust Estate). The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any Person other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust Estate, such Securities will represent the ownership of such Trust Estate; with respect to Securities that represent debt issued by the related Trust, such Securities will be secured by the related Trust Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement.


General Nature of the Securities as Investments.


The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.


A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.


If so provided in the related Prospectus Supplement, a series of Securities may include one or more other classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more other classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans.


In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.


Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior

Securities and Subordinate Securities), and following any required deposits to any reserve account which may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust will first be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.


No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.


General Payment Terms of Securities.


As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.


The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


Each Pooling and Servicing Agreement will describe a period (each, a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.


In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.


The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current distribution of principal payments to the specified Securityholders and an acceleration of the amortization of such Securities.


Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any of their affiliates.


No Investment
Companies

Neither the Sponsor nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").


Cross-Collateralization

Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Estate only. However, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, unless specifically described otherwise in the related Prospectus Supplement, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

The Mortgage  Pools

Unless otherwise specified in the related Prospectus Supplement, each Trust Estate will consist primarily of Mortgage Loans secured by liens on one- to four-family residential or multi-family properties ("Mortgages"), located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. All Mortgage Loans will have been acquired by the related Trust from the Sponsor. All Mortgage Loans will have been originated either by (x) one or more institutions affiliated with the Sponsor (such affiliated institutions, the "Affiliated Originators") or (y) one or more institutions not affiliated with the Sponsor (such unaffiliated institutions, the "Unaffiliated Originators"). The Mortgage Loans originated by the Affiliated Originators generally will have been originated pursuant to the standard underwriting guidelines (the "Sponsor's Guidelines") set forth in the Sponsor's guide for originators (the "Sponsor's Originator Guide"), as modified from time to time. The Mortgage Loans originated by the Unaffiliated Originators may be originated either (i) generally pursuant to the Sponsor's Guidelines; (ii) generally pursuant to such Unaffiliated Originators' underwriting guidelines as approved by the Sponsor ("Approved Guidelines"); or (iii) generally pursuant to such Originators' underwriting guidelines and purchased by the Sponsor in a bulk acquisition ("Bulk Acquisition"). See "Mortgage Loan Program." For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The Mortgage Pools--The Mortgage Loans."


A Current Report on Form 8-K will be available to purchasers or underwriters of the related series of Securities and will generally be filed, together with the related Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of such series.

Forward Commitments;
  Pre-Funding

A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans (the "Subsequent Mortgage Loans") to such Trust following the date on which such Trust is established and the related Securities are issued. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. In addition, the Forward Purchase Agreement states that the Depositor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions including that the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Mortgage Loans. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre- Funding Account in one or more transfers. Each Forward Purchase

Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.


Credit Enhancement

If so specified in the Prospectus Supplement, the Trust Estate with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund or other type of Credit Enhancement to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of the related class of Equity Securities, and/or by subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among groups of Mortgage Assets or overcollateralization. Unless otherwise specified in the related Prospectus Supplement, any mortgage pool insurance policy will have certain exclusions from coverage thereunder, which will be described in the related Prospectus Supplement, which may be accompanied by one or more separate Credit Enhancements that may be obtained to cover certain of such exclusions. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."


Advances

As to be described in the related Prospectus Supplement, the Master Servicer may be obligated to make certain advances with respect to payments of delinquent scheduled interest and/or principal on the Mortgage Loans, but only to the extent that the Master Servicer believes that such amounts will be recoverable by it. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under "Description of the Securities--Advances" either from recoveries on the specific Mortgage Loan or, with respect to any such advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series.


As to be described in the related Prospectus Supplement, the Master Servicer may be required to pay Compensating Interest as defined hereafter under "Description of the Securities--Advances."


In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Master Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on

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
the related Mortgage Loan. See "Description of the Securities--Advances."


Optional Termination

The Master Servicer, the Sponsor, or, if specified in the related Prospectus Supplement, the holders of the related class of Equity Securities or the Credit Enhancer may at their respective option effect early retirement of a series of Securities through the purchase of the Mortgage Loans and other assets in the related Trust Estate under the circumstances and in the manner set forth herein under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.


Mandatory Termination

The Trustee, the Master Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in "The Pooling and Servicing Agreement--Termination; Retirement of Securities" and in the related Prospectus Supplement.


Legal Investment

Not all of the Mortgage Loans in a particular Mortgage Pool may represent first liens. Accordingly, as disclosed in the related Prospectus Supplement, certain classes of Securities offered hereby and by the related Prospectus Supplement may not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.


Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain classes of Securities. Any such institution should consult its own legal advisors in determining whether and to what extent a class of Securities constitutes legal investments for such investors. See "Legal Investment" herein.


ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein.


Certain Federal Income
  Tax Consequences

Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests ("Grantor Trust Securities") in a Trust treated as a grantor trust under applicable provisions of the Code, (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a REMIC (or, in certain instances, containing one or more

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
REMIC's) under Sections 860A through 860G of the Code, (iii) debt issued by a Trust ("Debt Securities") (iv) interests in a Trust which is treated as a partnership ("Partnership Interests"), or, on or after September 1, 1997, (v) "regular interests" ("FASIT Regular Securities"), "high-yield interests" ("FASIT High-Yield Securities") or an ownership interest in a Trust treated as a FASIT (or, in certain circumstances containing one or more FASITs under Sections 860H through 860L of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


Registration of Securities

Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Holders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities-- Form of Securities" herein.


Ratings

Each class of Fixed-Income Securities offered pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the related Trust will be able to make timely payment of all amounts due on the related Fixed-Income Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

Equity Securities will not be rated.

The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

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
                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. Unless otherwise specified in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

         Limited Obligations. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Sponsor, the Master Servicer, any Originator (as defined herein) or any person other than the related Trust. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Sponsor, the related Originators and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation, if any, to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Sponsor, Master Servicer, applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such Credit Enhancement. Except as described in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Securities, Credit Enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit Enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a Purchase Obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of Credit Enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit Enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage Assets and/or overcollateralization. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of Credit Enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination."

RISKS OF THE MORTGAGE LOANS

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has generally been the practice of the Master Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming Credit and Non-Traditional Loans. The Sponsor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Sponsor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. Certain of the types of loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Mortgage Loan Program."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a

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
number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Sponsor, the Originators, the Master Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with ARM Loans. ARM Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, Delinquency Advances, Servicing Advances, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable Credit Enhancement, Securityholders could experience a loss on their investment.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and

Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by nonowner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Sponsor or the Master Servicer will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or related Current Report on Form 8-K.

         Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators and the Master Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. If the Master Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Investors. Furthermore, depending upon whether damages and sanctions are assessed against the Master Servicer or an Originator, such violations may materially impact the financial ability of the Sponsor to continue to act as Master Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violation breaches a representation or warranty contained in a Pooling and Servicing Agreement.

         Yield and Prepayment Considerations. The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of the Securityholders or of the related Credit Enhancer, if any. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."
         The Status of the Mortgage Loans in the Event of Bankruptcy of the Sponsor or an Originator. In the event of the bankruptcy of the Sponsor or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Sponsor, an Originator, or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Sponsor, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Sponsor, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Rating. The rating of Securities credit enhanced through external Credit Enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities. See "Ratings" in the Prospectus Supplement.

                                   THE TRUSTS

         A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of (A) a Mortgage Pool comprised of (i) Single Family Loans, (ii) Multi-family Loans, (iii) Cooperative Loans, (iv) Contracts, (v) Home Improvement Loans, or (vi) other loans or (B) certificates of interest or participation in the items described in clause (A) or in pools of such items, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Sponsor, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

         The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

         The Mortgage Loans--General. The real properties and Manufactured Homes, as the case may be, that secure repayment of the Mortgage Loans and Contracts (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans or Contracts will be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). If specified in the related Prospectus Supplement, Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by any government agency or other insurer.

         Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:


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
                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from
         (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Mortgage Loan or another source (including the Master Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and
         (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the related Originator.

                  (e) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving home equity loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such

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
         amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Except as otherwise described in the related Prospectus Supplement or in the related Current Report on Form 8-K, interest will be calculated on each Mortgage Loan pursuant to one of three methods:

                  Date of Payment Loans. Date of Payment Loans provide that interest is charged to the Mortgagor at the applicable Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. On the other hand, if a Mortgagor makes a payment (other than a prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than it would have occurred had it been based on the original amortization schedule of such Note.

                  Actuarial Loans. Actuarial Loans provide that interest is charged to the Mortgagor thereunder, and payments are due from such Mortgagor, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                  Rule of 78's Loans. A Rule of 78's Loan provides for the payment by the related Mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated Mortgage Rate for the term of the Loan. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's." Under a Rule of 78's Loan, the amount of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the loan by a fraction derived as described below.

         The fraction used in the calculation of add-on interest earned each month under a Rule of 78's Loan has as its denominator a number equal to the sum of a series of numbers. The series of numbers begins with one and ends with the number of monthly payments due under the loan. For example, with a loan providing for 12 payments, the denominator of each month's fraction will be 78, the sum of the series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of original payments to stated maturity less the number of payments made up to but not including the current month. Accordingly, in the example of a twelve-month loan, the fraction for the first payment is, for the second payment, for the third party, and so on through the final payment, for which the fraction is. The applicable fraction is then multiplied by the total add-on interest payable over the entire term of the loan, and the resulting amount is the amount of add-on interest "earned" that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction. Rule of 78's Loans are non-level yield instruments. The yield in the initial months of a Rule of 78's Loan is somewhat higher than the stated Mortgage Rate (computed on an actuarial basis) and the yield in the later months of the loan is somewhat less than such stated Mortgage Rate.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool;

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
such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iv) the original terms to stated maturity of the Mortgage Loans, (v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average CLTV and the range of CLTV's of the Mortgage Loans at origination,
(viii) the weighted average Mortgage Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indices, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Mortgage Pool; (xii) a description of any standard hazard insurance required to be maintained with respect to each Mortgage Loan; (xiii) a description of any Credit Enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool; and (xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities.

         The loan-to-value ratio (the "LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to appraised value of the related Mortgaged Property (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K, less the amount, if any, of the premium for any credit life insurance) at the time of origination of the Mortgage Loan or, in the case where the Mortgage represents a purchase money instrument, the lesser of (a) the appraised value or (b) the purchase price. The combined loan-to-value ratio (the "CLTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan (unless otherwise disclosed in the related Prospectus Supplement or in the related Current Report on Form 8-K, less the amount, if any, of the premium for any credit life insurance) plus the then-current principal balance of all mortgage loans (each, a "Senior Lien") secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation (which may in certain instances include estimated increases in value as a result of certain home improvements to be financed with the proceeds of such Mortgage Loan) made at the time of origination of the Mortgage Loan. If the related Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan which is being serviced directly or indirectly by the Master Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the CLTV of a Contract relating to a new Manufactured Home, the value of such Manufactured Home will be no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified herein or in the related Prospectus Supplement, the value of a used Manufactured Home will be either (x) the appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums or (y) the sum of (i) the appraised value of the land to which the Manufactured Home is attached and (ii) the appraised value of the Manufactured Home. The appraised value of a Manufactured Home will be based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans

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(plus any additional financing by other lenders on the same Mortgaged
Properties) in a particular Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the non-conforming credit mortgage lending industry.

         Certain Mortgage Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee under any related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Lien Loans in a Mortgage Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Master Servicer may not foreclose on a Mortgaged Property relating to a Junior Lien Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Lien Loans in its loan portfolios, it has been the Master Servicer's practice to satisfy each senior mortgage at or prior to a foreclosure sale but only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the Mortgage Loans are not covered by Credit Enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

         The Sponsor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Master Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor and the Originators with respect to a series of Securities will be to provide (or, where the Sponsor or an Originator acquired a Mortgage Loan from another originator, obtain from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Sponsor's or Originator's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program--Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation, as described in the related Prospectus Supplement, to make certain cash advances in the event of delinquencies in payments on, or prepayments received with respect to, the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         Single Family and Cooperative Loans. Unless otherwise specified in the Prospectus Supplement, single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("Single Family Loans"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two-

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
to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgaged Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low- or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

         Multi-family Loans. Multi-family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on rental apartment buildings or projects containing five or more residential units ("Multi-family Loans").

         Mortgaged Properties that secure Multi-family Loans may include high-rise, mid-rise and garden apartments. Certain of the Multi-family Loans may be secured by apartment buildings owned by Cooperatives. In such cases, the Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multi-family Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

         Home Improvement Loans. Unless otherwise specified in the Prospectus Supplement, loans to make home improvements may be secured by first or junior liens on conventional one- to four-family residential properties and multi-family residential properties ("Home Improvement Loans"). Home Improvement Loans may be conventional, or may be partially insured by the Federal Housing Administration ("FHA") or another federal or state agency, as specified in the related Prospectus Supplement. The loan proceeds from such Home Improvement Loans are typically disbursed to an escrow agent which, according to guidelines established by the Originators, releases such proceeds to the contractor upon completion of the improvements or in draws as the work on the improvements progresses. Costs incurred by the Mortgagor for loan origination including origination points and appraisal, legal and title fees, are often included in the amount financed. In addition, Home Improvement Loans generally provide additional security to a first or junior mortgage loan because home improvements typically retain or increase the value of a property.

         Contracts. Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home ("Contracts"). Contracts may be conventional, insured partially by the FHA or partially guaranteed by the Veterans Administration, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR.

         Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air

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
conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         The related Prospectus Supplement will specify for the Contracts contained in the related Trust, among other things, the date of origination of the Contracts; the Mortgage Rates or the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Statistic Calculation Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust; and the original maturities of the Contracts and the last maturity date of any Contract.

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
                               THE MORTGAGE POOLS

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist primarily of (i) conventional Mortgage Loans, minus any stripped portion of the interest payments due under the related Mortgage Note that may have been retained by any Originator or broker ("Originator's Retained Yield"), or any other interest retained by the Sponsor or any affiliate of the Sponsor, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential, multi-family properties or mixed use properties, or (ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, mixed use properties and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. If specified in the related Prospectus Supplement relating to a series of Securities, a Mortgage Pool may contain cooperative apartment loans ("Cooperative Loans") evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Mortgage Loans" include Cooperative Loans, "Mortgaged Properties" include shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, "Mortgage Notes" include Cooperative Notes and "Mortgages" include security agreements with respect to Cooperative Notes.

         Each Mortgage Loan will be selected by the Sponsor for inclusion in a Mortgage Pool from among mortgage loans originated by one or more institutions affiliated with the Sponsor (such affiliated institutions, the "Affiliated Originators"), or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the RTC, the FDIC and other mortgage loan originators or purchasers not affiliated with the Sponsor (such unaffiliated institutions, the "Unaffiliated Originators" and, collectively with the Affiliated Originators, the "Originators"), all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Sponsor for inclusion in such Mortgage Pool.

         Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one series of Securities).

THE MORTGAGE POOLS

         Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of mortgage loans:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

                  (2) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity,
         (ii)

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         weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index, and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

                  (3) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (4) Balloon mortgage loans ("Balloon Loans"), which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount");

                  (5) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

                  (6) Another type of mortgage loan described in the related Prospectus Supplement; or

                  (7) As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of Revolving Credit Line Loans. Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Estate described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Estate and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain either or both of the following types of mortgage loans (i) ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans and (ii) fixed rate mortgage loans which allow the Mortgagors to convert the fixed rates on such Mortgage Loans to an adjustable rate at some point during the life of such Mortgage Loans (each such Mortgage Loan described in (i) and (ii) above, a "Convertible Mortgage Loan").

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
         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Master Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account." The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Sponsor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (Sub-Servicers), pursuant to a Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities." With respect to those Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans, unless otherwise described in the related Prospectus Supplement.

         The Sponsor and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations by Originators," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Master Servicer to make delinquency advances will be limited to the extent, in its good faith business judgment such delinquency advances would be ultimately recoverable from the proceeds of liquidation of the Mortgage Loans. See "Description of the Securities--Advances."

                              MORTGAGE LOAN PROGRAM

         As a general matter, the Sponsor's Mortgage Loan program will consist of the origination and packaging of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. However, certain of the Mortgage Loans will relate to FNMA or FHLMC conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one or more of four reasons: (i) to purchase the related Mortgaged Property,
(ii) to refinance an existing mortgage loan on more favorable terms, (iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property; the Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (ii), (iii) and (iv) on the whole are commonly referred to as home equity loans.

         It is the Sponsor's practice to solicit existing Mortgagors with respect to the possible refinancing of their existing Mortgages.

UNDERWRITING GUIDELINES

         As more fully described below under "Qualifications of Originators" and as may also be described in greater detail in the related Prospectus Supplement, there are various types of Originators that may participate in the Sponsor's Mortgage Loan Program. Under the Sponsor's Mortgage Loan Program, the Sponsor purchases and originates Mortgage Loans pursuant to three types of underwriting guidelines: (1) standard underwriting guidelines according to the Sponsor's Originator Guide, as modified from time to time, used by Affiliated Originators and Unaffiliated Originators ("Sponsor's Guidelines"), (2) underwriting guidelines utilized by certain Unaffiliated

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
Originators and approved by the Sponsor ("Approved Guidelines"), and (3) underwriting guidelines ("Bulk Guidelines") used by Unaffiliated Originators of portfolios of Mortgage Loans subsequently purchased in whole or part by the Sponsor as bulk acquisitions ("Bulk Acquisitions"). The respective underwriting guidelines are described below.

         Sponsor's Guidelines. The Sponsor's Guidelines are set forth in the Sponsor's Originator Guide. The Sponsor's Guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the resulting Securities.

         Mortgage Loans originated by Affiliated Originators generally will, and Mortgage Loans originated by Unaffiliated Originators may have been, originated in accordance with the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. However, certain of the Mortgage Loans may be employee or preferred customer loans with respect to which, in accordance with such Affiliate's mortgage loan programs, no income or asset verifications were required. In addition, certain Originators may originate Mortgage Loans in satisfaction of specified requirements of federal or state law applicable to certain Originators, such as, by way of illustration, the federal Community Reinvestment Act of 1977, which is applicable to banks; such Mortgage Loans generally will not have been originated pursuant to the Sponsor's standard underwriting guidelines applicable to nonconforming loans but may have been originated pursuant to alternative guidelines applicable to such loans. The Sponsor will not review any Affiliated Originator mortgage loans for conformity with the Sponsor's Guidelines set forth in the Sponsor's Originator Guide. The Sponsor generally will review or cause to be reviewed only a limited portion of the Mortgage Loans in any delivery of Mortgage Loans from Unaffiliated Originators for conformity with the Sponsor's Originator Guide.

         The following is a brief description of the Sponsor's Guidelines set forth in the Sponsor's Originator Guide customarily and currently employed by the Sponsor. The Sponsor believes that these standards are consistent with those generally used by lenders in the business of making mortgage loans based on non-conforming credits. The underwriting process is intended to assess both the prospective borrower's ability to repay and the adequacy of the real property as collateral for the loan granted. The general appreciation in value of real estate experienced in the past has been a factor in limiting the Master Servicer's loss experience on its portfolio of one- to four-family residential mortgage loans. However, the past pattern of appreciation in value of the real property securing such loans has not continued, and a depreciation in value has occurred and may continue to occur in some market areas, and may occur in others.

         The Sponsor's Guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the Sponsor's Guidelines require an analysis of the equity in the collateral, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum CLTV is required for lower gradations of credit quality and higher property values.

         The Sponsor's Guidelines permit the origination or purchase of fixed or adjustable rate loans that either fully amortize over a period generally not to exceed 30 years or, in the case of a balloon mortgage, generally amortize based on a 30-year or less amortization schedule with a due date and a "balloon" payment due prior to the 30 year period.

         The homes used for collateral to secure the loans may be either owner occupied (which includes second and vacation homes) or non-owner occupied investor properties which, in either case are single-family residences (which may be detached, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development). The Sponsor's Guidelines require that the CLTV of a Mortgage Loan generally not exceed 85%, after taking into account the amount of any primary mortgage insurance applicable to such Mortgage Loan.

         If a senior mortgage exists, the lender may first review the senior mortgage documentation. If it contains open end advance or negative amortization provisions, the maximum potential senior mortgage balance may be used, although for certain of the Sponsor's products the current balance may be used in calculating the CLTV which determines the maximum loan amount. The Sponsor's Guidelines do not permit the origination or purchase of loans where the senior mortgage contains a provision pursuant to which the senior mortgagee may share in any appreciation of the Mortgaged Property.

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
         In most cases, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal. A limited appraisal of a property, conducted on a drive-by basis, may be utilized. Two full appraisals are generally required for properties valued over $500,000.

         Appraisals are required to be completed by qualified professional appraisers. The Sponsor evaluates the performance of appraisers and maintains a current disapproved appraiser list.

         The Sponsor's Guidelines have provided for the origination of loans under three general loan programs: (i) a full verification program for salaried or self-employed borrowers, (ii) a "lite" documentation program for borrowers who may have income which cannot be verified by traditional methods and (iii) a non-income verification program for self-employed borrowers only. However, the Sponsor's Guidelines allow for certain borrowers with existing loans to refinance such loans with either limited, or no, verification of income. The Sponsor may also purchase pools of loans which may include some loans originated under a non-income verification program. For the Sponsor's full verification process, each mortgage applicant is required to provide, and the Sponsor or its designee is required to verify, personal financial information. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all other scheduled indebtedness) generally (in the absence of countervailing considerations, such as a lower Combined Loan-to-Value Ratio or a price adjustment) should not exceed the applicant's ability to pay. Applicants who are salaried employees must provide current employment information in addition to recent employment history. The Sponsor or its designee verify this information for salaried borrowers based on written confirmation from employers or a combination of the most recent pay stub, the most recent W-2 tax form and telephone confirmation from the employer. Self-employed applicants are generally required to be self-employed in the same field for a minimum of two years. The self-employed applicant is generally required to provide personal and business financial statements and signed copies of complete federal income tax returns (including schedules) filed for the most recent two years. For the Sponsor's "lite" documentation program the borrower must establish proof of cash flow trends to support the borrower's income. Such proof can include business bank statements or personal bank statements. For the Sponsor's non-income verifier program, proof of two year's history of self-employment plus proof of current self-employed status is required. The applicant's debt-to-income ratio is calculated based on income as certified by the borrower on the application and must be reasonable.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required to be obtained of the senior mortgage balance, if any, the status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

         In connection with purchase-money loans, the Sponsor's Guidelines require (x) (i) an acceptable source of downpayment funds, (ii) verification of the source of the downpayment funds and (iii) adequate cash reserves or (y) adequate equity in the collateral property.

         Certain laws protect loan applicants by offering them a time frame after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         Unless otherwise disclosed in the related Prospectus Supplement, the Sponsor's Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each Mortgage Loan it purchases. The Sponsor, the related Originator and/or their assignees generally are named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the related mortgage loan exceeds replacement value (the cost of rebuilding the subject property, which generally does not include land value), insurance equal to replacement value may be accepted. The Sponsor or its designee is required to ensure that its name

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and address is properly added to the "Mortgagee Clause" of the insurance policy.
In the event the Sponsor or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Sponsor may cause a Trust to acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Sponsor's Guidelines as set forth in the Sponsor's Originator Guide. Certain of the Mortgage Loans will be acquired in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Sponsor, from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Sponsor. Certain other Mortgage Loans will be acquired from Originators that will represent that the Mortgage Loans were originated pursuant to underwriting guidelines determined by a mortgage insurance company acceptable to the Sponsor. The Sponsor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence of a Mortgage Loan conforming to applicable underwriting standards. Such certifications likely will have been issued before the purchase of the Mortgage Loan by the Sponsor. The Sponsor only will perform random quality assurance reviews on Mortgage Loans delivered with such certifications.

         The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards of insurance companies may vary substantially from the Sponsor's Guidelines. All of the underwriting guidelines will provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability or the adequacy of the Mortgaged Property as collateral, or a combination of both. Due to the variety of underwriting guidelines and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various underwriting guidelines applicable to the Mortgage Loans nor describe any review for compliance with applicable underwriting guidelines performed by the Sponsor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances.

         Bulk Guidelines. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. For bulk portfolios which are seasoned for a period of time, the Sponsor's underwriting review of bulk portfolios of Mortgage Loans focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. Mortgage Loans that conform to the related Bulk Guidelines may not conform to the requirements of either the Sponsor's Guidelines or the Approved Guidelines. For example, the Sponsor may purchase Mortgage Loans in bulk portfolios with Combined Loan-to-Value Ratios in excess of that required under the Sponsor's Guidelines, without title insurance, or with nonconforming appraisal methods such as tax assessments. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must meet certain minimum requirements, as modified from time to time, by the Sponsor. The Sponsor generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be reunderwritten on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or by a third party acting at the direction of the Sponsor.

         Quality Control. The Master Servicer maintains a quality control department which generally reviews loans originated by Affiliated Originators. The quality control department randomly selects a portion of the files for underwriting review. The Sponsor or its Affiliated Originators also cause appraisal reviews to be performed on a random sample of loan production.

         A periodic report is distributed to senior management and the production offices describing material exceptions to underwriting and appraisal guidelines, legal and regulatory requirements and variances based on the reverification process. Appraisers demonstrating chronic errors, omissions or large valuation errors are removed from the approved appraiser list. Training programs, additional audits and performance evaluations for underwriting personnel and management are influenced by the results of the quality control review.

         The Sponsor generally will cause Mortgage Loans acquired from Unaffiliated Originators to be (i) reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the applicable underwriting guidelines, (ii) reviewed to assess the accuracy of the appraised values, and (iii) audited to

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
determine the accuracy of the loan computer system as compared to the loan files. Such process may consist of a review of all such Mortgage Loans or may be performed on a sample basis. Such reunderwriting may be performed by the Sponsor, the Master Servicer or a third party acting at the direction of the Sponsor.

QUALIFICATIONS OF ORIGINATORS

         Each Originator from which a Mortgage Loan is acquired will have been accepted by the Sponsor for participation in the Sponsor's mortgage loan program. Certain Unaffiliated Originators ("Conduit Participants") may be qualified to enter into agreements to sell mortgage loans to the Sponsor pursuant to Master Commitments which provide for the periodic purchase and sale of loans meeting certain specified requirements.

         Loans acquired from Unaffiliated Originators other than Conduit Participants will be acquired on a "spot" basis, or in connection with a Bulk Acquisition. Unless otherwise described in the related Prospectus Supplement with respect to certain specified Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator, with respect to the Mortgage Loans originated by it and acquired by a Trust.

         All Conduit Participants must have received a satisfactory review by the Sponsor of its operating procedures. All Unaffiliated Originators will have delinquency and foreclosure rates monitored and maintained at levels acceptable to the Sponsor. All Unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Sponsor's Originator Guide may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         The Resolution Trust Corporation (the "RTC") or the Federal Deposit Insurance Corporation (the "FDIC") (either in their respective corporate capacities or as receiver or conservator for a depository institution) may also be an Originator of the Mortgage Loans. The RTC and the FDIC are together referred to as the "Federal Corporations". The RTC was established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which was enacted in response to the financial crisis of the thrift industry and the Federal Savings and Loan Insurance Corporation. The purpose of FIRREA is to restore the public's confidence in the savings and loan industry in order to ensure a viable system of affordable housing finance as well as to improve the supervision of savings associations and promote the independence of the FDIC. The FDIC is an independent executive agency originally established by the Banking Act of 1933 to insure the deposits of all banks entitled to federal deposit insurance under the Federal Reserve Act and Federal Deposit Insurance Act. The FDIC administers the system of nationwide deposit insurance (mutual guaranty of deposits) for United States Banks and, together with the United States Comptroller of the Currency, regulates in areas related to the maintenance of reserves for certain types of deposits, the maintenance of certain financial ratios, transactions with affiliates and a broad range of other banking practices.

         The Sponsor monitors the Originators and the Sub-Servicers under the control of a Federal Corporation, as well as those Originators and Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. The Federal Corporations (either in their respective corporate capacities or as receiver for a depository institution) may also originate Mortgage Loans, in which event neither the related Federal Corporation nor the depository institution for which such Federal Corporation is acting as receiver may make representations and warranties with respect to the Mortgage Loans that such Federal Corporation sells, or such Federal Corporation may make only limited representations and warranties (for example, that the related legal documents are enforceable). A Federal Corporation may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty. If as a result of a breach of representation and warranty an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, to the extent that neither the Sponsor nor any other entity has assumed the representations and warranties or made representations and warranties, neither the Sponsor nor that entity will be required to repurchase such Mortgage Loan and, consequently such Mortgage Loan will remain in the related Mortgage Pool and any related losses will be borne by the Securityholders or by the related Credit Enhancement,

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
if any. In addition, loans which are purchased either directly or indirectly from a Federal Corporation may be subject to a contract right of such Federal Corporation to repurchase such loans under certain limited circumstances.

SUB-SERVICERS

         Each Originator of a Mortgage Loan will act as Sub-Servicer for such Mortgage Loan pursuant to an agreement between the Master Servicer and the Sub-Servicer (a "Sub-Servicing Agreement") unless the servicing obligations are released to the Master Servicer or transferred to a servicer approved by the Master Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain additional standards with respect to its mortgage loan servicing portfolio, GAAP tangible net worth and other specified qualifications.

REPRESENTATIONS BY ORIGINATORS

         Unless otherwise specified in the related Prospectus Supplement, each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale by the Originator to the Sponsor of each Mortgage Loan:
(i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date;
(ii) each Mortgage Loan being transferred to the Trust which is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage;
(iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling or a multi-family structure, which may include condominiums and townhouses; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Sponsor; the date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related series of Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities.

         The Sponsor will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, such Originator and/or the Sponsor will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and the Originator's Retained Yield, if any, together with, without duplication, the aggregate amount of all delinquent interest, if any, net of Servicing Advances.

         Unless otherwise specified in the related Prospectus Supplement, as to any such Mortgage Loan required to be purchased by an Originator and/or the Sponsor, as provided above, rather than repurchase the Mortgage Loan, the Master Servicer may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and cause the Sponsor to substitute in its place another Mortgage Loan of like kind (a "Qualified

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
Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement). With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, an Unaffiliated Originator generally will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Master Servicer in the event the Originator fails to honor such obligation. If the Originator fails to repurchase or substitute a loan and no breach of the Sponsor's representations has occurred, the Originator's purchase obligation will in no event become an obligation of the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Sponsor.

         Unless otherwise described in the related Prospectus Supplement with respect to certain Unaffiliated Originators (in which case any remedies for breach will lie only against such Unaffiliated Originator), the Sponsor will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator with respect to the Mortgage Loans originated or purchased by it and acquired by a Trust.

         Notwithstanding the foregoing with respect to any Originator that requests the Master Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Master Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Master Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

SUB-SERVICING BY ORIGINATORS

         Each Originator of a Mortgage Loan will act as the Sub-Servicer for such Mortgage Loan pursuant to a Sub-Servicing Agreement unless servicing is released to the Master Servicer or has been transferred to a servicer approved by the Master Servicer. The Master Servicer may, in turn, assign such sub-servicing to designated sub-servicers that will be qualified Originators and may include affiliates of the Sponsor. While such a Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, if for any reason the Master Servicer for such series of Securities is no longer the master servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, with the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Master Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-

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
Servicer may also be obligated to deposit amounts in respect of Compensating Interest to the related Principal and Interest Account in connection with prepayments of principal received and applied to reduce the outstanding principal balance of a Mortgage Loan. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, a Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Sponsor's loan purchase programs, but only with the prior written approval of the Master Servicer.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a Base Servicing Fee. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be entitled to reimbursement for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield."

         Each Sub-Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer is required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or following a specified period after notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Master Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Master Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and the related Prospectus Supplement.

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
         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series of Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

         General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and, in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month which precedes such Payment Date.

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
         The related Prospectus Supplement and the Pooling and Servicing Agreement will describe a period (a "Remittance Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Master Servicer to the related Trustee prior to the related Payment Date and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Master Servicer, any Sub-Servicer, any Originator or any of their affiliates.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Sponsor or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement, on and after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of Credit Enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Estate includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

FORM OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar

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
of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting

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
actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Certificates"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

         None of the Company, the Originators, the Master Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of Securities, the Sponsor will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with, unless otherwise specified in the related Prospectus Supplement, all payments and collections in respect of the Mortgage Loans due, accrued or received, as described in the related Prospectus Supplement on or after the related Cut-Off Date. If specified in the related Prospectus Supplement, the Sponsor or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Sponsor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

         In connection with the establishment of certain Trusts the Sponsor may first transfer the related Trust Estate to the Transferor and the Transferor will then transfer such Trust Estate to the related Trust. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The related Prospectus Supplement will describe any applicable requirements relating to the delivery of documents, such as the related Notes, and the preparation and/or filing of transfer documentation, such as assignments of Mortgage, in connection with the establishment of the related Trust. To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of the Sponsor's ultimate corporate parent are satisfactory to the Rating Agencies, all or any portion of such document delivery requirements and/or transfer document preparation and filing requirements may be waived, all as to be described in the related Prospectus Supplement.

         A typical provision relating to document delivery requirements would provide that the Sponsor deliver to the Trustee a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with

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
evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. To the extent that such a file containing all or a portion of such items has been delivered to the Trustee, the Trustee will generally be required, for the benefit of the Securityholders, to review each such file within a specified period, generally not exceeding 90 days, to ascertain that all required documents (or certified copies of documents) have been executed and received.

         A typical provision relating to the preparation and filing of transfer documentation would require the Originators to cause to be prepared and recorded, within a specified period, generally not exceeding 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee and to the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the jurisdictions in which the related Mortgaged Properties are located, then such recording will not be required with respect to such jurisdictions or at the election of the Certificate Insurer, any jurisdiction.

         Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall promptly so notify the Sponsor, which shall notify the related Sub-Servicer or Originator, as the case may be. If the Sub-Servicer or Originator does not cure the omission or defect within a specified period, generally not exceeding 60 days after notice is given to the Sponsor, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase on the next succeeding Remittance Date the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Master Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Originators." Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Sponsor will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Unless otherwise specified in the related Prospectus Supplement, such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

FORWARD COMMITMENTS; PRE-FUNDING

         A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans (the "Subsequent Mortgage Loans") that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. In addition, the Forward Purchase Agreement states that the Depositor shall only transfer the Subsequent Mortgage Loans upon the satisfaction of certain conditions including that the Depositor shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee opinions of counsel (including bankruptcy, corporate and tax opinions) with respect to the transfer of the Subsequent Mortgage Loans.

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
         If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust which elects federal income treatment as a REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

         During the Funding Period, the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments that are rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and that will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. On payment dates that occur during the Funding Period, the Trustee will transfer any earnings on the moneys in the Pre-Funding Account to the Certificate Account for distribution to the Certificateholders.

         The Pre-Funding Account will be maintained by the Trustee, which must be a bank having combined capital and surplus, generally, of at least $100,000,000, long-term, unsecured debt rated at least investment grade and a long-term deposit rating of at least investment grade.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

         Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") which generally meets the requirements set forth in the Sponsor's Originator Guide from time to time, and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, provided that any such depository institution must meet certain minimum rating criteria set forth in the Sponsor's Originator Guide. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described above under "Mortgage Loan Program--Sub-Servicing by Originators" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Master Servicer all funds held in the Sub-Servicing Account with respect to Mortgage Loans that are required to be so remitted. A Sub-Servicer may also be required to make such Servicing Advances and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Master Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections due, accrued or received, as described in the related Prospectus Supplement on or after to the Cut-Off Date, as specifically set forth in the related Pooling and Servicing Agreement, such as the following except as otherwise provided therein:

                (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

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
              (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Sub-Servicer, if any, as its servicing or other compensation;

              (iii) all amounts received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any letter of credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (such amounts, net of related unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances of the Master Servicer or by the related Sub-Servicer, "Net Liquidation Proceeds");

              (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

              (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Sponsor, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations by Originators," "--Assignment of Mortgage Loans" above;

              (vi) any amounts required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account, as described below;

              (vii) any amounts required to be deposited in connection with the liquidation of the related Trust; and

              (viii) any amounts required to be transferred from the Distribution Account to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Sponsor shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). The Principal and Interest Account and the Distribution Account each must be maintained with a Designated Depository Institution. A "Designated Depository Institution" is an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which have a rating satisfactory to the Rating Agencies and the related Credit Enhancer, if any, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the related Credit Enhancer, if any, each Rating Agency and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association will generally be required to have combined capital, surplus and undivided profits of at least $50,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated at a level satisfactory to one or more Rating Agencies if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity. The Distribution Account, the Principal and Interest Account and other accounts described in the related Prospectus Supplement are collectively referred to as "Accounts." All funds in the Distribution Account shall be invested and reinvested by the Trustee for the benefit of the Securityholders and the related Credit Enhancer, if any, as directed by the Master Servicer, in

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
certain defined obligations set forth in the related Pooling and Servicing Agreement ("Eligible Investments"). The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the Principal and Interest Account. All funds in the Principal and Interest Account will be required to be held (i) uninvested, up to limits insured by the FDIC or (ii) invested in Eligible Investments. The Master Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Account.

         To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's corporate parent and satisfactory to the Rating Agencies, the Master Servicer may be permitted to co-mingle Mortgage Loan payments and collections with the Master Servicer's general funds rather than required to deposit such amounts into a segregated Principal and Interest Account.

         Unless otherwise specified in the related Prospectus Supplement, on the day seven days preceding each Payment Date (the "Remittance Date"), the Master Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit in the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Master Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Master Servicer as described herein under "--Advances," any amounts required to be transferred to the Distribution Account from a Reserve Fund, as described under "Credit Enhancement" below, any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Mortgage Loans as described under "Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments received by it from any Credit Enhancer to be deposited in the Distribution Account not later than the related Payment Date.

         Unless otherwise specified in the related Prospectus Supplement, the portion of any payment received by the Master Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will not be deposited into the Principal and Interest Account, but will not be paid over to the parties entitled thereto as provided in the related Pooling and Servicing Agreement.

         Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Eligible Investments maturing in general not later than the business day preceding the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer. Funds on deposit in the related Distribution Account may be invested in Eligible Investments maturing, in general, no later than the business day preceding the next Payment Date.

         With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth in the Sponsor's Originator Guide from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Sponsor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Master Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.


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
         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Master Servicer the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Master Servicer or, if instructed by the Master Servicer, pay the same to the primary insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

         The Master Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

              (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

              (ii) to reimburse itself or any Sub-Servicer for any accrued and unpaid Servicing Fees and for Delinquency Advances and Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

              (iii) to reimburse itself for any Delinquency Advances or Servicing Advances determined in good faith to have become Non-Recoverable Advances, such reimbursement to be made from any funds in the Principal and Interest Account;

              (iv) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

              (v) to pay the Sponsor or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

              (vi) to withdraw amounts that have been deposited in the Principal and Interest Account in error;

              (vii) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities"; and

              (viii) to invest in Eligible Investments.

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
DISTRIBUTIONS

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as Securityholders at the close of business on the Record Date in proportion to their respective Percentage Interests. Unless otherwise specified in the related Prospectus Supplement, interest that accrues and is not payable on a class of Securities will be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the principal distribution amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less (unless otherwise specified in the Prospectus Supplement) the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

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
         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

         Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the third business day next preceding the Payment Date (or such earlier day as shall be agreed by the related Credit Enhancer, if any, and the Trustee) of the month of distribution (the "Determination Date"), the Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Distribution Account is insufficient to cover the amount to be passed through to Securityholders, the Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Pooling and Servicing Agreement for the purpose of funding such deficiency.

ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions (net of the Servicing Fees and the Originators' Retained Yield) due, but not collected, with respect to delinquent Mortgage Loans directly serviced by such Servicer during the prior Remittance Period, but only if, in its good faith business judgment, such Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. As may be described in the related Prospectus Supplement, such Servicer may also be required so to advance delinquent payments of principal. Any such amounts so advanced are "Delinquency Advances". The Master Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period, and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. A Sub-Servicer will be permitted to fund its payment of Delinquency Advances as set forth in the related Sub-Servicing Agreement.

         A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due.

         Unless otherwise specified in the related Prospectus Supplement, on or prior to each Remittance Date, each Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan directly serviced by such Servicer during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Mortgage Rate (less the related Base Servicing Fees and the Originators' Retained Yield, if any) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and the Originators' Retained Yield, if any) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by such Servicer, "Compensating Interest"). No Servicer shall be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate related Base Servicing Fees received by such Servicer with respect to all Mortgage Loans directly serviced by such Servicer for such Remittance Period.
         Each Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that such Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". Such Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans

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
or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or, in certain cases, from excess cash flow otherwise payable to the holders of the related Equity Securities or prior to any distributions being made to the related Securityholders.

         Notwithstanding the foregoing, if the Master Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Master Servicer will net from the purchase price of such amounts for all related advances previously made by it and not theretofore reimbursed to it. The Master Servicer's obligation to make advances may be supported by Credit Enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount of the distribution with respect to each class of Securities;

                  (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

                  (iii) the amount of such distribution allocable to interest;

                  (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

                  (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

                  (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of Credit Enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

                  (vii) information furnished by the Sponsor pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

                  (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution; and

                  (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all Securities in such class (after giving effect to any distribution of principal to be made on such Payment Date) by the original principal balance of the Securities of such class on the Closing Date.

         Items (i) through (iii) above shall, with respect to each class of Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.


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
         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

              (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage (based on the then-outstanding principal balances) and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

              (ii) the number, percentage (based on the then-outstanding principal balances), aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

              (iii) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iv) the number, percentage (based on the then-outstanding principal balances) and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

               (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure.

COLLECTION AND OTHER SERVICING PROCEDURES

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Master Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Master Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances to the extent described in the related Pooling and Servicing Agreement. The Master Servicer is required to follow its customary standards, policies and procedures in performing its duties as Master Servicer.

         The Master Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property or the timing of receipt of any payments required thereunder (in each case other than as permitted by the related Pooling and Servicing Agreement); and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Master Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Master Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Master Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds,

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
prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall generally not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to such Relief Act.

         When a Mortgaged Property (other than Mortgaged Property subject to an ARM Loan) has been or is about to be conveyed by the Mortgagor, the Master Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Master Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the related Credit Enhancer or jeopardize coverage under any primary insurance policy or applicable Credit Enhancement arrangements. In such event, the Master Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Master Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Master Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Sub-Servicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Master Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Master Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the credit profile of the related Mortgage Loan after any release is consistent with the Sponsor's Originator Guide then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer shall foreclose upon or otherwise comparably effect the ownership of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making Servicing Advances for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer shall sell any REO Property within 23 months of its acquisition by the Trust. The Pooling and Servicing Agreements generally will permit the Master Servicer to cease further collection and foreclosure activity if the Master Servicer reasonably determines that such further activity would not increase collections or recoveries to be received by the related Trust with respect to the related Mortgage Loan. In addition, any required advancing may be permitted to cease at this point.

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
         Notwithstanding the generality of the foregoing provisions, the Master Servicer will be required to manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or to prevent the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

         The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan. A Mortgage Loan which is "charged-off", i.e., as to which the Master Servicer ceases further collection and/or foreclosure activity as a result of a determination that such further actions will not increase collections or recoveries to be received by the related Trust is also a "Liquidated Mortgage Loan."

         If a loss is realized on a defaulted Mortgage Loan or REO Property upon the final liquidation thereof that is not covered by any applicable form of Credit Enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of Credit Enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder; Hazard Insurance Policies."68

                                  SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, through foreclosure sale, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, "charged-off" or otherwise, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a

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
"Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Security Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Unless otherwise expressly provided and described in the applicable Prospectus Supplement, each series of Securities shall have credit support (referred to herein as "Credit Enhancement") comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any

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
such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless otherwise specified. To the extent that the Credit Enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of Credit Enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of Credit Enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to the classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by Credit Enhancement.

         The amounts and type of Credit Enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the Credit Enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         Letter of Credit. If any component of Credit Enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Sponsor's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Trustee (or other obligor under a Purchase Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

         Mortgage Pool Insurance Policies. Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Sponsor for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted

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
Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

         Special Hazard Insurance Policies. Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Sponsor for a Trust Estate will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) up on transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

         As indicated under "Description of the Securities--Assignment of Mortgage Loans" above and to the extent set forth in the related Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part by a type of special hazard instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Sponsor.

         Bankruptcy Bonds. In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then-outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as "Bankruptcy Losses"). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Sponsor for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

         Reserve Funds. If so provided in the related Prospectus Supplement, the Sponsor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which Credit Enhancement includes a Letter of Credit, if so specified in the related

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
Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. A Trust Estate may contain more than one Reserve Fund, each of which may apply only to a specified class of Securities or to specified Mortgage Assets.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Other Insurance, Guarantees and Similar Instruments or Agreements. If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

         Cross Support. If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, over collateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Maintenance of Credit Enhancement. To the extent that the applicable Prospectus Supplement does not expressly provide for Credit Enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of Credit Enhancement has been obtained for a series of Securities, the Sponsor will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Sponsor's obligation to maintain a particular form of Credit Enhancement, the Sponsor may obtain a substitute or alternate form of Credit Enhancement. If the Master Servicer obtains such a substitute form of Credit Enhancement, it will maintain and keep such form of Credit Enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of Credit Enhancement, the Sponsor will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of Credit Enhancement for the existing Credit Enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of Credit Enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

         Reduction or Substitution of Credit Enhancement. Unless otherwise specified in the related Prospectus Supplement, the amount of credit support provided pursuant to any of the Credit Enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, or any alternative form of Credit Enhancement) may be reduced under certain specified circumstances. In addition, if so described in the related Prospectus Supplement, any formula used in calculating the amount or degree of Credit Enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Sponsor thereafter will not be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current, albeit downgraded, rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Sponsor, the Master Servicer, one or more Originators or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Trustee upon request.

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. Additionally, the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the premises.

         If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Master Servicer will be required to indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood insurance.


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
         In the event that the Master Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

                         THE SPONSOR AND THE TRANSFEROR

         The Sponsor, ADVANTA Mortgage Conduit Services, Inc., was incorporated in the State of Delaware in April, 1993. It is a direct subsidiary of the Master Servicer, Advanta Mortgage Corp. USA, in addition to ADVANTA Mortgage Corp. Midatlantic, ADVANTA Mortgage Corp., Midatlantic II, ADVANTA Mortgage Corp. Midwest, ADVANTA Mortgage Corp. of New Jersey and ADVANTA Mortgage Corp. Northeast. The Sponsor was organized for the purpose of the purchase and securitization of first and junior mortgage loans.

         The Sponsor maintains its principal office at 16875 West Bernardo Drive, San Diego, California 92127. Its telephone number is (619) 674-1800.

         The Transferor, ADVANTA Mortgage Receivables Inc., was incorporated in the State of Delaware in February, 1994. It is a direct subsidiary of the Sponsor, and was formed as a special purpose finance subsidiary to facilitate certain issuances of Securities. The use of the Transferor will not affect the obligations of the Sponsor with respect to the related Trust or the related Securities. If the Transferor is to be involved in a particular offering the related Prospectus Supplement will describe its role in such offering; for purposes of this Prospectus the role of the Transferor is subsumed in the role of the Sponsor.

         The Transferor maintains its principal office at Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware 19703. Its telephone number is
(302) 791-4400.

                               THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, ADVANTA Mortgage Corp. USA will act as the Master Servicer for a series of Securities.

         ADVANTA Mortgage Corp. USA was acquired by ADVANTA Corp., a Delaware corporation ("ADVANTA Parent") in September, 1986 and is an indirect subsidiary of ADVANTA Parent. The Master Servicer is an affiliate of Colonial National Bank USA ("Colonial"), a national banking association domiciled in Delaware, and the parent of ADVANTA Mortgage Corp. Midatlantic, ADVANTA Mortgage Corp. Midatlantic II, ADVANTA Mortgage Corp. Midwest, ADVANTA Mortgage Corp. of New Jersey and ADVANTA Mortgage Corp. Northeast. ADVANTA Mortgage Corp. USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior mortgage loans. ADVANTA Mortgage Corp. USA has centralized servicing functions located in San Diego, California. This provides for economies of scale and a depth of appraisal, attorney and realtor contacts throughout the country.

                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.


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
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; ORIGINATOR'S RETAINED YIELD

         Each servicer, whether the Master Servicer or any Sub-Servicer (either the Master Servicer or any Sub- Servicer being a "Servicer"), will retain a fee in connection with its servicing activities for each series of Securities equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K (the "Base Servicing Fee"), generally payable monthly with respect to each Mortgage Loan directly serviced by such Servicer at one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Master Servicer acting as master servicer with respect to Mortgage Loans being serviced directly by a Sub-Servicer will retain a fee equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K ("Master Servicing Fee"), generally payable monthly on one-twelfth the annual rate, of the then-outstanding principal amount of each such Mortgage Loan as of the first day of each calendar month. The Base Servicing Fees and the Master Servicing Fee are collectively referred to as the "Servicing Fee."

         In addition to the Base Servicing Fee, each Servicer will generally be entitled under the Pooling and Servicing Agreement to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative Credit Enhancement arrangements, payment of the fees and disbursements of the Trustee or accountant, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Master Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement will require the Master Servicer to deliver annually to the Trustee and any Credit Enhancer, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

         Each Pooling and Servicing Agreement will require the Master Servicer to cause to be delivered to the Trustee and any Credit Enhancer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

         Copies of the annual accountants' statement and the annual statement of officers of the Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Securityholders or a Credit Enhancer, if applicable, will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Master Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Master Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Master Servicer shall continue in default with respect thereto for a specified period, generally of sixty (60) days, after notice by the Trustee or any Credit Enhancer (if required by the Pooling and Servicing Agreement) of said failure; or (c) the failure of the Master Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Credit Enhancer, for a specified period, generally of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof.

         The Pooling and Servicing Agreement may also provide that the related Credit Enhancer may remove the Master Servicer upon the occurrence of any of certain events including:

                  (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of credit-enhanced securities in respect of such Payment Date; provided, however, that the Credit Enhancer generally will have no right to remove the Master Servicer pursuant to the provision described in this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Credit Enhancer that such event was due to circumstances beyond the control of the Master Servicer;

                  (ii) the failure by the Master Servicer to make any required Servicing Advance;

                  (iii) the failure of the Master Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement; or

                  (iv) the failure by the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest;

provided, however, that prior to any removal of the Master Servicer by the related Credit Enhancer pursuant to clauses (i), (ii) or (iii) above the Master Servicer shall first have been given by the related Credit Enhancer notice of the occurrence of one or more of the events set forth in clauses (i) or (ii) above and the Master Servicer shall not have remedied, or shall not have taken action satisfactory to such Credit Enhancer to remedy, such event or events within a specified period, generally 30 days (60 days with respect to clause
(iii)) after the Master Servicer's receipt of such notice; and provided, further that in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or to pay any Compensating Interest as described in clause (iv) above, such removal shall be effective (without the requirement of any action on the part of such Credit Enhancer or of the Trustee) not later than a shorter specified period, generally not in excess of five business days, following the day on which the Trustee notifies an authorized officer of the Master Servicer that a required Delinquency Advance or to pay any Compensating Interest has not been received by the Trustee.

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
AMENDMENTS

         The Trustee, the Sponsor and the Master Servicer may at any time and from time to time, with the prior approval of the related Credit Enhancer, if required, but without the giving of notice to or the receipt of the consent of the Securityholders, amend a Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (x) (i) curing any ambiguity, or correcting or supplementing any provision of such Pooling and Servicing Agreement which may be inconsistent with any other provision of the Pooling and Servicing Agreement, (ii) in connection with a Trust making REMIC elections, if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a REMIC residual security to a Disqualified Organization (as such term is defined in the Code) or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Securityholder (without its written consent) or (y) such other purposes set forth in the related Pooling and Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may also be amended by the Trustee, the Sponsor and the Master Servicer at any time and from time to time, with the prior written approval of the related Credit Enhancer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

TERMINATION; RETIREMENT OF SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, the related Credit Enhancement of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate (if the related Trust is a REMIC) is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Sponsor or, if applicable, the holder of the REMIC Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Master Servicer, the Sponsor or, if applicable, such holder to so purchase is, unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregate principal balance of the Mortgage Loans for that series as of any Remittance Date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-Off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

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
THE TRUSTEE

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. Each Pooling and Servicing Agreement will provide that the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         The Trustee may execute any of the trusts or powers granted by each Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder.

         Pursuant to each Pooling and Servicing Agreement, the Trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement.

         Unless otherwise described in the related Prospectus Supplement, each Pooling and Servicing Agreement will permit the removal of the Trustee upon the occurrence and continuance of one of the following events:

                  (1) the Trustee shall fail to distribute to the Securityholders entitled thereto on any Payment Date amounts available for distribution in accordance with the terms of the Pooling and Servicing Agreement; or

                  (2) the Trustee shall default in the performance of, or breach, any covenant or agreement of the Trustee in the Pooling and Servicing Agreement, or if any representation or warranty of the Trustee made in the Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured for the period then specified in the related Pooling and Servicing Agreement after the Trustee shall have received notice specifying such default or breach and requiring it to be remedied; or

                  (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for the period then specified in the related Pooling and Servicing Agreement; or

                  (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                  (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         If an event described above occurs and is continuing, then, and in every such case (i) the Sponsor, (ii) the Securityholders (on the terms set forth in the related Pooling and Servicing Agreement), or (iii) if there is a Credit Enhancer, such Credit Enhancer may, whether or not the Trustee has resigned, immediately, concurrently with the giving of notice to the Trustee, and without delay, appoint a successor Trustee pursuant to the terms of the Pooling and Servicing Agreement.


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         No Securityholder will have any right to institute any proceeding, judicial or otherwise, with respect to a Pooling and Servicing Agreement or any Credit Enhancement, if applicable, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement, unless:

                  (1) such Securityholder has previously given written notice to the Sponsor and the Trustee of such Securityholder's intention to institute such proceeding;

                  (2) the Securityholders of not less than 25% of the Percentage Interests represented by certain specified classes of Securities then outstanding shall have made written request to the Trustee to institute such proceeding;

                  (3) such Securityholder or Securityholders have offered to the Trustee reasonable indemnity, against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for the period specified in the related Pooling and Servicing Agreement, generally not in excess of 60 days after receipt of such notice, request and offer of indemnity, has failed to institute such proceeding;

                  (5) as long as such action affects any credit-enhanced class of Securities outstanding, the related Credit Enhancer has consented in writing thereto; and

                  (6) no direction inconsistent with such written request has been given to the Trustee during such specified period by the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities.

         No one or more Securityholders will have any right in any manner whatever by virtue of, or by availing themselves of, any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Securityholder of the same class or to obtain or to seek to obtain priority or preference over any other Securityholder of the same class or to enforce any right under the Pooling and Servicing Agreement, except in the manner provided in the Pooling and Servicing Agreement and for the equal and ratable benefit of all of the Securityholders of the same class.

         In the event the Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Securityholders, each representing less than a majority of the applicable class of Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of the Pooling and Servicing Agreement.

         Notwithstanding any other provision in the Pooling and Servicing Agreement, the Securityholder of any Security has the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Security or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Security.

         Either (i) the Securityholders of a majority of the Percentage Interests represented by certain specified classes of Securities then outstanding or (ii) if there is a Credit Enhancer, such Credit Enhancer may direct the time, method and place of conducting any proceeding for any remedy available to the Sponsor with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to such Certificates; provided that:


                  (1) such direction shall not be in conflict with any rule of law or with a Pooling and Servicing Agreement;

                  (2) the Sponsor or the Trustee, as the case may be, shall have been provided with indemnity satisfactory to them; and

                  (3) the Sponsor or the Trustee, as the case may be, may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Sponsor or the

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
         Trustee, as the case may be, need not take any action which they determine might involve them in liability or may be unjustly prejudicial to the Securityholders not so directing.

         The Trustee will be liable under the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee therein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee will be under any liability on any Security or otherwise to any Account, the Sponsor, the Master Servicer or any Securityholder for any action taken or for refraining from the taking of any action in good faith under a Pooling and Servicing Agreement, or for errors in judgment; provided, however, that such provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass- Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class' specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 25th day (or, if such day is not a business day, the next succeeding business day) of the month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month, or, in the case of semi-annual-pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations

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of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage
Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the Originators, the Master Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Originators" and "Descriptions of the Securities-- Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class likely will be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other Credit Enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six months' interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Sponsor's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect

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at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, neither the Sponsor, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.


         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will generally contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Master Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate

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mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Master Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing
Agreement--Termination; Retirement of Securities."

           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid,

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in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, also is responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.


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FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the nonjudicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON SHARES OF COOPERATIVES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the

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proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable

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law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have

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priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the Prospectus Supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine, provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on

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the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Mortgage Loan Program--Representations by Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations apply to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

         The following discussion addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit (REMIC); (ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the related Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in the FASIT. Pursuant to the Small Business Job Protection Act of 1996, enacted on August 20, 1996 (the "1996 Act"), a FASIT election can be made on or after September 1, 1997.

GRANTOR TRUST SECURITIES

         With respect to each series of Grantor Trust Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a

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corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grant or Trust Estate.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

     Special Tax Attributes

         Unless otherwise disclosed in a related Prospectus Supplement, Dewey B llantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal i come tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and
(ii) the difference between

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the outstanding principal balance on the Security and the amount paid for such
Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

     Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

     Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Master Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security).

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on

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obligations secured by mortgages on real property" within the meaning of section
856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code.
REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

         The 1996 Act repeals the bad debt reserve method of accounting for mutual savings banks and domestic building and loan associations for tax years beginning after December 31, 1995. As a result, section 593(d) of the Code is no longer applicable to treat the Certificates as "qualifying real property loans."

     Taxation of Holders of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Taxation of Holders of REMIC Residual Securities

         Daily Portions. Except as indicated below, a Holder of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to Holders of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate

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of the issue prices of all the REMIC Regular Securities and REMIC Residual
Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

         Basis Rules and Distributions. A Holder of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A Holder of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a Holder of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was

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sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, Holders of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2% of such Holder's adjusted gross income. In addition, a Holder of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

     Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules

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applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     Sales of REMIC Securities

         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included i the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Holders of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a Holder of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to

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additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if
(i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and "--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a REMIC Residual Security or in a fiduciary capacity. Each Holder of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the related Prospectus Supplement, the Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.


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     Termination

         In general, no special tax consequences will apply to a Holder of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

DEBT SECURITIES

     General

         With respect to each series of Debt Securities, Dewey Ballantine, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (unless otherwise limited in the related Prospectus Supplement) the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

     Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

     Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

DISCOUNT AND PREMIUM

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.


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     Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and
(y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the related Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security

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
during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a

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
purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "-- Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

     Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

     Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a Grantor Trust Security or a REMIC Regular Security to, or on behalf of a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the Holder is not subject to

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
U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

     REMIC Residual Securities

         Amounts distributed to a Holder of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Holders of REMIC Residual Securities--Excess Inclusions."

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in section 408 of the Code (collectively, "Tax-Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

         A Plan's investment in Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Security) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust Estate or may be deemed merely to include its interest in the Securities. Therefore, Plans should not acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

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
         The prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code may apply to a Trust Estate and cause the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, the obligor under any Credit Enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Estate, including the Mortgage Loans and the other assets held in the Trust Estate, may also be deemed to be assets of each Plan that acquires Securities. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the Sponsor, the Master Servicer, any Sub-Servicer, the Trustee, the obligor under any Credit Enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of section 406(a) of ERISA, and from the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of securities in the initial issuance of Securities and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest (or Disqualified Persons) with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through Securities representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 is not available for mortgage pools that include Cooperative Loans and does not provide an exemption for Subordinate Securities.

         PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one- to four-family residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash." The Sponsor expects that each pool of Mortgage Loans (other than pools including Junior Lien Loans which are not in the second lien position, Cooperative Loans or Multi-Family Loans) will be a "mortgage pool" within the meaning of PTCE 83-1.

         PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Sponsor has been advised that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series consisting of only a single class of Securities; and (ii) Senior Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series in which there is only one class of Senior Securities; provided that the Securities described in clauses (i) and
(ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

         It is not clear whether all types of Securities that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Securities that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Strip Securities; or (b) Securities in a series including classes of Securities which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Securities evidencing an interest in a Trust Estate as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Securities representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Securities.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of 1% of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest or Disqualified Persons are fiduciaries.

         The Prospectus Supplement for a series will set forth whether the Trustee in respect of that series is affiliated with the Sponsor. If the Credit Enhancement mechanism for a series of Securities constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of 1% of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Sponsor has been advised that the second general condition referred to above will be satisfied. The Sponsor will not receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Securities must make its own determination as to whether (i) the Securities constitute "mortgage pool pass through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

         It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving the Trust Estate. The related Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMIC Securities-- Taxation of Holders of REMIC Residual Securities--Excess Inclusions."


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CONSULTATION WITH COUNSEL

         Any Plan fiduciary that proposes to cause a Plan to acquire or hold Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

         Certain classes of Securities offered hereby and by the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so, that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Sponsor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or

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
are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Securities will be applied by the Sponsor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities or will be used by the Sponsor for general corporate purposes. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Sponsor from such sale.

         The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the Sponsor with institutional investors through dealers; and

         3.   By direct placements by the Sponsor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Sponsor whose identities and relationships to the Sponsor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Sponsor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such series.

         The Sponsor anticipates that the Securities offered hereby will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Sponsor by Dewey Ballantine, New York, New York and by the office of the general counsel of the Sponsor.

                              FINANCIAL INFORMATION

         The Sponsor has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Sponsor will be provided by the Sponsor upon request with a copy of the most recent financial statements of the Sponsor.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                        Page

Accounts................................................................  41
Accrual Securities......................................................   6
Actuarial Loans.........................................................  20
ADVANTA Parent..........................................................  56
Affiliated Originators..................................................   4
Approved Guidelines.....................................................   9
APR.....................................................................  21
ARM Loans...............................................................  16
Balloon Amount..........................................................  26
Balloon Loans...........................................................  14
Balloon payments........................................................  19
Bankruptcy Bond.........................................................  52
Bankruptcy Loss.........................................................  50
Bankruptcy Loss Amount..................................................  50
Base Servicing Fee......................................................  57
Book-Entry Securities...................................................  37
Bulk Acquisition........................................................   9
Bulk Guidelines.........................................................  28
Buydown Account.........................................................  19
Buydown Agreement.......................................................  43
Buydown Funds...........................................................  19
Buydown Mortgage Loans..................................................  19
Buydown Period..........................................................  19
Cede....................................................................  12
Certificates............................................................   5
Closing Date............................................................  39
CLTV....................................................................  21
Code....................................................................  72
Colonial................................................................  56
Compensating Interest...................................................  45
Conduit Participants....................................................  31
Contracts...............................................................  23
Conventional Loans......................................................  18
Convertible Mortgage Loan...............................................  26
Cooperative Loans.......................................................  25
Cooperative Notes.......................................................  25
Credit Enhancement......................................................  42
Credit Enhancer.........................................................  18
Cut-Off Date............................................................  21
Date of Payment Loans...................................................  20
Debt Securities.........................................................  12
Debt Service Reduction..................................................  52
Defaulted Mortgage Loss.................................................  50
Deferred Interest.......................................................  14
Deficient Valuation.....................................................  52
Deleted Mortgage Loan...................................................  32
Delinquency Advances....................................................  45
Designated Depository Institution.......................................  41
Detailed Description....................................................  18
Determination Date......................................................  45
Direct or Indirect Participants.........................................  17

Disqualified Persons....................................................  84
Distribution Account....................................................  41
DOL.....................................................................  84
DOL Regulations.........................................................  84
DTC.....................................................................  12
Due Date................................................................  40
Eligible Investments....................................................  42
Equity Securities.......................................................  .6
ERISA...................................................................  11
ERISA Plans.............................................................  84
Exchange Act............................................................  12
Extraordinary Losses....................................................  51
FDIC....................................................................  31
Federal Corporations....................................................  31
FHA.....................................................................  23
FHLMC...................................................................  14
Financial Guaranty Insurance Policy.....................................  53
Financial Guaranty Insurer..............................................  53
FIRREA..................................................................  31
Fixed-Income Securities.................................................   6
FNMA....................................................................  14
Forward Purchase Agreement..............................................   9
Fraud Loss..............................................................  51
Fraud Loss Amount.......................................................  50
Funding Period..........................................................  40
Garn-St. Germain Act....................................................  70
Graduated payments......................................................  19
Grantor Trust Estate....................................................  72
Grantor Trust Fractional Interest Security..............................  73
Grantor Trust Securities................................................  11
Grantor Trust Strip Security............................................  73
Holder..................................................................  72
Home Improvement Loans..................................................  23
Indenture...............................................................   5
Indenture Trustee.......................................................   5
Index...................................................................  25
Indirect Participant....................................................  37
Insurance Paying Agent..................................................  53
Insurance Proceeds......................................................  41
Insured Payment.........................................................  53
Interest Rate...........................................................   6
Investment Company Act..................................................   8
IRAs....................................................................  84
IRS.....................................................................  74
Junior Lien Loans.......................................................  22
Letter of Credit........................................................  51
Letter of Credit Bank...................................................  51
Liquidated Mortgage Loan................................................  15
Liquidation Proceeds....................................................  15
Loan Purchase Price.....................................................  32
Lockout periods.........................................................  19
LTV.....................................................................  21
Manufactured Homes......................................................  23
Manufacturer's Invoice Price............................................  21
Master Commitments......................................................  30
Master Servicer.........................................................   2

Master Servicing Fee....................................................  57
Modified Loans..........................................................  26
Monthly pay.............................................................  18
Mortgage Asset Schedule.................................................  18
Mortgage Assets.........................................................  18
Mortgage Loans..........................................................   1
Mortgage Notes..........................................................  25
Mortgage Pool...........................................................   1
Mortgage Pool Insurance Policy..........................................  51
Mortgage pool pass-through certificate..................................  85
Mortgage Rate...........................................................  19
Mortgaged Properties....................................................  18
Mortgages...............................................................   9
Mortgagor...............................................................  14
Multi-family Loans......................................................  23
Net Liquidation Proceeds................................................  41
Net Mortgage Rate.......................................................  62
Note Margin.............................................................  25
Notes...................................................................   5
Originator's Retained Yield.............................................  25
Originators.............................................................   1
Participants............................................................  37
Parties in Interest.....................................................  84
Partnership Interests...................................................  12
Pass-Through Rate.......................................................  44
Paying Agent............................................................  44
Payment Date............................................................  .7
Percentage Interest.....................................................  44
Physical Certificates...................................................  36
Plan....................................................................  11
Plans...................................................................  84
Policy Statement........................................................  87
Pool Factor.............................................................  46
Pool Insurer............................................................  43
Pooling and Servicing Agreement.........................................   5
Pre-Funding Account.....................................................   9
Premium Security........................................................  82
Prepayment Assumption...................................................  75
Principal Prepayments...................................................  40
PTCE 83-1...............................................................  85
Purchase Obligation.....................................................  13
Qualified Replacement Mortgage..........................................  32
Qualified Retirement Plans..............................................  84
Rating Agencies.........................................................  12
Realized Loss...........................................................  50
Record Date.............................................................   7
Relief Act..............................................................  17
REMIC...................................................................   2
REMIC Regular Securities................................................  11
REMIC Regulations.......................................................  74
REMIC Residual Securities...............................................  11
REMIC Securities........................................................  72
REMIC Trust.............................................................  74
Remittance Date.........................................................  42
Remittance Period.......................................................   7
REO Property............................................................  48

Reserve Fund............................................................  52
Revolving Credit Line Loans.............................................  19
RTC.....................................................................  31
Rule of 78's............................................................  20
Rule of 78's Loan.......................................................  20
Securities..............................................................   1
Security Registrar......................................................  37
Securityholders.........................................................   1
Senior Lien.............................................................  21
Senior Securities.......................................................   6
Servicer................................................................  57
Servicing Advance.......................................................  45
Servicing Agreement.....................................................   5
Servicing Fee...........................................................  57
Settlement Date.........................................................  75
Single Family Loans.....................................................  22
SMMEA...................................................................  11
Special Hazard Amount...................................................  50
Special Hazard Insurance Policy.........................................  52
Special Hazard Insurer..................................................  52
Special Hazard Loss.....................................................  50
Sponsor.................................................................   1
Sponsor's Guidelines....................................................   9
Sponsor's Originator Guide..............................................   9
Statistic Calculation Date..............................................  21
Strip Securities........................................................   6
Sub-Servicing Account...................................................  40
Sub-Servicing Agreement.................................................  32
Subordinate Amount......................................................  50
Subordinate Securities..................................................   6
Subsequent Mortgage Loans...............................................   9
Subservicer(s)..........................................................   2
Tax Exempt Investor.....................................................  86
Tax-Favored Plans.......................................................  84
Title V.................................................................  71
Title VIII..............................................................  71
Trust...................................................................   1
Trust Agreement.........................................................   5
Trust Estate............................................................   1
Trustee.................................................................   4
U.S. Person.............................................................  83
UCC.....................................................................  37
Unaffiliated Originators................................................   4

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


                  U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

=======================================================

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             -----
              PROSPECTUS SUPPLEMENT
Available Information......................    S-2
Reports to the Certificateholders..........    S-3
Incorporation of Certain Documents by
  Reference................................    S-3
Summary....................................    S-4
Risk Factors...............................   S-35
The Portfolio of Mortgage Loans............   S-38
The Mortgage Loan Pool.....................   S-42
Prepayment and Yield Considerations........   S-62
Use of Proceeds............................   S-75
The Sponsor and the Master Servicer........   S-76
Description of the Certificates............   S-77
Credit Enhancement.........................   S-86
The Pooling and Servicing Agreement........   S-92
The Class A-6 Insurer......................   S-95
The Class A-6 Insurance Policy.............   S-97
Certain Federal Income Tax Consequences....   S-99
ERISA Considerations.......................  S-100
Ratings....................................  S-103
Legal Investment Considerations............  S-105
Underwriting...............................  S-105
Experts....................................  S-107
Certain Legal Matters......................  S-107
Index of Principal Defined Terms...........  S-108
                    PROSPECTUS
Summary of Prospectus......................      4
Risk Factors...............................     13
The Trusts.................................     18
The Mortgage Pools.........................     25
Mortgage Loan Program......................     27
Description of the Securities..............     34
Subordination..............................     49
Description of Credit Enhancement..........     50
Hazard Insurance; Claims Thereunder........     55
The Sponsor and the Transferor.............     56
The Master Servicer........................     56
The Pooling and Servicing Agreement........     56
Yield Considerations.......................     62
Maturity and Prepayment Considerations.....     64
Certain Legal Aspects of Mortgage Loans and
  Related Matters..........................     65
Certain Federal Income Tax Consequences....     72
ERISA Considerations.......................     84
Legal Investment Matters...................     87
Use of Proceeds............................     88
Methods of Distribution....................     88
Legal Matters..............................     89
Financial Information......................     89
Additional Information.....................     89
Index of Principal Definitions.............     90
Global Clearance, Settlement and Tax
  Documentation Procedures...............   Annex I

=======================================================
=======================================================

                             ADVANTA MORTGAGE LOAN
                                  TRUST 1997-2

                               $165,800,000 6.80%
                       Class A-1 Fixed Rate Certificates

                               $109,900,000 7.05%
                       Class A-2 Fixed Rate Certificates

                               $10,500,000 7.30%
                       Class A-3 Fixed Rate Certificates

                               $44,445,000 7.60%
                       Class A-4 Fixed Rate Certificates

                               $36,855,000 7.25%
                       Class A-5 Fixed Rate Certificates

              $280,000,000 Class A-6 Adjustable Rate Certificates

                         5.00% Class A-7IO Certificates

                               $13,650,000 7.55%
                       Class M-1 Fixed Rate Certificates

                               $24,150,000 7.70%
                       Class M-2 Fixed Rate Certificates

                               $14,700,000 8.05%
                       Class B-1 Fixed Rate Certificates

                                 Mortgage Loan
                           Asset-Backed Certificates
                                 Series 1997-2
                -----------------------------------------------
                             PROSPECTUS SUPPLEMENT
                -----------------------------------------------
                              MORGAN STANLEY & CO.
                                  Incorporated

                               J.P. MORGAN & CO.

                                LEHMAN BROTHERS

                              SALOMON BROTHERS INC
                                  May 22, 1997
            =======================================================